Current Report on Form 8-K

               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                      ---------------------

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  October 2, 1998

                       INAMED CORPORATION

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     (Exact name of registrant as specified in its charter)

     FLORIDA                  1-9741              59-0920629

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(State or other jurisdiction  (Commission         (IRS Employer
      of incorporation)       File Number)     Identification No.)

              3800 Howard Hughes Parkway, Suite 900
                    Las Vegas, Nevada  89109

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              Address of principal executive offices


Registrant's telephone number, including area code:  702/791-3388

                               N/A

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                              -----
 (Former name or former address, if changed since last report.)


Item 5.   OTHER EVENTS.

           On October 2, 1998, INAMED Corporation (the "Company") announced three developments relating to the Company's progress towards the completion of the mandatory class settlement (the "Settlement") of the breast implant litigation (the "Breast Implant Litigation"). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The three developments are:

                (i) the deposit into a court-supervised escrow account of all of the $31.5 million of consideration required under the terms of the previously announced settlement agreement, dated April 2, 1998, between the Company and the settlement class, which deposit consists of $3 million in cash, a $25.5 million promissory note and 426,323 shares common stock of the Company, $.01 par value per share (the "Common Stock"),

                (ii) the establishment of a schedule for moving forward with the Settlement, including the mailing of a Notice of Class Action and Proposed Settlement to settlement class members, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, and

                (iii) the completion of an approximately $8 million financing (the "New Financing") with Appaloosa Management, L.P. ("Appaloosa"), as Collateral Agent, a portion of which is being used to fund the $3 million cash deposit as required by the court-supervised escrow account, and the balance of which shall be applied to working capital purposes as well as certain capital projects.

            The New Financing consists of (i) the sale of approximately $8 million of the Company's 10% Senior Secured Notes due March 31, 1999 or, at the option of the Company as provided therein, September 1, 2000 (the "New Notes"), a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference, pursuant to the Note Purchase Agreement, dated as of September 30, 1998, between the Company, the parties listed on Exhibit A thereto and Appaloosa (the "Note Purchase Agreement"), a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference, and (ii) the issuance of 590,000 warrants to purchase Common Stock at an exercise price of $6.50 per share, expiring on September 1, 2002 (the "Loan Warrants"), a copy of which is attached hereto as Exhibit 99.5 and incorporated herein by reference. The Note Purchase Agreement contains customary representations and warranties and customary events of default, as well as covenants of the Company which include limitations on indebtedness, encumbrances, dividends and stock issuances as well as certain requirements of operating profit and tangible assets.

           Under the terms of the New Financing, Appaloosa, as collateral agent under the New Notes, was granted a first priority interest and lien on all of the assets of the Company and its subsidiaries. In that regard, the Company has entered into various security agreements with Appaloosa, including (i) a Security Agreement (the "Security Agreement"), dated as of September 30, 1998, a copy of which is attached hereto as Exhibit
99.6 and incorporated herein by reference, by which the Company pledged as collateral its assets on a first priority senior secured basis and (ii) a Guarantee and Security Agreement (the "Guarantee and Security Agreement"), dated as of September 30, 1998, a copy of which is attached hereto as Exhibit 99.7 and incorporated herein by reference, made by certain subsidiaries of the Company who, subject to certain limitations set forth therein, guarantee the obligations of the Company under the New Notes and the Note Purchase Agreement and pledged as collateral their assets on a first priority senior secured basis. In addition, certain foreign subsidiaries of the Company entered into a Guarantee Agreement (the "Guarantee Agreement) dated as of September 30, 1998, in favor of the holders of the New Notes, a copy of which is attached hereto as Exhibit 99.8 and incorporated herein by reference, guaranteeing the New Notes, subject to certain limitations set forth therein.

          In order to facilitate the transactions contemplated by the Note Purchase Agreement, the Company received the consent of the requisite holders of the Company's 11% Convertible Secured Notes Due January 1999 (the "Old Notes") to amend certain provisions of the Indenture between the Company and Santa Barbara Bank & Trust, as trustee (the "Trustee"), dated January 2, 1996, (as amended, the "Old Indenture"), including among other things, to increase the amount of Senior Indebtedness (as defined in the Old Indenture) allowed under the Old Indenture from $5 million to $8 million. In addition to the above, the Trustee and Appaloosa entered into an Intercreditor Agreement, dated as of September 30, 1998 (the "Intercreditor Agreement"), a copy of which is attached hereto as Exhibit 99.9 and incorporated herein by reference, pursuant to which the Trustee agreed to (i) the subordination of the Old Notes to the New Notes as to the right of payment and (ii) the subordination of the liens and security interests of the Trustee under the Old Indenture to the first priority liens and security interests of Appaloosa held pursuant to the New Notes.

          The Company also granted certain registration rights to holders of the New Notes under a Registration Rights Agreement, dated as of September 30, 1998, (the "Registration Rights Agreement"), a copy of which is attached hereto as Exhibit 9.10 and incorporated herein by reference, such that, among other things, the holders of at least 25% or more of the aggregate principal amount of the New Notes have the right, subject to certain limitations set forth therein, to require the Company to register the sale of the New Notes under the Securities Act of 1933, as amended. The Registration Rights Agreement also grants certain "piggyback" rights to participate in other registered offerings by the Company to holders of the New Notes.

           On October 7, 1998 the Company commenced an Exchange Offer (the "Exchange Offer") whereby the Company offered to exchange the outstanding Old Notes for a package of securities which consists of (i) the Company's Senior Subordinated Secured Notes due March 31, 1999, or, at the option of the Company as provided therein, September 1, 2000, in the aggregate principal amount of $19,605,715 (the "Exchange Notes"), to be issued in accordance with an Indenture between the Company and the Trustee (the "Subordinated Indenture"), (ii) warrants to acquire an aggregate of 3,671,616 shares of Common Stock of the Company with an exercise price of $5.50 per share, expiring October 1, 2002 (the "Exchange Warrants"), and (iii) warrants to purchase an aggregate of 500,000 shares of Common Stock of the Company with an exercise price of $7.50 per share, expiring on October 1, 2002 (the "Additional Warrants"). The Additional Warrants are being issued to all holders of the Old Notes regardless of whether or not they participate in the Exchange Offer, as part of the restructuring of the Company's senior debt and as an anti-dilution adjustment. The Exchange Offer is being accomplished pursuant to a Securities Exchange Agreement to be entered into between the Company and holders of the Old Notes (the "Securities Exchange Agreement"), and is expected to conclude in early November, 1998 (the failure to do so constituting an event of default under the Note Purchase Agreement).

           Under the terms of the Subordinated Indenture and the Securities Exchange Agreement, the Trustee, as representative of the holders of the Exchange Notes, will be granted a subordinated security interest and lien on all of the assets of the Company and its subsidiaries. In that regard, the Company will enter into various security agreements with the Trustee, including (i) a Subordinated Security Agreement by which the Company will pledge as collateral its assets on a secured basis and (ii) a Subordinated Guarantee and Security Agreement (the "Subordinated Guarantee and Security Agreement") to be made by certain subsidiaries of the Company who, subject to certain limitations set forth therein, will guarantee the obligations of the Company under the Exchange Notes and pledge as collateral their assets on a secured basis. In addition, certain foreign subsidiaries of the Company will enter into a Subordinated Guarantee Agreement (the "Subordinated Guarantee Agreement"), in favor of the holders of the Exchange Notes guaranteeing the Exchange Notes, subject to certain limitations set forth therein.

           As a result of the New Financing and assuming full participation in the Exchange Offer, the Company's capital structure includes $27.6 million of debt, at a blended interest rate of 10.7%, approximately 11 million shares of common stock outstanding and approximately 8.6 million warrants and options to purchase shares of Common Stock, for a total of approximately
19.6 million fully diluted shares. Upon the entrance of a final, non-appealable order from the court with respect to the Settlement of the Breast Implant Litigation, the Company would be in a position to raise approximately $34.7 million through the exercise of outstanding warrants.

           Finally, the Company has amended the Rights Agreement between the Company and U.S. Stock Transfer Company, dated as of June 2, 1997 (as amended, the "Rights Agreement"), to exempt Appaloosa and its affiliates from the application of certain provisions of the Rights Agreement to the acquisition of beneficial ownership of additional shares of Common Stock pursuant to the transactions described herein. A copy of Amendment No. 3 to the Rights Agreement is attached hereto as
Exhibit 99.11 and incorporated herein by reference.

     For additional information, reference is made to the news release and loan documents, which are attached hereto as exhibits.



Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

          (c)    EXHIBITS

          99.1  News Release of INAMED Corporation dated October
                2, 1998.

          99.2  Notice to Class Members

          99.3  New Note

          99.4  Note Purchase Agreement

          99.5  Form of Loan Warrant

          99.6  Security Agreement

          99.7  Guarantee and Security Agreement

          99.8  Guarantee Agreement

          99.9  Intercreditor Agreement

          99.10 Registration Rights Agreement

          99.11 Amendment No. 3 to Rights Agreement

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INAMED CORPORATION


Dated:  October 14, 1998      By: /s/ Richard G. Babbitt
                              Name:  Richard G. Babbitt
                              Title:  Chairman and Chief
                                      Executive Officer

                          EXHIBIT INDEX


          99.1  News Release of INAMED Corporation dated October
                2, 1998.

          99.2  Notice to Class Members

          99.3  Form of New Note

          99.4  Note Purchase Agreement

          99.5  Form of Loan Warrant

          99.6  Security Agreement

          99.7  Guarantee and Security Agreement

          99.8  Guarantee Agreement

          99.9  Intercreditor Agreement

          99.10 Registration Rights Agreement

          99.11 Amendment No. 3 to Rights Agreement

                                                     Exhibit 99.1

INAMED "Innovation and Medicine"        INAMED CORPORATION
                                        3800 Howard Hughes Parkway
                                        Suite 900
                                        Las Vegas, NV  89109
                                        (702) 791-3388
                                        Fax:  (702) 791-1922

Company Contact:    Richard G. Babbitt
                    (702) 791-3388

                    Ilan K. Reich
                    (212) 626-6800

          INAMED CORPORATION ANNOUNCES NEW DEVELOPMENTS
           IN SETTLEMENT OF BREAST IMPLANT LITIGATION

October 2, 1998 - Las Vegas, Nevada - INAMED Corporation (OTC
Bulletin Board: IMDC) announced today three important developments relating to the progress of its efforts to complete the mandatory class settlement of the breast implant litigation.

First, the Company has deposited into a court-supervised escrow account all of the $31.5 million of consideration required under the terms of the settlement agreement which was announced earlier this year. That consideration consists of $3 million of cash, a $25.5 million promissory note and 426,323 shares of common stock.

Second, a schedule has been established for moving forward with the settlement. Based on a recent status conference with Judge Sam C. Pointer, Jr., the Company expects the following dates to be set by the court: Within the next two weeks, notice of the fairness hearing would be mailed to class members; December 11, 1998 as the date for class members to file written objections; and January 11, 1999 as the date of the fairness hearing to consider final approval. In addition, the parties have agreed to extend until year-end the Company's time to satisfy certain obligations toward 3M Corporation under a previously-announced provisional agreement.

Finally, the Company has completed an $8 million financing with Appaloosa Management L.P., a portion of which is being used to fund the $3 million cash deposit into the court-supervised escrow account. The balance of the new monies will be available for working capital purposes and certain capital projects. The Company and Appaloosa Management L.P. have also agreed to restructure the Company's existing debt, as more fully described below.
Mr. Richard G. Babbitt, Chairman and Chief Executive Officer of the Company, stated: "Taken together, these activities reflect the steady progress which is being made toward completing the complex litigation settlement. We hope to achieve a final resolution of this matter early in the first quarter of 1999.
The new financing and restructuring with Appaloosa Management L.P. is another positive development, because it enables us to obtain all of the monies needed to pay for the litigation settlement while also extending the maturity of all of our debt."

The restructuring with Appaloosa Management L.P. extends the maturity of the existing $19.6 million of senior debt under certain circumstances until September 1, 2000. The $5.50 per share conversion feature of that debt was replaced with an equivalent number of new, four-year warrants to purchase common stock at $5.50 per share. In the event the settlement agreement becomes final and non-appealable, under certain circumstances those warrants would become immediately exercisable and the proceeds could be applied to redeem the $19.6 million of debt without penalty or to pay for the litigation settlement. The interest rate on that $19.6 million of debt remains at 11%, except that if the price of the common stock reaches $11 per share, the interest rate could decrease by up to 200 basis points.

The $8 million of new financing matures on March 31, 1999, but is extendable under certain circumstances until September 1, 2000. The interest rate is 10%. In connection with this new financing the Company issued 590,000 four-year warrants to purchase common
stock at $6.50 per share.   Finally, in connection with the
restructuring of the existing senior debt and as part of an anti-dilution adjustment, the Company issued to Appaloosa Management L.P. and the other debtholders new, four-year warrants to purchase 500,000 shares of common stock at $7.50 per share.

As a result of the new financing the Company's capital structure now includes $27.6 million of debt, at a blended interest rate of 10.7%; approximately 11 million shares of common stock currently outstanding; and approximately 8.6 million warrants and options to purchase shares. Accordingly, the Company now has a total of approximately 19.6 million fully diluted shares (an increase of approximately 1.1 million fully diluted shares as a result of the new financing arrangements).

Once the litigation settlement becomes final and non-appealable, approximately $34.7 million could be raised through the exercise of 5.6 million warrants at a blended price of $6.20 per share, with the proceeds to be available to finance the litigation settlement and retire debt.

INAMED Corporation is a global surgical and medical device company engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets.
                                                     Exhibit 99.2

                     UNITED  STATES  DISTRICT  COURT
                     NORTHERN  DISTRICT  OF  ALABAMA
                             Southern Division

In re:                          )
                                )
SILICONE GEL BREAST IMPLANTS    )  Master File No. CV 92-P-10000-S
PRODUCTS LIABILITY LITIGATION   )
(MDL-926)                       )
                                )
SANDY ALTRICHTER,, et al.,      )
              Plaintiffs;       )
                                )
     -vs.-                      )  Case No.  CV 97-P-11441-S
                                )
                                )
INAMED CORP., et al.,           )
              Defendants;       )

                     BREAST IMPLANT LITIGATION NOTICE

                    Please read this Notice carefully.
                      It affects your legal rights.

           NOTICE OF CLASS ACTION AND PROPOSED SETTLEMENT WITH
             INAMED CORPORATION AND RELATED PARTIES
   (INCLUDING McGHAN MEDICAL CORPORATION AND CUI CORPORATION)

TO:All  persons  who  have had breast implants1  manufactured  or sold by McGhan Medical Corporation, CUI Corporation (a/k/a Cox-Uphoff), INAMED Corporation or Minnesota Mining and Manufacturing Company (3M), and the spouses, parents, children, relatives, "significant others", representatives, estates, assignees and subrogees of such persons:

   The purpose of this notice is to inform you that the court has provisionally certified a mandatory, limited fund settlement class and preliminarily approved a proposed settlement with INAMED Corporation and its affiliates (including McGhan Medical Corporation and CUI Corporation) (collectively "INAMED"), to inform you of the settlement approval procedure, and to inform you of your rights in connection with the proposed settlement.

   In accordance with Rules 23(d) and 23(e) of the Federal Rules of Civil Procedure, you are notified of the following:

 . The court has provisionally certified a mandatory, limited fund settlement class, with no right of exclusion ("opt-out"), of which you may be a member;

 .  The  court  has preliminarily approved a $31,500,000  proposed class action settlement of all breast implant-related claims that class members have or may in the future have against
   INAMED and certain related parties (the "Released Parties");2

 . The court has scheduled the fairness hearing to commence on January 11, 1999, at 9:00 a.m. in Courtroom 8, United States
   Courthouse, 1729 Fifth Avenue North, Birmingham, Alabama;

 . The court has set December 11, 1998, as the deadline for class members to give notice of intent to appear and be heard at the fairness hearing, and to submit written comments on or objections to the class certification or the settlement;

 .  The   court   has   temporarily  enjoined   the   institution,
   prosecution or settlement of any claims against INAMED or the Released Parties that are covered by the proposed class settlement, pending a fairness hearing at which class members will have the opportunity to be heard on whether the class
   should   be  finally  certified  and  the  settlement  finally
   approved.   If the proposed settlement is approved and  INAMED
   fulfills all its obligations under the settlement, this injunction will be made permanent.

               I.  THE LITIGATION AND THE SETTLEMENT CLASS.

   1. Thousands of lawsuits claiming injuries resulting from breast implants are pending in many federal and state courts. On June 25, 1992, the Judicial Panel on Multidistrict Litigation transferred to the United States District Court for the Northern District of Alabama a series of federal cases seeking damages or injunctive relief for injuries allegedly resulting from breast implants. These cases, together with hundreds of cases later transferred by the Panel or filed in the Northern District of Alabama, are pending before the Honorable Sam C. Pointer, Jr., Chief Judge, as part of a coordinated proceeding captioned In re Silicone Gel Breast Implants Products Liability Litigation, MDL No. 926, Master File No. CV 92-P-10000-S. INAMED and the Released Parties have been named in many, but not all, of these cases as defendants.

   2. On June 2, 1998, the court provisionally certified one of these cases, Sandy Altrichter, et al., vs. INAMED Corp., et al., Case No. CV 97-P-11441-S, as a class action for settlement purposes on behalf of all persons, wherever located, who have or may in the future have claims against INAMED or the Released Parties based on breast implants implanted before June 1, 1993.

 . The class includes all persons who before June 1, 1993, underwent breast implant surgery in which they received silicone gel or saline breast implants manufactured or sold by INAMED Corporation or its affiliates, including McGhan Medical and CUI (formerly Cox-Uphoff).

 .  The  class  also  includes persons who before  June  1,  1993, underwent breast implant surgery in which they received silicone gel or saline breast implants manufactured or sold by  3M or its affiliates, including McGhan Medical/3M, insofar
   as   such  persons  have  asserted  or  may  assert  successor
   liability claims against INAMED or the Released Parties on account of such implants.
 . The class includes not only direct claimants (such as implant recipients), but also derivative claimants (such as spouses claiming loss of consortium), assigned claimants (such as health insurers asserting subrogation claims), and any other claimants who, by reason of personal, legal, economic or contractual relationships with breast implant recipients, have asserted or may assert claims against INAMED or the Released Parties.

 . The class includes persons who have or may have claims with respect to injuries not yet manifested.

 .  The  settlement,  if  approved, will release  breast  implant-
   related claims of any kind against INAMED or the Released Parties, whether under federal or state law, including claims
   for   personal  injury  or  death,  emotional  harm,   medical
   monitoring, economic loss, loss of support, society services or consortium, or punitive damages.

 .  The  settlement  is limited to claims against INAMED  and  the
   Released  Parties,  and does not cover  claims  against  other
   breast   implant   manufacturers,   distributors,   suppliers,
   doctors, hospitals or others against whom class members may have claims. Class members having unresolved claims against such entities or persons remain free to pursue them.

The size of the class cannot be fixed with any precision at this time. However, it is known that almost 44,000 implant recipients who registered with the Claims Office have notified the Claims Office that their only identifiable implants are INAMED implants and another 27,500 registered implant recipients notified the Claims Office that they had at least one INAMED implant in addition to implants from other manufacturers. In addition, there would be an unknown number of other persons, many of whom opted out of the original global settlement and have instituted suits in federal or state court against INAMED, who never registered with or provided information to the Claims Office.

   3. The court has designated Sandy Altrichter, Janell Crumley Black, Darlene Davis, Lois Hamilton, Rose Marie Hodges, and
Gloria Jones as Representative Plaintiffs for the class. The court has appointed the following attorneys experienced in breast implant and class action litigation as Settlement Class Counsel:

       Ralph I. Knowles, Jr.
       Leslie J. Bryan
       DOFFERMYRE, SHIELDS, CANFIELD, KNOWLES & DEVINE
       Suite 1600
       1355 Peachtree Street
       Atlanta, GA  30309

       Elizabeth J. Cabraser
       Heather A. Woodard
       LIEFF, CABRASER, HEIMANN & BERNSTEIN, LLP
       30th Floor, Embarcadero Center West
       275 Battery Street
       San Francisco, CA  94111

       Dianna Pendleton
       BLIZZARD & McCARTHY
       Lyric Center
       440 Louisiana, Suite 1710
       Houston, TX  77002-1689

       Ernest H. Hornsby
       FARMER PRICE HORNSBY & WEATHERFORD, LLP
       P. O. Drawer 2228
       Dothan, AL  36302

The  court  has  reserved the power to appoint  additional  class representatives  or  class counsel, or to  designate  appropriate
subclasses,   should   it  later  deem   such   appointments   or
designations appropriate.

   4. The court has provisionally certified the class as a mandatory, "limited fund" settlement class under Federal Rule of Civil Procedure 23(b)(1)(B), based on evidence that the costs and risks of litigating breast implant cases would quickly exhaust INAMED's limited resources, and that the $31,500,000 settlement fund, most of which will be provided as new capital by outside investors and which far exceeds INAMED's present ability to pay claims, would be unavailable to class members absent mandatory class certification.

   5. There is no right to opt out of a mandatory class action certified under Rule 23(b)(1)(B). The class serves as a vehicle for equitable distribution of all class members' claims in light of the limited available funds. Therefore, if you fall within the class definition described above, you are a member of the class and you cannot exclude yourself ("opt out"). This is so whether or not you have brought your own lawsuit in federal or state court, and whether or not you suffer from a medical condition associated with a breast implant inserted on or before June 1, 1993. If, after the fairness hearing described below, the court confirms the class certification and enters a judgment approving the proposed class settlement, you will be bound by that judgment.

   6. You have the right to comment on or object to the certification of the class and/or the terms of the proposed class settlement, provided you comply with the procedures and deadlines set forth in this notice.

   7. In order to preserve INAMED's assets and enhance its ability to fulfill the terms of the class settlement should it be approved, the court has entered an order temporarily enjoining class members from instituting, prosecuting or individually settling any claims against INAMED or the Released Parties that are covered by the proposed class settlement. This injunction does not preclude class members from pursuing or settling claims they may have against parties other than INAMED or the Released Parties. Further, should the class settlement with INAMED not be approved, class members will regain the right to pursue individual claims against INAMED or the Released Parties in existing or new cases. Any motions for relief from, and any direct or collateral challenges to, this injunction shall be made to this court.

   8. In provisionally certifying a mandatory class for settlement purposes and preliminarily approving the proposed settlement, the court has made no ruling on the propriety of class certification outside the settlement context. The court also has made no ruling as to the merits of the plaintiffs' underlying claims or INAMED's denials and defenses. Plaintiffs and their counsel have vigorously pursued the plaintiffs' claims, and INAMED has denied any wrongdoing or liability. This notice is not an expression by the court of any opinion on the likelihood of recovery by the plaintiffs or on the merits of any defense asserted by INAMED.

               II.  SUMMARY OF THE INAMED SETTLEMENT TERMS.

   The terms and conditions of the proposed settlement are contained in the Settlement Agreement between INAMED Corporation and Representative Plaintiffs, filed with the court on May 21, 1998. The Settlement Agreement is lengthy and complex. This notice is intended as a summary only. You may obtain a copy of the Settlement Agreement by following the procedures in "Examination of Papers" below.

Settlement Fund. INAMED has agreed to pay $31,500,000, plus interest as specified in the Settlement Agreement, into a court-supervised settlement fund. On October 2, 1998, INAMED deposited the full principal amount of this obligation with the court-appointed fund agent as follows:

       1. $3 million in cash;
       2. $3 million in common stock; and
       3. $25.5   million  in  an  interest  bearing  note   (the
          "Note").

Under the terms of the Settlement Agreement and the Note, both the common stock and the Note will be redeemable for cash at their combined face value ($28,500,000) on the later of April 30, 1999, or ninety-one days after a judgment approving the proposed class settlement becomes final and appeals, if any, have been exhausted. This fund will be increased by the amount of unused funds, of approximately $500,000, previously contributed by INAMED to an earlier proposed settlement fund, this enhanced fund being called the "increased class settlement fund."

If the class settlement is not approved, the parties are to be restored to their pre-agreement positions. The funds needed to pay INAMED's obligations under the Settlement Agreement are being provided through outside capital conditioned upon approval of the settlement and will not become assets of INAMED if the settlement is not approved.

Breast Implant Studies.  INAMED is required to provide Settlement
Class Counsel access to reports of ongoing research concerning breast implants and breast implant materials.

3M Contractual Indemnity Claims. The proposed settlement is conditioned on release by 3M of certain contractual indemnity claims that 3M asserts against INAMED's McGhan Medical subsidiary under an agreement by which McGhan Medical purchased 3M's breast implant business in 1984. McGhan Medical and 3M have entered into a separate agreement providing such a release in exchange for McGhan Medical's agreement to (1) pay 3M $3 million on the later of April 30, 1999, or ninety-one days after a judgment approving the proposed class settlement becomes final and appeals, if any, have been exhausted, (2) use that $3 million to obtain provisional releases of 3M from an agreed minimum number of claims asserted against 3M by persons with implants manufactured by McGhan Medical after its purchase of 3M's implant business (the "3M Condition"), and (3) assume limited continuing indemnification obligations going forward. If the 3M Condition is not satisfied or waived, the proposed class settlement will terminate. As of the date of this notice, INAMED has made substantial progress in obtaining the conditional releases needed to satisfy this condition and expects to have completed, or virtually completed, this task by year-end. Based on INAMED's showing in this regard and the desire of all parties not to delay the implementation of the settlement, the court has authorized the issuance of this notice scheduling the fairness hearing on the class settlement for January 11, 1999.

Other Contribution and Indemnity Claims. The proposed settlement is also conditioned on the court's inclusion, in its final approval order, of a finding that the settlement was made in good faith and a provision barring, under applicable state law, all statutory or common law claims for contribution or indemnification against INAMED or the Released Parties. The Settlement Agreement further provides that in jurisdictions whose laws may not provide for such a bar order, class members shall reduce any judgments they may obtain against third parties to the extent necessary to ensure that INAMED and the Released Parties do not have to pay anything to such third parties by way of contribution or indemnity.

Release. If the proposed settlement is approved, class members will forever release INAMED and the Released Parties (identified in Exhibit 2 of this notice) from any and all liability for any and all of the claims covered by the settlement (as described in Part I above). This release extends to all rights, claims, and causes of action, known or unknown, filed or unfiled, pleaded or not pleaded, suspected or unsuspected, concealed or unconcealed, for damages, medical monitoring, and injunctive or other relief (including punitive damages) relating to the covered claims. The release does not, however, extend to any claims you may have against any parties other than INAMED or the Released Parties. The Settlement Agreement fully reserves your rights to pursue any unresolved claims you may have against such other parties, except to the limited extent that the contribution and indemnification provisions described in the preceding paragraph may require you to reduce a judgment against a third party by the amount, if any, needed to ensure that INAMED and the Released Parties will not have to pay the third party anything by way of contribution or indemnification.

Exclusive Remedy. The proposed settlement, if approved, will be class members' exclusive remedy against INAMED and the Released Parties for claims covered by the settlement. INAMED and the Released Parties will have no liabilities relating to such claims other than their obligations under the Settlement Agreement. The judgment approving the settlement will legally bar class members from initiating, asserting, or prosecuting any settled claims against INAMED and the Released Parties.

                     III.  RECOMMENDATION OF COUNSEL

   1. Settlement Class Counsel have thoroughly investigated the merits of the claims against INAMED. Assisted by expert financial advisors, Ernst & Young LLP, they have also thoroughly investigated INAMED's financial condition, its ability to respond to the pending breast implant litigation, and its ability to raise funds to support a class settlement. Settlement Class Counsel have concluded that: (1) the continued prosecution of individual suits against INAMED through trial and appeals would require considerable expense and time, with a high degree of risk and uncertain prospects for recovery; (2) INAMED does not have sufficient financial resources or insurance to defend against and/or satisfy the thousands of claims pending against it; and
(3) the continued prosecution of separate actions by individual class members would result in only a very small number of class members being able to obtain compensation from INAMED and in tens of thousands of class members being deprived of any opportunity to obtain any compensation from INAMED. After considering all available alternatives, including allowing INAMED to go bankrupt, Settlement Class Counsel have reluctantly concluded that the proposed settlement is superior to such other alternatives and that in light of such alternatives, it is fair, adequate, reasonable, and in the best interests of class members.

   2. Although agreeing to the proposed settlement, INAMED has denied, and continues to deny, the claims and contentions in the Altrichter action and any wrongdoing or any legal liability of any kind. The proposed settlement and this notice are not to be construed as an admission of liability of any kind whatsoever by INAMED or the Released Parties. Notwithstanding this, INAMED recognizes that the costs and risks of litigating the thousands of breast implant claims pending against it far exceed its limited resources, and that settlement is therefore both necessary and appropriate from the company's standpoint.

                IV.  FUTURE ALLOCATION OF SETTLEMENT FUND.

   1. The Settlement Agreement does not specify any particular allocation of settlement proceeds. Instead, it leaves to later proceedings, after the entry of final judgment approving the settlement, the development of procedures for equitable allocation and distribution of the settlement fund to members of the class. The parties contemplate that, in order to minimize the cost of claim administration and maximize distributable benefits, the distribution procedures will be designed, to the extent feasible, to utilize the existing MDL 926 claims database and claims processing facilities, while at the same time permitting claims by class members who may not have previously provided appropriate information to the Claims Office. The Settlement Agreement expressly provides that the court shall retain jurisdiction to make such other orders as it deems appropriate to ensure that relevant interests are afforded adequate representation and the opportunity to be heard in such proceedings. Class members will be given notice and an opportunity to be heard before any final allocation or distribution decisions are made.

   2. The cost of this notice, all subsequent notice expenses, and all costs of claims administration will be paid from the increased class settlement fund, except that any cost of this providing this notice in excess of $400,000 will be borne by INAMED without any right to recoupment from the settlement fund.

   3. As of the date of approval of this notice, a group representing approximately two-thirds of the nation's health insurers had under review a proposal by INAMED and Settlement Class counsel to release all their potential subrogation claims against INAMED, the settlement fund, or individual class members for $750,000. If consummated, this agreement will result in a charge of $250,000 against the increased class settlement fund, with the balance to be separately paid by INAMED. Any subrogation claims by workers' compensation insurers and health care insurers or providers not so resolved shall be mailed to INAMED Settlement Proceedings (P. O. Box 2786, Birmingham, AL 35202-2785), postmarked no later than January 11, 1999. All such claims shall be clearly marked "Subrogation Claim" and shall specifically identify the individual Claimants by name and social security numbers and shall include with specificity the particulars of the subrogation claims for that class member. Each subrogation claim shall be filed in a separate document. After the expiration of the deadline for filing subrogation claims, the court will consider the payment of timely subrogation claims, after notice and opportunity to be heard by interested parties, from the amounts allocated from the settlement fund to the respective individual class members against whom subrogation has been asserted. The failure to timely assert claims as set forth above shall constitute a waiver of such claims.

   4.  As  of  the  date of approval of this notice,  the  United
States had under review a proposal that, in exchange for a separate payment of $25,000 by INAMED, it would agreed not to assert any direct or subrogation claim against INAMED and not to directly make against the settlement fund prior to distribution any lien claim upon amounts payable to class members. Acceptance by the United States of this proposal would facilitate distribution of payments from the settlement fund and, as a practical matter, would likely result in most situations in the United States not pursuing subrogation or similar claims against individual class members or their representatives, though, as a legal matter, it would not bar the United States from independently asserting and pursuing statutorily-authorized claims or relieve such persons from statutory obligations such as those imposed on Medicare recipients with respect to third-party recoveries.

                    V.  HOW YOUR RIGHTS ARE AFFECTED.

   As stated above, the INAMED settlement class is a mandatory class. If you fall within the definition of the class as described above, you are automatically a member of the class, and, although you may comment on or object to the class certification or the proposed settlement, you may not exclude yourself from the class and will be bound by the court's orders and judgments in the Altrichter action if the class is certified and the settlement is approved. For purposes of this settlement, class members are automatically represented by the Settlement
Class Counsel previously appointed by the court and identified above. You may hire an individual attorney, at your own expense, to intervene or appear on your behalf for the purpose of commenting on the matters contained in this notice, but you are not required to hire an attorney in order to appear, comment, or be heard at the fairness hearing, or to participate in the settlement if it is approved.

               VI.  ATTORNEYS' FEES AND EXPENSES.

   1. Settlement Class Counsel will not apply to the court for any award of attorney fees from the settlement fund for their services in negotiating the settlement or in representing the INAMED Settlement Class. Although Settlement Class Counsel may apply for reimbursement of their out-of-pocket expenses incurred in connection with the settlement, such expenses will not be paid unless first approved by the court as fair and reasonable. In view of the limited amount of available funds that can be provided by INAMED in relation to the number and potential amount of claims of class members, the Common Benefit Fund previously established to compensate plaintiffs' counsel for fees and expenses incurred for the "common benefit" has agreed to forego and waive its entitlement to an assessment and charge under Order No. 13 and subsequent orders against the settlement amount provided to INAMED class members.

   2. If you are separately represented by your own attorney, any claims by that attorney to a portion of any funds ultimately distributable to you from the settlement fund, for fees and expenses, will depend upon the terms of your agreement with that attorney, subject to court approval, and will not be paid separately out of the settlement fund. The court reserves the right to impose limitations upon the amount of fees that may be claimed by privately-retained attorneys with respect to amounts distributable under this settlement.

                        VII.  SETTLEMENT HEARING.

   1.  A  fairness hearing will be held in Courtroom 8,  Hugo  L.
Black Courthouse, 1729 Fifth Avenue North, Birmingham, Alabama, on January 11, 1999, at 9:00 a.m. to determine whether the Settlement Agreement is fair, reasonable, and adequate and should be approved by the court.

   2. At the hearing, any class member may appear in person or through counsel and may be heard in support of or in opposition to the certification of the mandatory settlement class and/or the fairness, reasonableness, and adequacy of the proposed settlement. If you wish to be heard at the fairness hearing, you must mail copies of your intention to appear and your written comments or objections, postmarked no later than December 11, 1998, to:

          INAMED Settlement Proceedings
          P.O. Box 2785
          Birmingham, AL 35202-2785

   3. You do not need to appear at the fairness hearing in order for your written comments or objections to be considered. The court will consider all comments or objections mailed to the above address and postmarked no later than the December 11, 1998, deadline. The court will not consider any comments or objections postmarked after that date.

   4. Any class member who does not timely mail an intention to appear or written comments or objections to the indicated post office box shall be deemed to have waived any objections and shall be foreclosed from later objecting (by appeal or otherwise) either to the certification of the class or to the proposed settlement. ANY CLASS MEMBER WHO DOES NOT OBJECT TO THE PROPOSED CLASS CERTIFICATION AND SETTLEMENT NEED NOT APPEAR AT THE HEARING OR SUBMIT ANY COMMENTS.

                      VIII.  EXAMINATION OF PAPERS.

   This Notice provides only a summary of the proposed class settlement, which is documented in a lengthy Settlement Agreement on file with the court. For a more detailed statement of the matters involved in the Altrichter action, including the claims asserted, the terms of the Settlement Agreement, and the basis for Settlement Class Counsel's recommendation of the settlement, you are referred to the papers on file under the caption Altrichter, et al. vs. INAMED Corp., et al., Civil Action No. CV 97-P-11411-S, which may be inspected during regular business hours at the office of the clerk of the United States District
Court in Birmingham, Alabama. The terms of the Settlement Agreement are also available for download on the internet at www.fjc.gov/BREIMLIT/mdl926.htm. You may also write for copies to Plaintiffs' Liaison Office, The Singer Building, 2008 2nd Avenue North, Birmingham, AL 35203. PLEASE DO NOT CONTACT THE COURT OR THE CLAIMS OFFICE. The Judge's office, the Clerk's office, and the Claims Office are not permitted to give legal advice.

   Dated: October 12, 1998.


                            /s/ Perry D. Mathis
                            Perry D. Mathis
                            Clerk
                                                        EXHIBIT 1

IMPLANT BRANDS OF INAMED AND AFFILIATED COMPANIES:

Biocell                         RHP (Round High Profile)
Biodimensional                  RLD (Round Low Profile DRIE)
Biospan                         RLP (Round Low Profile)
Cox Uphoff                      RTV/RTT (Smooth/Textured)
CZV/CRS         (Croissant      Ruiz-Cohen
Versafil                        RZV/SRV (Rectangular Versafil Tissue
  Low Profile)                    Expander)
DRI                             SCC (Cylindrical Tissue Expander)
DRIE                            SCS (Crescent Tissue Expander)
EHP     (Enhanced     High      SEE (Mini-crescent Tissue Expander)
Profile)                        SFS   (Saline  Fill  Skin  and   Tissue
FZV/SFV (Round Versafil LP      Expander)
  Tissue Expander)              SGO (Saline Gel Oval)
Gibney                          SGR (Saline Gel Round)
Intrashiel (manufactured        SLP (Single Lumen Adjustable)
  After 8/2/84)                 SLS   (Longitudinally   Curved   Tissue
Intravent                       Expander)
IOC (Cylindrical                SOE (Small Oval Tissue Expander)
  Intraoperative Tissue         SOS (Ear Shaped Tissue Expander)
  Expander)                     SPS (Pear Shaped Tissue Expander)
IOM (Intravent                  SRS (Rectangular Tissue Expander)
  Intraoperative Expander)      SSS (Spherical Tissue Expander)
IOS             (Spherical      SWS (Wedge Shaped Tissue Expander)
Intraoperative                  SZR (Round Low Profile Sizer)
  Tissue Expander)              TLL (Triple Lumen Round)
Magna-Site                      Tri-Lumen
Maxwell                         TRL (Tri-Lumen Implants)
McGhan (manufactured after      TSO (Triple Lumen Low Profile Oval)
  8/2/84)                       TSR (Triple Lumen Round Low Profile)
MFE      (Man     Facelift      UHP
Expander)                       Ultra High Performance
Microcell                       Versafil
OHP (Oval High Profile)
OLP (Oval Low Profile)
RCP     (Round     Conical
Profile)
RCR (Ruiz-Cohen Expanders)
RDD (Reserve Double Lumen
  DRIE)
RDL (Reverse Double Lumen)
RDL-XPAND
RDX (Round Double Lumen)
Reverse Double Lumen
RHD (Round High Profile)




IMPLANT  BRANDS OF 3M and MMC/3M (HERE DEFINED AS INAMED IMPLANTS
FOR  THE  LIMITED PURPOSE OF RELEASING CLAIMS AGAINST INAMED  AND
THE RELEASED PARTIES BASED ON SUCH IMPLANTS):

3M
McGhan (manufactured before 8/3/84)
Intrashiel (manufactured before 8/3/84)
Natrashiel
                                                             EXHIBIT 2

RELEASED PARTIES

Biodermis Corporation
Biodermis Ltd.
BioEnterics Corporation
BioEnterics Latin America
BioEnterics, Ltd.
Bioplexus Corporation
Bioplexus Ltd.
Lawrence Birnbaum
Chamfield Ltd.
CUI Corporation
   (f/k/a Cox-Uphoff International Corporation)
   (a/k/a Cox-Uphoff Corporation)
Jack Fisher
Flowmatrix Corporation
INAMED B.V.
INAMED B.V.B.A.
INAMED B.V.(R.O.R.)
INAMED Corporation
INAMED do Brasil LTDA
INAMED Development Company
INAMED GmbH
INAMED Japan
INAMED Ltd.
INAMED Medical Group
INAMED S.A.
INAMED S.A.R.L.
INAMED S.R.L.
Innovative Surgical Products, Inc.
Ron E. Iverson
G. Patrick Maxwell
Donald K. McGhan
McGhan Limited
McGhan Medical Asia/Pacific
McGhan Medical Corporation, a California corporation
McGhan Medical Mexico, S.A. de C.V.
Medisyn Technologies Corporation
Medisyn Technologies Ltd.
Silicone Engineering, Inc.
Scott L. Spear
Specialty Silicone Fabricators, Inc.
John B. Tebbetts
John L. Williams


Corporate "Released Parties" listed above include their respective parents, subsidiaries and affiliates, each of their predecessors, successors and assigns (provided that 3M and MMC/3M, insofar as they may be considered predecessors of MMC, are expressly excluded from the definition of "Released Parties" herein), and each of their current and former officers, directors, employees, agents and attorneys, acting in their capacities as such and/or in connection with INAMED or INAMED Breast Implants.

                                                     Exhibit 99.3


                       INAMED CORPORATION

      FORM OF 10.00% SENIOR SECURED NOTE DUE MARCH 31, 1999

     THE INTEREST RATE SET FORTH BELOW IS SUBJECT TO INCREASE IN
ACCORDANCE WITH THE LETTER AGREEMENT, DATED AS OF SEPTEMBER 30,
1998, BETWEEN INAMED CORPORATION AND APPALOOSA MANAGEMENT, L.P.

     THE TRANSFER OF THIS NOTE IS RESTRICTED BY AND PURSUANT TO A NOTE PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THIS INSTRUMENT WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY AND AMOUNT OF ORIGINAL ISSUE DISCOUNT, CONTACT THE EXECUTIVE VICE PRESIDENT OF INAMED CORPORATION AT (702) 791-3388

No. R-___
[DATE]__________________

          FOR VALUE RECEIVED, the undersigned, INAMED CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the state of Florida, hereby promises to pay to __________________________, or registered assigns, the principal sum of $_____________ DOLLARS on March 31, 1999 subject to extension as provided below (the "Maturity Date"), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 10.00% per annum from the date hereof, payable quarterly, on December 31, March 31, June 30 and September 30 in each year, commencing with December 31, 1998, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal or during any period in which an Event of Default has occurred and is continuing, any overdue payment of any amount due hereunder or during any period in which an Event of Default has occurred and is continuing, payable quarterly as aforesaid, at a rate per annum from time to time equal to 350 basis points per annum above the rate of interest stated in clause (a) hereof. Notwithstanding the foregoing, so long as no Event of Default (as defined in the Note Purchase Agreement (as defined below)) shall have occurred and be continuing, the Company may, at its option, extend the Maturity Date to September 1, 2000 by delivering to the holder of this Note a written notice of such extension (in the manner provided in Section 11.6 of the Note Purchase Agreement) prior to January 1, 1999.

          Payments of principal of, interest on and any Premium (as defined below) with respect to this Note are to be made in lawful money of the United States of America in Las Vegas, Nevada at the principal office of INAMED Corporation in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. "Premium" shall mean any amount (other than principal or interest) due in respect of the Notes pursuant to the Note Purchase Agreement (as defined below).

          This Note is one of the Senior Secured Notes (the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 30, 1998 (as from time to time amended, supplemented or otherwise modified, the "Note Purchase Agreement"), among the Company, the purchasers listed on Exhibit A thereto and Appaloosa Management, L.P., as Collateral Agent. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in Sections 3.1, 3.2 and 3.3 of the Note Purchase Agreement and to have agreed to be bound by the restrictions on transfer set forth in Section 11.11 of the Note Purchase Agreement.

          This Note is a registered note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary or held liable for allocations of income, losses, gains, deductions or credits, which are made in good faith to such registered holder.

          The Company will make required payment of principal, at the Maturity Date, on March 31, 1999 or September 1, 2000, as specified herein and in the Note Purchase Agreement. This Note is also subject to optional and mandatory prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          The Company's obligations under this Note and the Note Purchase Agreement are secured by a security interest in certain assets of the Company pursuant to the Security Agreement and by a security interest in certain assets of certain of the Company's Subsidiaries pursuant to the Guarantee and Security Agreement (each, as defined in the Note Purchase Agreement).

          The Company's obligations under this Note and the Note Purchase Agreement are guaranteed by certain of the Company's Subsidiaries (as defined in the Note Purchase Agreement) under a Guarantee and Security Agreement and a Guarantee Agreement (each, as defined in the Note Purchase Agreement).

          If an Event of Default, as defined in the Note Purchase
Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Premium) and with the effect provided in the Note Purchase Agreement.

          The Company hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Note, the Note Purchase Agreement, the Security Agreement, the Guarantee and Security Agreement, the Guarantee Agreement or the Registration Rights Agreement (as defined in the Note Purchase Agreement).

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          If any action, proceeding or litigation shall be brought by the holder of this Note in order to enforce any right or remedy under this Note, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

                              INAMED CORPORATION

                              By:/s/ Ilan K. Reich
                              Name:  Ilan K. Reich
                              Title: Executive Vice President

                                                     Exhibit 99.4


                     NOTE PURCHASE AGREEMENT

                              AMONG

                       INAMED CORPORATION,

            THE PURCHASERS LISTED ON EXHIBIT A HERETO

                               AND

                   APPALOOSA MANAGEMENT, L.P.,

                       as Collateral Agent
                 Dated as of September 30, 1998
           THIS NOTE PURCHASE AGREEMENT, dated as of September 30, 1998 (this "Agreement"), among INAMED CORPORATION, a Florida corporation (the "Company"), the parties listed on Exhibit A hereto (each such party, a "Purchaser" and collectively, the "Purchasers") and APPALOOSA MANAGEMENT, L.P., as Collateral Agent (the "Collateral Agent").

               WHEREAS, the Company has entered into (i) a Settlement Agreement, dated April 2, 1998 (the "Class Action Settlement Agreement"), which provides, among other things, for the settlement of certain claims against the Company arising out of the litigation in the United States District Court for the Northern District of Alabama, Southern Division stylized as "Silicone Gel Breast Implant Products Liability Litigation (MDL926)," (the "Breast Implant Litigation") and (ii) an agreement with 3M, dated as of April 16, 1998 (the "3M Agreement"), which provides, among other things, for the resolution of certain indemnification claims of 3M against the Company relating to the Breast Implant Litigation and for the Company to obtain certain releases (the "Releases");

               WHEREAS, on June 2, 1998, the United States
District Court for the Northern District of Alabama issued a court order preliminarily approving the Class Action Settlement Agreement and the 3M Agreement (the "June 2, 1998 Court Order");

               WHEREAS, in order to finance certain of its obligations under the Class Action Settlement Agreement and the 3M Agreement and to finance certain of its working capital requirements, the Company has requested the Purchasers to loan the Company $8,000,000 (the "Loan") by purchasing the 10.00% Senior Secured Notes due March 31, 1999 or, at the option of the Company exercised as provided therein, September 1, 2000 (the "Notes"), and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share (the "Loan Warrants");

               WHEREAS, upon the terms and subject to the conditions contained in this Agreement and in the other Transaction Documents (as hereinafter defined), the Purchasers are willing to make the Loan to the Company by purchasing the principal amount of Notes set forth opposite such Purchaser's name in Exhibit A and the number of Loan Warrants set forth opposite such Purchaser's name in Exhibit A;

               WHEREAS, in connection with the purchase and sale of the Notes, after the date hereof the Company will consummate an Exchange Offer (the "Exchange Offer") for its issued and outstanding 11% secured convertible notes due January, 1999 (the "Old Notes") by exchanging therefor (i) the Company's 11.00% Senior Subordinated Secured Notes due March 31, 1999 or, at the option of the Company as provided therein, September 1, 2000, in the form of Exhibit B (the "Exchange Notes"), (ii) Warrants in the form of Exhibit C to acquire up to 3,671,616 shares of Common Stock with an exercise price of $5.50 per share (the "Exchange Warrants") and (iii) Warrants in the form of Exhibit D to acquire up to 500,000 shares of Common Stock with an exercise price of $7.50 per share (the "Additional Warrants"); and

          WHEREAS, the Purchasers and the Company desire to provide for the purchase and sale of the Notes and the Loan
Warrants and to establish various rights and obligations in connection therewith.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein set forth, the parties hereto agree as follows:

     1.   Issuance and Sale of Notes.
          1.1. Authorization of Notes; Definitions.
The Company has authorized the issuance and sale of the Notes and the Loan Warrants. The Notes shall be in the form of Exhibit 1.1A hereto and the Loan Warrants shall be in the form of Exhibit 1.1B hereto. Certain capitalized terms used in the Agreement are defined in Section 9 hereof; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

          1.2. Issuance, Purchase and Sale of Notes.
Upon the terms and subject to the conditions set forth herein, the Company is selling to the Purchasers and the Purchasers are purchasing from the Company (i) Notes in the aggregate principal amount of Eight Million Dollars ($8,000,000) and (ii) the Loan Warrants, for an aggregate purchase price of $8,000,000 in cash (the "Purchase Price"). The Company and the Purchasers agree that for U.S. federal, state and local income Tax purposes, the portion of the Purchase Price allocable to the Loan Warrants is $300,000.00 and the portion allocable to the Notes is $7,700,000.00, and the Company and the Purchasers shall take no position inconsistent with such allocation. The closing of the transactions contemplated hereby (the "Closing") is taking place simultaneously herewith at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York.

          1.3. Deliveries by the Company.
At the Closing, the Company is delivering to each Purchaser (and to such other parties as otherwise set forth below) the following:

                  (i)    duly executed Notes in the principal
           amounts set forth opposite such Purchaser's name on Exhibit A hereto;

                  (ii)   duly executed Loan Warrants to
           purchase shares of Common Stock in the amounts set forth opposite such Purchaser's name on Exhibit A hereto;

                  (iii)  an opinion of the Company's counsel,
           dated as of the date hereof, addressed to such Purchaser in the form of Exhibit 1.3(iii) hereto;

                  (iv)   an Officers' Certificate, dated as of
           the date hereof, certifying that the representations and warranties contained in Article 2 hereof are true and correct;

                  (v)    good standing certificates for the
           Company and each of its Material Subsidiaries, dated no earlier than ten days prior to the date hereof, from the jurisdiction in which each is incorporated;

                  (vi) a copy of the resolutions of the board of directors of the Company and each of its Material Subsidiaries (as applicable) authorizing the execution of each of the Transaction Documents and the performance of the transactions contemplated in the Transaction Documents which shall be certified as true, correct and effective as of the date hereof by the Secretary or Assistant Secretary of the Company or such Material Subsidiary;

                  (vii)  duly executed copies of the Guarantee
           and Security Agreement, the Guarantee Agreement, the Security Agreement, and the Registration Rights Agreement in the forms attached hereto as Exhibits 1.3(vii) A, B, C, and D, and copies of any other Collateral Documentation including Financing Statements required to perfect the Holders' first priority security interest in the Collateral;

                  (viii) evidence, satisfactory to each
           Purchaser, of the commencement of the Exchange Offer;

                  (ix)   a copy of the Rights Plan as in effect
           on the date hereof and, which is attached hereto as
           Exhibit 1.3(ix);

                  (x)    a duly executed copy of the
           Intercreditor Agreement, in the form attached hereto as Exhibit 1.3(x);

                  (xi) the placement fee of $100,000 to Libra Investments in immediately available funds by wire transfer to one or more accounts designated by Libra Investments on or prior to the date hereof and the placement fee of $200,000 to Appaloosa to be deducted from the portion of the Purchase Price to be paid by Appaloosa at the Closing; and

                  (xii)  such other instruments and documents
           as reasonably requested by each Purchaser.


          1.4. Deliveries by the Purchasers.

At the Closing, each Purchaser is delivering to the Company (or to such other parties as otherwise set forth below) the following:

                  (i)   the amount set forth opposite such
Purchaser's name in Exhibit 1.4(i), such amount being equal to the pro-rata portion of the Purchase Price allocable to such Purchaser for the principal amount of Notes and the Loan Warrants being purchased by such Purchaser as set forth opposite such Purchaser's name in Exhibit A hereto, and less, in the case of Appaloosa, (i) the placement fee of $200,000, (ii) $3,000,000 to be wire transferred in immediately available funds at the Closing to Edgar C. Gentle, III (the "Escrow Agent") pursuant to the Escrow Agreement, dated as of October 1, 1998, by and between the INAMED Settlement Fund by and through the Settlement Class Counsel, the Company and the Escrow Agent (the "Escrow Agreement") and (iii) its costs and expenses (including the reasonable fees and expenses of its counsel, Fried, Frank, Harris, Shriver & Jacobson and accountants, which amounts shall be wire transferred by Appaloosa in immediately available funds to one or more accounts designated by such parties on or prior to the date hereof); and

                  (ii)  a duly executed copy of the Registration
Rights Agreement.

     2.   Representations and Warranties of the Company.
          The Company represents and warrants to each Holder as follows:

          2.1. Organization and Qualification.
Each Credit Party is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Except as set forth on Schedule 2.1, each Credit Party is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect.

          2.2. Due Authorization.
Each Credit Party has all right, power and authority to enter into, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each Transaction Document by each Credit Party party thereto and the performance by such Credit Party of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes, the Loan Warrants, the Exchange Notes, the Exchange Warrants and the Additional Warrants by the Company) and compliance by each such Credit Party with all the provisions of each Transaction Document (as applicable) have been duly authorized by all requisite corporate proceedings on the part of each Credit Party. Each of the Transaction Documents (other than the Exchange Offer Documents) has been duly executed and delivered on behalf of each Credit Party party thereto, and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by general principles of equity relating to creditors' rights generally.
The Company has furnished to each Purchaser true and correct copies of the Company's Certificate of Incorporation and By-Laws as in effect on the date of this Agreement, copies of which are attached hereto as Exhibits 2.2(i) and 2.2(ii). In addition, the Company has furnished to each Purchaser a true and correct copy of the Proxy Statement, relating to the solicitation of votes to approve the Reincorporation Merger, filed by the Company with the SEC on September 18, 1998, a copy of which is attached hereto as
Exhibit 2.2(iii) (the "Proxy Statement").

          2.3. Subsidiaries.
(a) Schedule 2.3(a) contains (except as noted therein) complete and correct lists (i) of the Company's Material Subsidiaries, showing, as to each Material Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other of the Company's Subsidiaries, and (ii) of the Company's directors and senior officers.

          (b) Except as set forth in Schedule 2.3(a), all of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary shown in Schedule 2.3(a) as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another of its Subsidiaries free and clear of any Lien.

          (c) There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Company or any of its Subsidiaries may be required to issue, sell, repurchase or redeem any of its capital stock or other equity interests in any of the Company's Subsidiaries.

          (d) The Company has furnished to each Purchaser true and correct copies of the charter, by-laws and/or other organizational documents of each of the Company's Material
Subsidiaries, as in effect on the date of this Agreement, copies of which are attached hereto as Exhibit 2.3(d).

          (e) Schedule 2.3(e) contains (except as noted therein) a complete and correct list of all of the Company's Non-
Significant Subsidiaries.

          2.4. SEC Reports Correspondence.
Except as set forth in Schedule 2.4, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act from and after January 1, 1995; and the Company has furnished each Purchaser true and complete copies of all annual reports, quarterly reports, proxy statements and other reports under the Exchange Act filed by the Company from and after such date, each as filed with the SEC (collectively, the "SEC Reports"). Except as set forth on
Schedule 2.4, each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports which relate specifically to the Company and/or any of its Subsidiaries and which individually or in the aggregate may have a Material Adverse Effect. The Company has made available for inspection by each Purchaser copies of all correspondence between the Company and the SEC from and after January 1, 1996.

          2.5. Financial Statements.

Except as set forth in Schedule 2.5, the financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with GAAP consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which were material in amount or effect). Except as set forth in Schedule 2.5 or the SEC Reports, the Company has no liabilities or obligations, contingent or otherwise, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's balance sheet as of December 31, 1997 included in the SEC Reports or (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 1997 which individually or in the aggregate do not have a Material Adverse Effect. Since December 31, 1997, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course and there has not been individually or in the aggregate any Material Adverse Effect, other than changes disclosed in the SEC Reports or otherwise set forth in Schedule 2.5 hereto.

          2.6. Litigation.

(a) Except as set forth in Schedule 2.6 hereto or as disclosed in the SEC Reports, there is no action, suit, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity.

          (b) Except as set forth in Schedule 2.6 or as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is in default under or in breach of any order of any court, arbitrator or governmental entity, and neither the Company nor any of its Subsidiaries is subject to or a party to any order of any court or governmental entity arising out of any action, suit or proceeding under any Law.

          2.7. Title to Properties; Insurance.
(a) Except as set forth in Schedule 2.7(a), the Company and each of its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all Liens and encumbrances, except as sold or otherwise disposed of in the ordinary course of business and except for such Liens and encumbrances which would not cause a Material Adverse Effect.

               (b) Schedule 2.7(b) sets forth a complete and correct list of all insurance coverage carried by the Company or its Subsidiaries, the carrier and the terms and amount of coverage. All of the material assets of the Company and the Company's Subsidiaries and all aspects of the Company's and its Subsidiaries' businesses that are of insurable character are covered by insurance with insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy maintained by it. All such policies and other instruments are in full force and effect and no premiums with respect thereto are past due and owed. Except as set forth in Schedule 2.7(b), neither the Company nor any of its Subsidiaries has failed to give any notice or present any material claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies, neither the Company nor any of its Subsidiaries has otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company or any of its Subsidiaries under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. Neither the Company nor any of its Subsidiaries has received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by the Transaction Documents will not result in any such termination or premium increase. The Company does not maintain directors' and officers' insurance.

          2.8. Governmental Consents, etc.

            No Credit Party is required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any Governmental Entity or third party as a condition to or in connection with the valid execution and delivery of any of the Transaction Documents or the valid offer, issue, sale or delivery of the Notes or the Loan Warrants, or the performance by any such Credit Party of its obligations in respect of any thereof, except for filings required pursuant to state and federal securities laws to effect any registration of securities pursuant to the Registration Rights Agreement, the Financing Statements, and filings to be made with the U.S. Patent and Trademark Office or the U.S. Copyright Office to perfect the Holders' first priority security interest in the Intellectual Property constituting Collateral under the Collateral Documentation, and except for the filing on Form 8K under the Exchange Act to report the consummation of the transactions contemplated hereby.

          2.9. Holding Company Act and Investment Company Act.
No Credit Party is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          2.10.     Taxes

          .  Except as set forth in Schedule 2.10:

               (a) The Company and its Subsidiaries are each members of the affiliated group (as defined in Code Section 1504) filing a consolidated federal income Tax Return of which the Company is the common parent. The Company and its Subsidiaries
(i) have timely filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or its Subsidiaries, all of which Tax Returns are true, correct and complete in all material respects; (ii) have within the time and manner prescribed by Law paid all Taxes, required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established and maintained on their respective books and records, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the date hereof; and
(iv) have not received notice of any deficiencies for any Tax from any Governmental Authority against the Company or any of its Subsidiaries, which deficiency has not been satisfied. Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing audit or judicial or administrative proceeding relating to Taxes, nor is any such audit pending or, to the Company's Knowledge, threatened. With respect to any taxable period ended prior to December 31, 1992, all Tax Returns including the Company or any of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. The accruals and reserves for Taxes on the December 31, 1997 Balance Sheet are complete and adequate in all material respects to cover the liability of the Company and its Subsidiaries for Taxes through such date. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its Subsidiaries (other than Liens for Taxes not yet due). No claim has been made or threatened in writing, and no claim has, to the Company's Knowledge, otherwise been made or threatened, by a Governmental Authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation. Neither the Company nor any of its Subsidiaries is or has been a party to any Tax Sharing Agreement.

               (b) The Company and its Subsidiaries have duly withheld or collected all Taxes required by law to have been withheld or collected (including Taxes required by law to be withheld or collected in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party) and any such amounts required to be remitted to a Governmental Authority have been timely remitted.

          2.11.     Compliance with ERISA

          . The Company has provided or made available to each Purchaser, or has caused to be provided to each Purchaser
(i) current, accurate and complete copies of all documents embodying or relating to each employee benefit plan (within the meaning of Section 3(3) of ERISA) and each Employee Agreement, including all amendments thereto, and trust or funding agreements with respect thereto (excluding any grantor trusts established to hold assets subject to the claims of Seller's creditors) maintained or contributed to by and Credit Party or any ERISA Affiliate; and (ii) all summary plan descriptions and communications of any material modifications to any employee or employees relating to any employee benefit plan (within the meaning of Section 3(3) of ERISA) or Employee Agreement maintained by any Credit Party or any ERISA Affiliate. Schedule
2.11 sets forth a complete and correct list of all employee benefit plans and Employee Agreements described in clause (i) above. Each employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or contributed to by any Credit Party or any ERISA Affiliate has been established and operated in accordance with terms thereof and all other applicable laws, including, but not limited to the Code and ERISA. Neither any Credit Party nor any ERISA Affiliate presently sponsors, maintains, contributes to, or is required to contribute to, nor has any Credit Party nor any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section
412 of the Code.   Neither any Credit Party nor any ERISA
Affiliate has ever maintained or contributed to or been required to maintain or contribute to any employee welfare benefits plan (within the meaning of Section 3(1) of ERISA) which provides for post-retirement medical or other welfare-type benefits and has no liability for any such benefits to any present or former employee.

          2.12.     Intellectual Property Rights

          . Except as disclosed on Schedule 2.12 hereto, to the Company's Knowledge, (i) the Company or one of its Subsidiaries owns or has the right to use pursuant to license, sub-license, agreement or permission all of its Intellectual Property; and
(ii) neither the Company nor any of its Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect, and the Company has no Knowledge of any claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party). To the Company's Knowledge, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company or any of the Company's Subsidiaries.

          2.13.     Possession of Franchises, Licenses, Etc.

            Each Credit Party possesses all franchises, certificates, licenses, permits and other authorizations from Governmental Entities and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of their respective properties and assets, except for those the absence of which would not individually or in the aggregate have a Material Adverse Effect, and no Credit Party is in violation of any thereof, except for violations which would not cause a Material Adverse Effect.

          2.14.     Compliance with Laws

          . Each Credit Party is in compliance with all applicable Laws including, without limitation, those relating to protection of the environment, employment opportunity and employee safety, except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect. No injunction, order or other decree has been issued nor any Law enacted which prevents, nor does any Law prohibit the consummation of the transactions contemplated by any of the Transaction Documents.

          2.15.     Conflicting Agreements and Charter Provisions

          . Other than the Class Action Settlement Agreement, no Credit Party is a party to any Contract or is subject to any charter or By-Law provision or any judgment or decree which individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of any of the Transaction Documents, nor the issuance of the Notes or the Loan Warrants, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in the creation of any Lien, or result in any violation of, the Certificate of Incorporation or By-Laws or other organizational documents of any Credit Party or any Contract of any Credit Party except where such conflict, breach, right of termination, default, Lien or violation would not cause a Material Adverse Effect. No Credit Party is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money, or is in default under any of its Contracts except, in the case of Contracts, where such default would not cause a Material Adverse Effect.

          2.16.     Capitalization

          . The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which, as of the date hereof, 10,990,290 shares were issued and outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of Capital Stock of the Company is entitled to preemptive rights. Except for the Old Notes and the warrants and options listed on Schedule 2.16 hereto, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or Contracts, by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock. Immediately following the consummation of the transactions contemplated hereby, the Company's capitalization will be as set forth in Schedule 2.16. The Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders since January 1, 1995.

          2.17.     Disclosure

          . Neither any Transaction Document nor any Schedule thereto, nor any certificate furnished to any Purchaser by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated thereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          2.18.     Offering of Notes

          . Neither the Company nor any Person acting on its behalf has offered the Notes or the Loan Warrants or any similar securities of the Company for sale to, solicited any offers to buy the Notes or the Loan Warrants or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchasers and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or, except as contemplated hereby will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Notes or the Loan Warrants under the Securities Act) which could reasonably be expected to subject the offering, issuance or sale of the Notes or the Loan Warrants to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

          2.19.     Existing Indebtedness; Future Liens

               . (a) Schedule 2.19 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof. Neither the Company nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. None of the Company's 4% convertible debentures, due January 30, 2000, are outstanding.

          (b) No Credit Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Lien.

          2.20.     Environmental Matters

          . No Credit Party has Knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Credit Party or any of its real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as otherwise set forth in Schedule 2.20, (i) no Credit Party has Knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or affecting real properties now or formerly owned, leased or operated by any of them or to other assets or their use; (ii) except as set forth on
Schedule 2.20, no Credit Party has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws; and (iii) all buildings on all real properties now owned, leased or operated by any Credit Party are in compliance with applicable Environmental Laws; except in each case for such occurrences which would not cause a Material Adverse Effect.

          2.21.     Solvency

          . No Credit Party is, and after giving effect to the purchase of the Notes and the application of the proceeds therefrom will be, insolvent within the meaning of Title 11 of the United States Code or any comparable state law provision.

          2.22.     Labor Relations

          . Except as set forth in Schedule 2.22, no unfair labor practice complaint or any complaint alleging sexual harassment or sex, age, race or other employment discrimination has been brought during the last three years against any Credit Party before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority, nor is there any charge, investigation (formal or informal) or complaint pending, or to the Knowledge of each Credit Party, threatened, against any Credit Party regarding any labor or employment matter. There have been no governmental audits of the equal employment opportunity practices of any Credit Party and, to the Knowledge of each Credit Party, no reasonable basis for any such audit exists. Each Credit Party
(i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment, collective bargaining and wages and hours, except for such laws, rules and regulations which would not cause a Material Adverse Effect and (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees.

          2.23.     Security Documents

          . Upon proper filing of the Financing Statements (or assignments thereof) in the offices of the Secretary of State of Nevada with respect to the Company and upon proper filing of the Financing Statements (or assignments thereof) in the locations identified in the Guarantee and Security Agreement, with respect to the domestic Material Subsidiaries, the Liens granted under the Transaction Documents (other than the Exchange Offer Documents) shall constitute fully perfected first priority security interests in all right, title and interest of the Company or such domestic Material Subsidiary, as the case may be, in and to the personal property therein prior to any other security interests against such property or interests therein.

          2.24. Litigation Settlement

          .  (a) Attached hereto as Exhibits 2.24A, 2.24B and
2.24C are true and complete copies of the Class Action Settlement
Agreement, the 3M Agreement, and the June 2, 1998 Court Order approving the Class Action Settlement Agreement and the 3M
Agreement (including the 30-day extension letter thereto).

          (b) The plaintiffs in the Breast Implant Litigation have been preliminarily certified as a Mandatory (non "opt-out"
Limited Fund) Class under Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure.

          (c) Except as disclosed in the Company's filing in its 1997 Form 10K, the implementation of the Class Action Settlement Agreement will preclude further litigation by all persons who are within the scope of the class and whose claims arise during the class period.

          (d) Each Credit Party is in full compliance with all of the terms of the Class Action Settlement Agreement, the 3M Agreement and the June 2, 1998 Court Order. No Credit Party is in default under or in violation of the Class Action Settlement Agreement, the 3M Agreement, or the June 2, 1998 Court Order and all of the foregoing are in full force and effect with respect to each Credit Party. To the Knowledge of each Credit Party, each Person (other than a Credit Party) who is a party to the Class Action Settlement Agreement or the 3M Agreement or who is subject to the June 2, 1998 Court Order is in full compliance with the terms of such agreements and such order, are not in default or in violation of such agreements or such order, and each of the foregoing is in full force and effect with respect to such parties.

          (e) The Company has delivered to each Purchaser true and correct copies of the Escrow Agreement and the Interim Agreement for Custodian Services for the INAMED Settlement Fund, dated as of September 30, 1998, by and between The INAMED Settlement Fund and Compass Bank (the "Custody Agreement").

          2.25.     Brokers or Finders

          . Other than the $100,000 fee to Libra Investments and the $200,000 fee to Appaloosa, no agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from any Credit Party in connection with any of the transactions contemplated by this Agreement.

          2.26.     No Material Adverse Change

          .  Except as set forth in Schedule 2.26, since January
1, 1997, no event has occurred or failed to occur which has had a Material Adverse Effect.

          2.27.     Related Party Transactions

          . (a) Except as set forth in Schedule 2.27 or as disclosed in the SEC Reports, no Credit Party has entered into or been a party to any transaction with any Related Party thereof except in the ordinary course of, and pursuant to the reasonable requirements of, such party's business and upon fair and reasonable terms that are at least equivalent to an arms length transaction with a Person not a Related Party of such party.

          (b) Except as set forth in Schedule 2.27 or as disclosed in the SEC Reports, no Credit Party has entered into any lending or borrowing transaction with any director, officer or employee of the Company or any of its Subsidiaries in excess of $10,000 in the aggregate.

          2.28.     McGhan Documents

          .  (a) Attached hereto as Exhibits 2.28(i) and
2.28(ii), respectively, are true and complete copies of (i) the Standstill Agreement and (ii) all documents and agreements relating to the full discharge of all Indebtedness to International Integrated Industries LLC.

          (b) The Company has discharged in full, in a manner satisfactory to each Purchaser, all indebtedness to International
Integrated Industries LLC.

          (c) Each Credit Party is in full compliance with all of the terms of the documents listed in Section 2.28(a) and is not in default or in violation of any of the foregoing. All of the documents listed in Section 2.28(a) are in full force and effect with respect to each Credit Party.

          (d) To the Knowledge of each Credit Party, each Person (other than a Credit Party) who is a party to any of the documents listed in Section 2.28(a) is in full compliance with the terms of such documents, is not in default or in violation of the foregoing, and each such document is in full force and effect with respect to such parties.

          2.29.     Year 2000

          . The Company reasonably believes that the Company and its Subsidiaries will on a timely basis successfully resolve the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates, commonly referred to as the "Year 2000 Problem", if the Company and its Subsidiaries implement the plans for such resolution currently in place. The Company reasonably believes that the cost to the Company and its Subsidiaries of correcting their Year 2000 Problem will not be Material. The Company and its Subsidiaries, on the basis of inquiries made, believe that each material supplier and customer of the Company and each of its Subsidiaries will also successfully resolve on a timely basis the Year 2000 Problem for all of its computer applications.

          2.30.     Statements; Omissions

          . With respect to the Exchange Offer, the Company has provided (or will have provided prior to the consummation of the Exchange Offer) to the holders of the Old Notes all material facts relevant to the Company and the Exchange Offer, and the Company has not made any untrue statements of a material fact or omitted to state a material fact necessary in order to make any statements made by the Company, in the light of the circumstances under which they were made, not misleading.

          2.31.     No Registration Required; Trust Indenture Act

          . Subject to compliance by the holders of the Old Notes with the representations and warranties set forth in
Article III of the Securities Exchange Agreement, it is not necessary in connection with the Exchange Offer and the granting of the Exchange Warrants and Additional Warrants to the Holders and by the Holders to each subsequent holder in the manner contemplated by the Securities Exchange Agreement to register the Exchange Notes, the Exchange Warrants and Additional Warrants under the Act. The Exchange Offer Documents and the transactions contemplated thereby are in full compliance with the Trust Indenture Act of 1939, as amended.

     3.   Representations and Warranties of the Purchasers
          . Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to such Purchaser as follows:

          3.1. Organization and Qualification

          . Such Purchaser is duly organized and existing in good standing under the laws of the state of its formation and has the power to own its respective property and to carry on its respective business as now being conducted.

          3.2. Due Authorization

          . Such Purchaser has all right, power and authority to enter into, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. Such Purchaser's execution and delivery of each Transaction Document to which it is a party and the performance by such Purchaser of the transactions contemplated thereby and compliance by such Purchaser with all the provisions of each Transaction Document to which it is a party (as applicable) have been duly authorized by all requisite proceedings on the part of such Purchaser. Each of the Transaction Documents (other than the Exchange Offer Documents) to which it is a party has been duly executed and delivered on behalf of such Purchaser, and each such Transaction Document constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by general principles of equity relating to creditors' rights generally.

          3.3. Acquisition for Investment

          . Such Purchaser is acquiring the Notes being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof except in compliance with all applicable securities Laws.

          3.4. Offering of Notes

          . Such Purchaser has not offered the Notes for sale by any means of general solicitation or general advertising including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

          3.5. Accredited Investor

          . Such Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. Such Purchaser represents that it has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction Documents and the transactions contemplated thereby.

          3.6. Brokers or Finders

          . No agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from such Purchaser in connection with any of the transactions contemplated by this Agreement.



     4.   Registration, Exchange and Transfer of Notes.
          4.1. The Note Register; Persons Deemed Owners
          . The Company shall maintain, at its office designated for notices in accordance with Section 11.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a Note is so registered as the Holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

          4.2. Issuance of New Notes Upon Exchange or Transfer

          . Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.6, the Company shall execute and deliver, at its expense, one or more new Notes as requested by the Holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered
Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such Holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes to a Person other than the Holder thereof on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     5.   Payment of Notes.
          5.1. Home Office Payment

          . The Company will pay to each Purchaser or any transferee thereof all sums becoming due on the Notes held by such Purchaser or transferee (including all sums which become due on the Notes at the maturity thereof) (a) prior to the date of execution of an indenture (the "Indenture Date") at the account/address to be specified by such Purchaser or transferee for such purpose by notice to the Company, by wire transfer of immediately available funds, or at such other address or by such other method as such Purchaser or transferee shall have designated by notice to the Company and (b) at any time after the Indenture Date, by wire transfer to the Trustee, as specified in the indenture. Before selling or otherwise transferring any Note, such Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, theretofore made, and of the date to which interest has been paid.

          5.2. Limitation on Interest

          . No provision of this Agreement or of the Notes shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by Law. If any such excess interest is provided for herein or in the Notes, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by Law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Notes to the contrary notwithstanding.

          5.3. Interest

          . Interest on the principal amount of the Notes shall be due and payable as provided in the Notes.

          5.4. Principal

          . Unless otherwise provided herein, payment of the principal amount of the Notes shall be due and payable as provided in the Notes.

     6.   Covenants of the Company
          . The Company covenants that for so long as any of the Notes are outstanding:

          6.1. Maintenance of Office or Agency

          . The Company shall maintain in Las Vegas, Nevada an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes may be served. The Company shall give prompt written notice to the Holders of the location, and any change in the location, of such office or agency. The Company may also from time to time designate one or more other offices or agencies (in or outside Nevada) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Las Vegas, Nevada for such purposes. The Company shall give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

          6.2. Money for Security Payments to be Held in Trust

          . On or before each due date of the principal of or interest on any of the Notes, the Company shall segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.

          6.3. Existence

          . The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, Material rights (charter and statutory) and Material franchises and the existence, Material rights and Material franchises of all of its Subsidiaries. Neither the Company nor any of its Subsidiaries shall enter into any transaction of acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Subsidiary or Affiliate of the Company or any of its Subsidiaries), or transfer all or substantially all of its assets to any foreign Subsidiary, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any Material change in the present method of conducting business or engage in any type of business other than of the same general type now conducted by it. The Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise modify (i) the Company's articles of incorporation or certificate of incorporation (as the case may be), (ii) the Company's by-laws or (iii) the charter, by-laws or other organizational documents of any of the Company's Subsidiaries. Notwithstanding the foregoing, the Company shall be permitted to (A) consummate the Reincorporation Merger to change the Company's state of incorporation from Florida to Delaware (substantially on the terms described in the Proxy Statement, the Delaware Charter and the Delaware By-Laws, but in no event on terms more adverse to the Holders than those contained in the Proxy Statement, Delaware Charter and Delaware By-Laws and in no event increasing the number of authorized shares contained therein), provided, however, that the Company shall not, without the prior written consent of the Required Holders, amend or otherwise modify the Delaware Charter or the Delaware By-Laws and (B) effect any transaction otherwise prohibited under this Section 6.3 solely with respect to its Non-Significant Subsidiaries except for the provisions of the first two sentences of this Section 6.3.

          6.4. Maintenance of Properties

          . The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such if such discontinuance is, in the reasonable, good faith judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any Material respect to the Holders.

          6.5. Payment of Taxes and Other Claims

          . The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
(i) all Taxes levied or imposed upon any Credit Party or upon the income, profits or property of any Credit Party, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by Law become a Lien upon the property of any Credit Party; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          6.6. Limitation on Indebtedness

          . The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness (excluding Permitted Indebtedness and Indebtedness which is a Guaranty of an Indebtedness of a Credit Party that is otherwise Permitted Indebtedness).

          6.7. Limitation on Encumbrances

          . The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise suffer to exist or cause or otherwise suffer to become effective any Lien in or on any right, title or interest to any property (real or personal) that constitutes all or any portion of the Collateral (a "Restricted Encumbrance," which term excludes the Lien created in favor of the Holders) unless such Restricted Encumbrance is a Permitted Lien.

          6.8. Limitation on Related Party Transactions

               . (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into or be a party to any transaction with any Related Parties (other than an Appaloosa or its Affiliates) except in the ordinary course of, and pursuant to the reasonable requirements of, such party's business and upon fair and reasonable terms that are at least equivalent to an arms length transaction with a Person that is not a Related Party. In addition, if any such transaction or series of related transactions involves payments in excess of $25,000 in the aggregate, the terms of those transactions must be disclosed in advance to each Holder. All such transactions existing as of the date hereof are set forth in Schedule 6.8.

          (b) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any lending or borrowing transaction with any director, officer or employee of any Credit
Party.

          (c) The Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into or adopt or amend any existing agreement or arrangement relating to severance, (ii) enter into or adopt or amend any existing severance plan, (iii) enter into or adopt or amend any employee benefit plan (within the meaning of Section 3(3) of ERISA) or Employee Agreement or
(iv) grant any bonus, salary increase, severance or termination pay to, any employee, officer, director or consultant other than in the ordinary course of business consistent with past practice.

          6.9. Limitation on Dividends; Stock Issuances

          . The Company shall not offer or issue any shares of preferred stock of the Company for any purpose whatsoever including, without limitation, any shares of "blank check" preferred stock authorized under Article FOURTH of the Delaware Charter following the effectiveness of the Reincorporation Merger. The Company shall not offer or issue any shares of Common Stock of the Company that, if consummated, would cause the aggregate number of shares of Common Stock outstanding to be greater than 20,000,000 (adjusted for reverse stock splits and similar transactions). The Company shall not declare any dividends on any shares of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, Securities, property or in obligations of any Credit Party.

          6.10.     Subsidiary Guarantees

          . The Company shall cause its existing and future wholly-owned direct and indirect Material Subsidiaries organized under the laws of any state of the United States (or the District of Columbia) to jointly and severally guarantee the obligations of the Company under the Notes and this Agreement pursuant to the Guarantee and Security Agreement. The Company shall cause such guarantees to be executed and delivered by all of the domestic Material Subsidiaries in existence on the date hereof concurrently with the execution and delivery of this Agreement. Without limiting the generality of the foregoing, to the extent that the Company establishes or acquires a direct or indirect Subsidiary that constitutes a Material Subsidiary, or if an existing Non-Significant Subsidiary shall become a Material Subsidiary, and such Subsidiary is organized under the laws of a state of the United States and doing business in the United States after the date hereof, the Company shall cause such Subsidiary to jointly and severally guarantee the obligations of the Company under the Notes and this Agreement pursuant to the Guarantee and Security Agreement. The Company shall cause its existing and future direct and indirect Material Subsidiaries organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia to jointly and severally guarantee the obligations of the Company under the Notes and this Agreement pursuant to the Guarantee Agreement.
The Company shall cause such guarantees to be executed, delivered and approved by all of such foreign Material Subsidiaries in existence on the date hereof concurrently with the execution and delivery of this Agreement. Without limiting the generality of the foregoing, to the extent that the Company establishes or acquires a direct or indirect Subsidiary that constitutes a Material Subsidiary, or if an existing Non-Significant Subsidiary shall become a Material Subsidiary, and such Subsidiary is organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia, the Company shall cause such Subsidiary to jointly and severally guarantee the obligations of the Company under the Notes and this Agreement pursuant to the Guarantee Agreement.

          6.11.     Pledges of Intercompany Notes

          . The Company shall, and shall cause each of its Material Subsidiaries to, promptly pledge all Intercompany Notes (and all security agreements and documents relating thereto), whether in existence or created after the date hereof, to the Collateral Agent as Collateral under the Collateral Documentation. To the extent that, on or after the date hereof, the Company makes any cash investment in any of its Subsidiaries (in accordance with Section 6.13) which are organized under the laws of and doing business in the United States, such investment shall be required to be made in the form of a loan, which shall be evidenced by an Intercompany Note and all such Intercompany Notes shall be pledged by the Company to the Collateral Agent as Collateral under the Collateral Documentation.

          6.12.     No Speculative Transactions

          . The Company shall not, and shall not permit any of its Subsidiaries to, engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and except for interest swaps, currency hedges, caps or collars.

          6.13.     Restricted Investments

          . The Company shall not, directly or indirectly, make or cause or permit, or permit any of its Subsidiaries to, make or cause or permit, (i) any direct or indirect advance to, (ii) any loan or other extension of credit to, (iii) any guarantee of any Indebtedness of, (iv) any capital contribution to, (v) any purchase or other acquisition of any Equity Interests in,
(vi) any purchase or other acquisition of assets (other than in the ordinary course of business) from or (vii) any merger with, any Person, including, without limitation, any of the Company's Subsidiaries, in each case other than Permitted Investments.

          6.14.     Operating Profit

          . The Company's Operating Profit (as defined below) shall be greater than the amounts listed in the following chart for the applicable period. "Operating Profit" shall mean, for any given period, Net Income for such period (exclusive of (A) all amounts in respect of any extraordinary gains or losses, (B) gains and losses arising from the sale or other disposition of material assets not in the ordinary course of business, (C) earnings and losses from discontinued operations and (D) fees and expenses incurred by the Company (including reasonable attorneys' and accountants' fees and expenses) in connection with the offer and sale of the Notes and the Exchange Offer) plus, to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of: (i) all taxes measured by income (whether paid or deferred), (ii) interest expense (net of interest income), (iii) non-cash charges related to the Class Action Settlement Agreement, and (iv) restructuring charges disclosed in the 1997 Annual Report on Form 10-K and the June 30, 1998 Quarterly Report on Form 10-Q.

                     Minimum Operating    Minimum Operating
                     Profit for three-   Profit for twelve-
       Date         month period ending  month period ending
                     on date indicated    on date indicated
June 30, 1998       $2,500,000           n/a
September 30, 1998  $2,500,000           n/a
December 31, 1998   $2,500,000           n/a
March 30, 1999      $2,500,000           $10,000,000
June 30, 1999       $2,500,000           $10,000,000
September 30, 1999  $3,750,000           $11,250,000
December 31, 1999   $3,750,000           $12,500,000
March 31, 2000      $3,750,000           $13,750,000
June 30, 2000 and   $3,750,000           $15,000,000
the last day of
each calendar
quarter thereafter


          6.15.     Tangible Assets

          . The Company's Consolidated Tangible Assets shall exceed $50 million on September 30, 1998 and each quarter thereafter.

          6.16.     Line of Business

          . The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the businesses in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

          6.17.     Sale of Assets

          . The Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of ("Transfer") any property or assets, unless the property or asset that is the subject of such Transfer constitutes (i) inventory held for sale, (ii) marketable securities available for sale, or
(iii) real estate, equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (iii), such Transfer is in the ordinary course of business.

          6.18.     Indenture Relating to the Notes

          . Upon the written request of the Required Holders, the Company, at its expense, shall cause to be prepared, executed and delivered within 30 days after such request an indenture (including a new form of note, any necessary related documentation and, from time to time thereafter, any necessary supplements thereto) with respect to the Notes, which indenture (and form of note) shall contain terms and provisions substantially the same as those set forth in Articles 6, 8 and 9 hereof and such other terms and provisions as are required under the Trust Indenture Act of 1939 and such other items and provisions as are customary in indentures relating to publicly traded senior secured debt securities having a rating comparable to the rating that the Notes would receive if rated by a nationally recognized rating agency. In such event, the Company shall also appoint as trustee under such indenture a national banking association reasonably acceptable to the Required Holders having its principal offices in New York, New York, and having capital, surplus, and undivided profits of at least $50,000,000. In connection with the execution of any such indenture, the Holders shall exchange all outstanding Notes for new notes in the form contemplated by such indenture, and upon such exchange such new notes shall be deemed to be "Notes" for purposes hereof.

          6.19.     Financial Statements and Information

          . The Company shall furnish to each Holder: (a) as soon as practicable and in any event within 45 days after the end of each of the four quarters of each fiscal year and within 90 days of the end of each fiscal year (i) copies of the quarterly and annual reports and of the other information, documents, and other reports which the Company files or is required to file with the SEC pursuant to the Exchange Act and of any other reports or information which the Company delivers or makes available to any of its security holders, at the time of filing such reports with the SEC or of delivery to the Company's security holders, as the case may be (but in no event later than the time such filing or delivery is required pursuant to the Exchange Act) or (ii) as soon as practicable and in any event within 45 days after the end of each of the four quarters of each fiscal year and within 90 days of the end of each fiscal year, quarterly reports for the four quarters of each fiscal year of the Company and annual reports which the Company would have been required to file under any provision of the Exchange Act if it had a class of securities listed on a national securities exchange or was otherwise required to file such reports under the Exchange Act, within fifteen Business Days of when such report would have been filed under Section 13 of the Exchange Act, together with copies of a consolidating balance sheet of the Company and its Subsidiaries as of the end of each such accounting period and of the related consolidating statements of income and cash flow for the portion of the fiscal year then ended, all in reasonable detail and all certified by the principal financial officer of the Company to present fairly the information contained therein in accordance with GAAP (and in the case of annual reports, including financial statements, audited and certified by the Company's independent public accountants as required under the Exchange Act);
(b) within ninety days after the end of each fiscal year, a written statement by the Company's independent certified public accountants stating as to the Company whether in connection with their audit examination, any Default or Event of Default has come to their attention; (c)(i) within forty-five days after the end of the four quarters of the Company's fiscal year and within ninety days after the end of the Company's fiscal year, an Officers' Certificate setting forth computations in reasonable detail showing, as at the end of such quarter or fiscal year, as the case may be, the Company's compliance with Sections 6.6, 6.7, 6.13, 6.14 and 6.15, and (ii) within 45 days after the end of each fiscal quarter, an Officers' Certificate in the form of
Exhibit 6.19 stating that as of the date of such certificate, based upon such examination or investigation and review of this Agreement, as in the opinion of such signer is necessary to enable the signer to express an informed opinion with respect thereto, to the best Knowledge of such signer, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, and to the best of such signer's Knowledge, no Default or Event of Default exists or has existed during such period or, if a Default or Event of Default shall exist or have existed, specifying all such defaults, and the nature and period of existence thereof, and what action the Company has taken, is taking or proposes to take with respect thereto; (d) promptly after becoming aware of (i) the existence of a Default or Event of Default or any default in any of the Collateral Documentation, or (ii) any default or event of default under any Indebtedness of the Company or any of its Subsidiaries, an Officers' Certificate specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto, or (iii) any litigation or proceeding affecting any Credit Party in which the amount claimed is in excess of $100,000 and not covered by insurance or in which injunctive relief is sought which if obtained would have a Material Adverse Effect, or
(iv) any change that has or is reasonably likely to have a Material Adverse Effect; and (e) such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement and the affairs of the Company and any of its Subsidiaries as each Holder may from time to time reasonably request. In addition, the Company shall make available to securities analysts and broker-dealers, upon their reasonable request, copies of all annual, quarterly and interim reports filed by the Company with the SEC pursuant to the Exchange Act (including, without limitation, copies of (i) each financial statement, report, notice or proxy statement sent by any Credit Party to public securities holders generally, and
(ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by any Credit Party with the SEC and of all press releases and other statements made available generally by any Credit Party to the public concerning developments that are Material). The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at said office, during normal business hours and after reasonable notice to the Company by any Holder.

          6.20.     Inspection

          . (a) Any Holder or Holders holding in excess of 25% of the aggregate principal amount of Notes issued and outstanding shall have the right to visit and inspect any of the properties of any Credit Party, to examine the books of account and records of any Credit Party, to be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of any Credit Party with, and to be advised as to the same by, its and their executive officers, and its and their independent public accountants (and the Company authorizes such independent public accountants to discuss the Company's or any Subsidiaries' financial matters with such Holder and its representatives, regardless of whether any representative of the Company is present, but provided that an officer of the Company will be afforded a reasonable opportunity to be present at any such discussion), all at such reasonable times and intervals during normal business hours, and upon reasonable prior notice to the Company as such Holder and the Company shall agree and at the expense of the Company (including the costs incurred by such Holder in hiring accountants to conduct an audit). The Company will likewise afford each Holder the opportunity to obtain any information necessary to verify the accuracy of any of the representations and warranties made by the Company hereunder or in any Transaction Document or compliance by the Company and its Subsidiaries with any covenant made hereunder or in any Transaction Document.

          (b) By receipt of information under this Section 6.20, such Holder agrees that all information (other than such information that is publicly available or any other information that is in such Holder's possession prior to any disclosure under this Section 6.20) provided to it pursuant to this Section 6.20 shall be used by such Holder solely in connection with its investment in the Company and for no other purpose, and such Holder shall treat such information as confidential in accordance with such reasonable internal procedures as it applies generally to information of this kind and shall not disclose such information to any Person, except (i) to any governmental entity having jurisdiction over such Holder in the ordinary course of business to the extent so required by law, (ii) to any other Person pursuant to subpoena or other process, whether legal, administrative or other (and such Holder hereby agrees to provide the Company with prompt notice of any such subpoena or other process and provide the Company with an opportunity to contest such disclosure), (iii) to such Holder's officers, directors, trustees, employees, partners, legal counsel, financial advisors or auditors or accountants who need access to such information in connection with their duties, (iv) to any transferee or prospective purchaser of a Note or interest therein who agrees to be bound by this paragraph, or (v) to the extent necessary in the enforcement of such Holder's rights hereunder and under the Notes during the continuance of a Default or Event of Default.

          6.21.     Change-in-Control Purchase Offer

          . (a) The Company shall make an offer, in accordance with the procedures set forth in Section 6.21(b) to acquire the Notes for cash at 101% of the principal amount thereof (plus accrued and unpaid interest to the date of repurchase) in the event of (i) a Change of Control, a merger, consolidation or other combination involving the Company, or (ii) a Change of Control of a Subsidiary of the Company or a group of Subsidiaries of the Company occurs and such Subsidiary or group of Subsidiaries, individually or in the aggregate, together with their consolidated Subsidiaries and all other Subsidiaries previously subject to a Change of Control, if any, represent more than 50% of the revenues or net assets of the Company and its Subsidiaries on a consolidated basis as of the last date of the immediately preceding fiscal quarter of the Company or for the twelve month period then ended.

          (b)  Notice of any redemption of Notes pursuant to this
Section 6.21 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each Holder. In order to facilitate the redemption of Notes, the board of directors of the Company may fix a record date for the determination of Notes to be redeemed which shall be a date at least 20 days following the date of the notice. Promptly following a Change in Control (but in no event more than five Business Days thereafter), the Company shall mail to each Holder, notice of such Change in Control, which notice shall set forth such Holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter, during a period of 90 days from the date of such notice redeem any Notes, in whole or in part, at the option of the such Holder, upon at least five days' written notice to the Company by such Holder specifying (i) the principal amount of Notes to be redeemed and
(ii) the redemption date. On the date of any redemption being made pursuant to this Section 6.21 which is specified in a notice given pursuant to this Section 6.21, the Company shall wire transfer to such Holder the amount determined in accordance with
Section 6.21(a) for the principal amount of Notes so redeemed, together with an amount equal to all accrued and unpaid interest thereon to the date of redemption.

          6.22.     Sale and Leaseback Transactions

          . The Company shall not, and shall not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction.

          6.23.     Compliance with Laws.

            The Company shall, and shall cause each of its Subsidiaries to, comply with all Laws, ordinances or governmental rules or regulations to which each of them is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such Laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company shall timely file all proxy statements, reports and other documents required to be filed by it under the Exchange Act and such statements, reports and other documents shall be in compliance in all material respects with the requirements of its respective report form and shall not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          6.24.     Supplemental Disclosure

          . From time to time as may be requested by the Required Holders, the Company shall supplement each Schedule hereto, or any representation herein or in any other Transaction Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show changes made therein); provided that no such supplement to any such Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein.

          6.25.     Proceeds

          . The proceeds of the sale of the Notes shall be used for the purposes set forth in Schedule 6.25. No part of the proceeds from the sale of the Notes hereunder shall be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System, or for any purpose which violates or would be inconsistent with the provisions of Regulations T, U or X of said Board.

          6.26.     Insurance; Damage to or Destruction of

Collateral

          . The Company shall, and shall cause each of its Subsidiaries to, at its sole cost and expense, maintain the policies of insurance described on Schedule 2.7(b) in form and with insurers reasonably acceptable to the Required Holders. If the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, the Collateral Agent may (at the direction of the Required Holders) at any time or times after ten days written notice to the Company obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Required Holders deem advisable. Neither the Collateral Agent nor the Required Holders shall have any obligation to obtain insurance for the Company or any of its Subsidiaries or pay any premiums therefor. By doing so, the Collateral Agent and the Holders shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Company to the Collateral Agent and shall be secured by the Collateral. Following the Closing, the Company shall use its reasonable best efforts to obtain directors' and officers' insurance in amounts, scope and coverage customarily obtained by comparable businesses.

          6.27.     Amendment of Litigation Documents and McGhan

Documents

          . Without the prior written consent of the Required Holders, the Company shall not, and shall not permit any other Credit Party to, amend or otherwise modify, or waive or relinquish any rights under, or fail to enforce any rights under,
(i) the Standstill Agreement, (ii) any document or agreement relating to the full discharge of all Indebtedness to International Integrated Industries, (iii) the Rights Plan (except that the Company may amend the Rights Plan in accordance with Section 27 thereof (as amended by Amendment No. 2 thereto, dated as of July 2, 1997)), (iv) the Class Action Settlement Agreement, (v) the 3M Agreement, (vi) the June 2, 1998 Court Order, (vii) the Escrow Agreement, (viii) the Custody Agreement or (vii) any instrument, agreement or other document executed or delivered in connection therewith.

          6.28.     Exchange Offer

          . The Company shall consummate the Exchange Offer pursuant to the Exchange Offer Documents.

          6.29.     State Takeover Statutes

          . Prior to the consummation of the Reincorporation Merger, the Board of Directors of the Company shall, and shall cause the board of directors of the Delaware Subsidiary into which the Company will merge, to take all action required to (i) determine that Appaloosa and its affiliates are not (individually or in groups) an "interested shareholder" within the meaning of
Section 607.0901 of the Florida 1989 Business Corporation Act, and (ii) approve the Reincorporation Merger (pursuant to which the Company would merge with and into a wholly-owned Delaware Subsidiary of the Company for the purpose of changing the Company's state of incorporation from Florida to Delaware). In addition, the Company shall, and shall cause each of its Subsidiaries to, take any other board action necessary to render inapplicable to Appaloosa and its affiliates the restriction on certain business combinations (at the time of the Reincorporation Merger or thereafter) pursuant to the provisions of Section 203(a) of the Delaware General Corporation Law.



7.   Events of Default and Remedies.
          7.1. Events of Default and Remedies.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 5 days; or

          (b) default in the payment of any principal of any Note when it becomes due and payable; or

          (c) default in the performance of any agreement or covenant in, or provision of, this Agreement, the Notes, or the other documents executed and delivered in connection with this Agreement (including any Transaction Document) and to which the Company or any of its Subsidiaries is a party (other than a covenant or a default in whose performance is elsewhere in this Section specifically dealt with), which default continues for 5 days following the Company's receipt of notice (or, if the Company fails to provide notice pursuant to Section 6.19(d), such default shall be immediate), or any representation or warranty made in any document executed and delivered in connection with this Agreement (including any Transaction Document) was false in any material respect on the date as of which made or deemed made; or

          (d) a default under any mortgage, indenture, instrument or agreement other than under clause (c) above under which there may be issued or by which there may be secured or evidenced any Indebtedness of any Credit Party, whether such Indebtedness now exists or shall be created hereafter, if the holder or holders of at least $500,000 in principal amount of such Indebtedness cause such $500,000 (or more) of principal amount of Indebtedness to become due and payable prior to its stated maturity; or

          (e) other than the Class Action Settlement Agreement, a final judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against any Credit Party and such remains undischarged for a period (during which execution shall not effectively be stayed) of 90 days, provided that the aggregate of all such judgments that are not covered by insurance under which the Company is a beneficiary exceeds $1,000,000, or the Required Holders shall determine that any regulatory body having jurisdiction over any Credit Party including, without limitation, the SEC, shall have taken or proposed to take any action that the Required Holders believe would have a Material Adverse Effect or that adversely affects the Holders' first priority security interest in the Collateral; or

          (f) any Credit Party (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
(vi) takes corporate action for the purpose of any of the foregoing; or

          (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Credit Party, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Credit Party, or any such petition shall be filed against any Credit Party and such petition shall not be dismissed within 60 days; or

          (h) a court of competent jurisdiction enters a final judgment holding any of the documents delivered in connection with this Agreement (including any Transaction Document) to be invalid or unenforceable and such judgment remains unstayed and in effect for a period of 20 consecutive days; or any Credit Party shall assert, in any pleading filed in such a court, that any of the documents delivered in connection with this Agreement are invalid or unenforceable; or

          (i) any provision of any Transaction Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party (or the Trustee in the case of the Intercreditor Agreement) shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms (other than because such document has not yet been entered into)), or any security interest created under any Transaction Document (other than the Exchange Offer Documents) shall cease to be a valid and perfected first priority security interest or Lien in any of the Collateral purported to be covered thereby;

          (j) (A) any Credit Party shall fail to comply with the terms of, or violate or fail to enforce its rights under (i) the Class Action Settlement Agreement, (ii) the 3M Agreement, (iii) the June 2, 1998 Court Order, (iv) the Standstill Agreement, (v) the agreements relating to the full discharge of all Indebtedness to International Integrated Industries or (vi) the Class Action Settlement Agreement is not approved by the United States District Court for the Northern District of Alabama prior to February 1, 1998 (or any such approval is reversed) or (B) either of the Class Action Settlement Agreement or the 3M Agreement shall terminate in accordance with its terms or any other party thereto shall assert in writing that any such agreement has terminated;

          (k) any Credit Party shall default in the payment of any amounts in excess of $25,000 due pursuant to the terms of any document executed and delivered by the Company or such Subsidiary in connection with this Agreement (other than payments elsewhere in this Section specifically dealt with); or

          (l)  the Company shall fail to consummate the Exchange
Offer by November 16, 1998 pursuant to the Exchange Offer
Documents.

          7.2. Acceleration of Maturity

 . If any Event of Default shall have occurred and be continuing, the Required Holders may, by notice to the Company, declare the entire unpaid principal amount of the Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) to be immediately due and payable, and upon such declaration all of such amount shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (f), (g), (h), (i) or (j) of Section 7.1 shall have occurred, the entire unpaid principal amount of the Notes, plus
(x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall immediately become due and payable, without any declaration and without presentment, demand, protest or further notice, all of which are hereby waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that the Company acknowledges, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          7.3. Other Remedies

          . If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, each Holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by Law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and each Holder may enforce the payment of any Note held by such Holder and any of its other legal or equitable rights.

          7.4. Conduct No Waiver; Collection Expenses

          . No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice any Holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to such Holder, to the extent permitted by Law, on demand, all costs and expenses incurred by such Holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such Holder in enforcing its rights hereunder.

          7.5. Annulment of Acceleration

          .  If a declaration is made in accordance with
Section 7.2, then and in every such case, the Required Holders may, by an instrument delivered to the Company, annul such declaration and the consequences thereof.

          7.6. Remedies Cumulative

          . No right or remedy conferred upon or reserved to each Purchaser or the Collateral Agent or the Holders under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable Law to each Purchaser or the Collateral Agent or the Holders may be exercised from time to time and as often as may be deemed expedient by such Purchaser or the Collateral Agent or the Holders.

     8.   Prepayment of the Notes.
          8.1. Optional Prepayments with Make-Whole Amount

          . The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest on such principal amount accrued to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder written notice of each optional prepayment under this Section 8.1 not less than 30 days and not more than 90 days prior to the date fixed for such prepayment (the "Prepayment Date"). Each such notice shall specify the Prepayment Date, the aggregate principal amount of the Notes to be prepaid on the Prepayment Date, the amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.2), and the interest to be paid on the Prepayment Date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of an executive officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder a certificate of an executive officer of the Company specifying the calculation of such Make-Whole Amount as of the specified Prepayment Date. Notwithstanding the foregoing, at any time prior to the date of any such prepayment, any Holders shall be entitled to object to such computation of the Make-Whole Amount by delivering a notice of objection to the Company setting forth such holders' computation of the Make-Whole Amount. If any Holders shall deliver such a notice of objection to the Company, the Make-Whole Amount specified in such notice shall be binding, absent manifest error, on the holders and the Company.

          8.2. Allocation of Partial Prepayments

          . In the case of each partial prepayment of the Notes pursuant to Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

          8.3. Maturity; Surrender, etc.

            In the case of each prepayment of Notes pursuant to this Article 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          8.4. Purchase of Notes

          . The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

          8.5. Make-Whole Amount

          . The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of all remaining payments of interest and principal with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to
Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 7.2, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all remaining payments of interest and principal with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Markets Service Screen (or such other display as may replace Page USD on the Bloomberg Financial Markets Service Screen) for actively traded U.S. Treasury securities issued on the Settlement Date and maturing on September 30, 2000, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the period between the Settlement Date and September 30, 2000 and (2) the actively traded U.S. Treasury security with the duration closest to and less than the period between the Settlement Date and September 30, 2000.

          "Settlement Date" means, with respect to the Called
Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to
Section 7.2, as the context requires.

     9.   The Collateral Agent.
          9.1  Appointment.

            Each Purchaser for itself and for future Holders hereby irrevocably designates and appoints Appaloosa Management, L.P. as the Collateral Agent under this Agreement, and irrevocably authorizes the Collateral Agent to take such action on such Purchaser's behalf and any future Holder's behalf and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or future Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the Transaction Documents or otherwise exist against the Collateral Agent.

          9.2  Delegation of Duties.

            The Collateral Agent may execute any of its duties under the Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in Section 9.3.

          9.3  Exculpatory Provisions.

            Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or Subsidiaries shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any of the Transaction Documents, or (ii) responsible in any manner to any of the Purchasers or future Holders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or for any failure of any Credit Party to perform its obligation thereunder. The Collateral Agent shall not be under any obligation to any Purchaser or future Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of any Credit Party.

          9.4  Reliance by the Collateral Agent.

            The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Holders (or, where unanimous consent of the Holders is expressly required hereunder or thereunder, such Holders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Transaction Document in accordance with a request of the Required Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future Holders of the Notes.

          9.5  Notice of Default.

            The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default hereunder unless the Collateral Agent has received written notice from a Holder or the Company referring to this Agreement, describing such default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly give notice thereof to all Holders. The Collateral Agent shall take such action with respect to such default or Event of Default as shall be directed by the Required Holders; provided that (i) the Collateral Agent shall not be required to take any action that exposes the Collateral Agent to liability or that is contrary to this Agreement or applicable law and (ii) unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event or Default as it shall deem advisable in the best interests of the Holders.

          9.6  Non-Reliance on Collateral Agent and Other

Purchasers.

            Each Purchaser for itself and all future Holders of the Notes acquired by such Purchaser expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representation or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Collateral Agent to any such Purchaser or Holder. Each Purchaser for itself and all future Holders of the Notes acquired by such Purchaser represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operation, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its loan hereunder and to enter into this Agreement.
Each Purchaser also represents for itself and all future Holders of the Notes acquired by such Purchaser that it will, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, financial condition, assets, liabilities, net assets, properties, results of operations, value, prospects and other condition or creditworthiness of the Credit Parties which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or any of its Subsidiaries.

          9.7  Indemnification.

            The Purchasers and the future Holders jointly and severally agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Transaction Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Purchaser or future Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. The agreements contained in this Section 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

          9.8  Collateral Agent in its Individual Capacity.

            The Collateral Agent and its Affiliates and
Subsidiaries may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Collateral Agent were not the Collateral Agent hereunder. With respect to its loans made or renewed by it or any Note issued to it, the Collateral Agent shall have the same rights and powers, duties and liabilities under the Transaction Documents as any Holder and may exercise the same as though it were not the Collateral Agent and the terms "Purchaser", "Purchasers", "Holder" and "Holders" shall include the Collateral Agent in its individual capacities.

          9.9  Successor Collateral Agent.

            The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Company (and the Company shall promptly notify the Holders). If the Collateral Agent shall resign as Collateral Agent under the Transaction Documents, then the Required Holders shall appoint a successor agent for the Holders which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld) whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Holders of the Notes. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Transaction Documents.

     10.  Interpretation.
          10.1 Definitions.

          "Additional Warrants" shall have the meaning ascribed thereto in the Recitals.

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. "Affiliate" shall also include partners of a Person. Notwithstanding the foregoing, "Affiliate" shall not include the limited partners of any Purchaser or Holder or any limited partners of a limited partner of any Purchaser or Holder.

          "Appaloosa" shall mean Appaloosa Investment Limited
Partnership I.

          "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "Breast Implant Litigation" shall have the meaning ascribed thereto in the Recitals.

          "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Called Principal" shall have the meaning ascribed to such term in Section 8.5.

          "Capital Stock" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

          "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

          "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

          "Change in Control" shall mean:

                    (a)  the acquisition by any individual,
          entity or group (within the meaning of
          Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Appaloosa or its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding Voting Securities of the Company, but excluding, for this purpose, any such acquisition by (i) the Company or any of its Subsidiaries,
          (ii) any employee benefit plan (or related trust) of the Company or any of its Subsidiaries, or
          (iii) any corporation with respect to which, following such acquisition, 50% or more of the combined voting power of the then outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of Voting Securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding Voting Securities of the Company; or

                    (b)  a reorganization, merger or
          consolidation, in each case, with respect to which all or substantially all the Persons who were the respective Beneficial Owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 35% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such reorganization, merger or consolidation; or

                    (c)  the Incumbent Board shall cease for
          any reason to constitute at least 50% of the members of the Board; or

                    (d)  the sale, lease or other
          disposition of all or a substantial part of the Company's assets in one transaction or a series of related transactions.

          "Class Action Settlement Agreement" shall have the meaning ascribed thereto in the Recitals.

          "Closing" shall have the meaning ascribed thereto in
Section 1.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collateral" means all real and personal property and interests in real and personal property including, without limitation, Intellectual Property, rights under leases and royalty rights and agreements, now owned or hereafter acquired by the Company or its Material Subsidiaries in or upon which a Lien is granted or made under the Collateral Documentation.

          "Collateral Agent" shall mean Appaloosa Management,
L.P.

          "Collateral Documentation" means the Guarantee and Security Agreements, the Guarantee Agreements, the Security Agreement, the Financing Statements, the Intercompany Notes and the endorsements thereof to the Collateral Agent (for the benefit of the Holders) or to the Holders, and all other deeds of trust, assignments, endorsements, pledged stock, collateral assignments and other instruments, documents, agreements or conveyances at any time creating or evidencing Liens or assigning Liens to the Collateral Agent (for the benefit of the Holders) or to the Holders, to secure the obligations of the Company or any of its Subsidiaries hereunder and under the Notes and the Registration Rights Agreement.

          "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share.

          "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

          "Consolidated Tangible Assets" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries
(determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a) the book value of all assets of the Company as reflected on its most recent balance sheet, minus

          (b) the sum of the following: the book value of all assets which should be classified as intangibles, including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation of such assets subsequent to December 31, 1997.

          "Contracts" shall mean all agreements, contracts, leases, purchase orders, arrangements, commitments and licenses to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

          "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

          "Credit Party" shall mean each of the Company and each of its Subsidiaries.

          "Delaware By-Laws" shall mean the by-laws, to be used by the Company after the Reincorporation Merger, in the form included in the Proxy Statement.

          "Delaware Charter" shall mean the certificate of incorporation, to be used by the Company after the Reincorporation Merger, in the form included in the Proxy
Statement.

          "Discounted Value" shall have the meaning ascribed to such term in Section 8.5.

          "Employee Agreement" shall mean each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between any Credit Party or any ERISA Affiliate and any employee pursuant to which any Credit Party or any ERISA Affiliate has or may have any liability contingent or otherwise.

          "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "Equity Interests" means any Capital Stock, partnership interest, joint venture interest or other equity interest or warrants, options or other rights to acquire any Capital Stock, partnership interest, joint venture interest or other equity interest.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

          "Escrow Agent" shall have the meaning ascribed thereto in Section 1.4.

          "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 7.1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Exchange Notes" shall have the meaning ascribed thereto in the Recitals.

          "Exchange Offer" shall have the meaning ascribed thereto in the Recitals.

          "Exchange Offer Documents" shall mean the Exchange Notes, the Exchange Warrants, the Additional Warrants, the Subordinated Indenture, the Securities Exchange Agreement, the Exchange Offer Registration Rights Agreement, the Subordinated Guarantee and Security Agreement, the Subordinated Security Agreement, the Subordinated Guarantee and the Exchange Offer Intercreditor Agreement.

          "Exchange Offer Intercreditor Agreement" shall mean the agreement, dated as of the date hereof, between the Collateral
Agent and the Trustee for the Exchange Notes under the Subordinated Indenture, in the form of Exhibit 10.1A.

          "Exchange Offer Registration Rights Agreement" shall mean the agreement to be entered into between the Trustee and the holders of the Exchange Notes in the form of Exhibit 10.1B.

          "Exchange Warrants" shall have the meaning ascribed thereto in the Recitals.

          "Financing Statements" means Form UCC-1 financing statements to be filed in all jurisdictions necessary or desirable in order to perfect the Holders' security interest in the Collateral and shall include any Form UCC-1 financing statements assigned to the Holders and filings to be made in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

          "GAAP" shall mean U.S. generally accepted accounting principles.

          "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

          "Guaranty" or "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such
Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Guarantee Agreement" shall mean the agreement, dated as of the date hereof, made by the Company's foreign Material
Subsidiaries in favor of the Holders providing for Guarantees from such Material Subsidiaries.

          "Guarantee and Security Agreement" shall mean the agreement, dated as of the date hereof, between the Collateral Agent and the Company's domestic Material Subsidiaries, providing for a first priority security interest in the domestic Material Subsidiaries' Collateral and Guarantees from such Material Subsidiaries.

          "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "Holder" shall mean, at any time of reference, a Person in whose name a Note is registered in the Note Register at such time.

          "Incumbent Board" shall mean the individuals who, immediately after the Closing, constitute the board of directors of the Company; provided, however, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

          "Indebtedness" shall mean, with respect to any Person,
(i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person,
(ix) all obligations arising out of foreign exchange contracts, and (x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "Indemnified Person" shall have the meaning ascribed thereto in Section 11.1.

          "Indenture Date" shall have the meaning ascribed thereto in Section 5.1.

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

          "Intercompany Notes" means the notes from the Subsidiaries or Affiliates of the Company in favor of the Company in the form of Exhibit 10.1C, as the same may be amended, modified or supplemented from time to time in accordance with their terms, and all other promissory notes or other instruments evidencing Indebtedness of Affiliates or Subsidiaries of the Company to the Company between the Company and its Affiliates.

          "Intercreditor Agreement" shall mean the agreement, dated as of the date hereof, between the Collateral Agent and the Trustee for the Old Notes under the Indenture, dated as of January 2, 1996, between the Trustee and the Company (as amended).

          "June 2, 1998 Court Order" shall mean the June 2, 1998 preliminary court order approving the Class Action Settlement
Agreement and the 3M Agreement issued by the United States
District Court for the Northern District of Alabama.

          "Knowledge", with respect to the Company, shall mean the actual knowledge of each member of the board of directors of the Company and each officer of the Company, and the knowledge that any of the foregoing persons would have after due and reasonable inquiry and investigation.

          "Law" shall include any foreign, federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Loan" shall have the meaning ascribed thereto in the Recitals.

          "Loan Warrants" shall have the meaning ascribed thereto in the Recitals.

          "Make-Whole Amount" shall have the meaning ascribed thereto in Section 8.5.

          "Material" shall mean material in relation to the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, prospects (including, without limitation, the prospects for the settlement of the Breast Implant Litigation), operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of any Credit Party to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights, remedies, powers and privileges of the Holders under any of the Transaction Documents or (e) the timely payment or performance of the Secured Obligations.

          "Material Subsidiaries" at any time, shall mean any Subsidiary of the Company, other than any Non-Significant
Subsidiary of the Company.

          "Net Income" shall mean, with respect to any period, the net income or net loss of the Company and its Subsidiaries in accordance with GAAP on a consolidated basis as reflected in the financial statements furnished to the Holders in accordance with
Section 6.19.

          "Non-Significant Subsidiary" at any time, shall mean any Subsidiary of the Company which at such time has total assets (including the total assets of any Subsidiaries) that have a fair market value of, or for which the Company or any of its Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of capital stock (or other equity interests) or the total assets of such Subsidiary, less than $100,000, provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5% of the total assets of the Company and its Subsidiaries on a consolidated basis.

          "Note Register" shall have the meaning ascribed thereto in Section 4.1.

          "Notes" shall have the meaning ascribed thereto in the Recitals.

          "Officers' Certificate" means a certificate signed by any two officers of the Company, one of whom must be the Chairman of the Board, the President, the Chief Executive Officer, the Treasurer or a Vice President of the Company.

          "Old Notes" shall have the meaning ascribed thereto in the Recitals.

          "Operating Profit" shall have the meaning ascribed to it in Section 6.14.

          "Outstanding" or "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except
(i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued,
(ii) Notes theretofore paid in full, and (iii) Notes therefore canceled by the Company, except that, for the purpose of determining whether Holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any of its Subsidiaries of any thereof, shall not be deemed to be outstanding.

          "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

          "Permitted Indebtedness" means, without duplication, any of the following Indebtedness of the Company or any of its Subsidiaries, as the case may be: (i) $25.5 million aggregate principal amount of 6.00% subordinated notes to be issued pursuant to the Class Action Settlement Agreement (having the terms set forth therein); (ii) Indebtedness and obligations under the Notes and the Exchange Notes; (iii) any other Indebtedness and obligations outstanding on the date hereof and set forth on
Schedule 2.19 hereof; (iv) Indebtedness of a domestic Subsidiary of the Company to the Company as long as such Subsidiary has executed the Guarantee and Security Agreement and such Indebtedness is evidenced by Intercompany Notes and the Intercompany Notes are pledged to the Collateral Agent as Collateral as provided in Section 6.11 or (v) Indebtedness which refinances any of the Indebtedness specified herein, provided that the terms of such refinancing Indebtedness shall not have a Material Adverse Effect (in comparison to the terms of the Indebtedness being refinanced), such refinancing Indebtedness shall be unsecured and subordinate in right of payment to the Notes, shall mature at least one year after all of the Notes have matured and shall have such other terms as are reasonably acceptable to the Required Holders.

          "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) deposit accounts in, and certificates of deposit, repurchase agreements or bankers acceptances of any bank or trust company organized under the laws of the United States of America or any state or licensed to conduct a banking or trust business in the United States of America or any state and having capital, surplus and undivided profits of at least $35,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition; (d) money market funds sponsored by commercial or investment banks unaffiliated with the Company or any of its Subsidiaries; and (e) loans or advances of money by the Company or any Material Subsidiary to the Company's domestic Subsidiaries that have executed the Guarantee and Security Agreement as long as such loans or advances are evidenced by Intercompany Notes and the Intercompany Notes are pledged to the Collateral Agent as Collateral as provided in
Section 6.11 hereof.

          "Permitted Liens" means (i) Liens existing on the date hereof and set forth in Schedule 2.19, all of which are subordinate to the Lien of the Collateral Documentation;
(ii) Liens (other than any Lien imposed under ERISA or any Environmental Laws) for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP and enforcement thereof is stayed; (iii) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) not voluntarily granted for amounts not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, and enforcement thereof is stayed; (iv) Liens (other than any Lien imposed under ERISA), incurred or deposited made in the ordinary course of business, including without limitation, surety bonds and appeal bonds, in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (v) easements (including without limitation reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges or encumbrances (whether or not recorded) and other Liens incurred in the ordinary course of business, which do not secure indebtedness or the deferred purchase price of any asset and which do not interfere materially with the ordinary conduct of the business of the Company and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company; (vi) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction; and (vii) purchase money liens to the extent such liens secure Permitted Indebtedness.

          "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Prepayment Date" shall have the meaning ascribed thereto in Section 8.1.

          "Proxy Statement" shall have the meaning ascribed thereto in Section 2.2.

          "Purchase Price" shall have the meaning ascribed thereto in Section 1.2.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof between the Purchasers and the Company with respect to the Notes.

          "Reincorporation Merger" shall mean the merger, if consummated, the primary purpose of which is to effect the reincorporation of the Company in the state of Delaware as described in the Proxy Statement.

          "Reinvestment Yield" shall have the meaning ascribed to such term in Section 8.5.

          "Related Parties" shall mean Affiliates of the Company or any of its Subsidiaries and directors or officers of the Company or any of its Subsidiaries (including any family members of directors and officers).

          "Releases" shall have the meaning ascribed thereto in the Recitals.

          "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "Restricted Encumbrance" shall have the meaning ascribed thereto in Section 6.7.

          "Rights Plan" shall mean the plan (as amended) adopted by the Company's board of directors on June 10, 1997.

          "Sale-and-Leaseback Transaction" shall mean a transaction or series of transactions pursuant to which the Company or any of its Subsidiaries shall sell or transfer to any Person (other than the Company or a Subsidiary of the Company) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any of its Subsidiaries shall rent or lease as lessee (other than pursuant to a Capitalized Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Reports" shall have the meaning ascribed thereto in Section 2.4.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

          "Security" or "Securities" shall mean any equity or debt security of the Company (including, without limitation, subscriptions, options, warrants, rights, stock-based or stock-related awards or convertible or exchangeable securities to which the Company is a party or by which the Company may be bound of any character relating to, or obligating the Company to issue, grant, award, transfer or sell any issued or unissued shares of the Company's Capital Stock or other securities of the Company).

          "Secured Obligations" shall mean any and all obligations of any Credit Party at any time and from time to time for the performance of its agreements, covenants and undertakings under or in respect of the Transaction Documents to which it is a party.

          "Securities Exchange Agreement" shall mean the agreement to be entered into by the Company and the securityholders parties thereto in the form of Exhibit 10.1D.

          "Security Agreement" shall mean the agreement, dated as of the date hereof, between the Collateral Agent and the Company, providing for a first priority security interest in the Collateral.

          "Standstill Agreement" shall mean the agreement, dated
July 8, 1998, between the Company and Mr. Donald K. McGhan restricting Mr. McGhan's ability to vote his Common Stock.

          "Stated Maturity" when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

          "Subordinated Guarantee Agreement" shall mean the guarantee to be made by the Company's foreign Material
Subsidiaries in favor of the holders of the Exchange Notes in the form of Exhibit 10.1E.

          "Subordinated Guarantee and Security Agreement" shall mean the agreement to be entered into by the Company's domestic
Material Subsidiaries and the Trustee in the form of Exhibit
10.1F.

          "Subordinated Indenture" shall mean the agreement to be entered into between the Company and the Trustee in the form of
Exhibit 10.1G.

          "Subordinated Security Agreement" shall mean the agreement to be entered into by the Company and the Trustee in the form of Exhibit 10.1H

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any other Person (other than a corporation), including without limitation a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions) or (iii) any other Person required to be consolidated with such Person in accordance with generally accepted accounting principles. For purposes of this definition (and for the determination of whether or not a Subsidiary is a wholly-owned Subsidiary of a Person), any directors' qualifying shares or investment by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Tax" and "Taxes" shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, capital, net worth, estimated, withholding, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, asset, gains, transfer or excise tax, or any other tax, levy, custom, duty, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or additions to tax, imposed by any Governmental Authority and, including, without limitation, any Taxes of another person owing under a contract, as transferee or successor, under Treas. Reg.
 1.1502-6 or analogous state, local or foreign law, or otherwise.

          "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          "3M" shall mean the Minnesota Mining & Manufacturing
Company.

          "3M Agreement" shall have the meaning ascribed thereto in the Recitals.

          "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

          "Transaction Documents" shall mean this Agreement, the Notes, the Registration Rights Agreement, the Security Agreement, the Guarantee and Security Agreement, the Guarantee Agreement, the Loan Warrants, the Intercreditor Agreement, the Assignment, dated as of the date hereof, from the Company to the Collateral Agent, the Letter Agreement, dated as of the date hereof, between the Company and the Collateral Agent and the Exchange Offer Documents.

          "Transfer" shall have the meaning ascribed thereto in
Section 6.17.

          "Voting Securities" shall mean at any time shares of any class of capital stock of the Company (or other corporation) which are then entitled to vote generally in the election of directors of the Company (or such other corporation).

          "Year 2000 Problem" shall have the meaning ascribed thereto in Section 2.29.

          10.2.     Accounting Principles

          . The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

     11.  Miscellaneous.
          11.1.     Payments; Indemnity

          . (a) The Company agrees that, so long any Notes shall remain outstanding, it will make all interest, principal and other payments hereunder and under the Notes in immediately available funds by wire transfer on the date due in such manner as each Holder may reasonably request in writing. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will be included in the computation of the interest payable on such next succeeding Business Day.

          (b) Each Credit Party shall jointly and severally indemnify and hold harmless each Purchaser, each Holder and each of their respective Affiliates, and each such Person's respective officers, directors, partners, members, employees, attorneys, agents and representatives (each, an "Indemnified Person") from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and out-of-pocket expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Transaction Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith.

          (c) The Company shall bear all sales, documentary, transfer, stamp or other similar Taxes and all filing fees and expenses incurred in connection with the transactions contemplated by this Agreement and shall indemnify and hold harmless each Indemnified Person from and against any such Taxes.


          11.2.     Severability

          . If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          11.3.     Specific Enforcement

          . The Purchasers, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holders shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at Law or equity.

          11.4.     Entire Agreement

          . The Transaction Documents (including the Schedules and Exhibits hereto and thereto) contain the entire understanding of the parties with respect to the transactions contemplated hereby and thereby.

          11.5.     Counterparts

          . This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          11.6.     Notices and other Communications

          . All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

          The Company, to:

          3800 Howard Hughes Parkway
          Suite 900
          Las Vegas, NV  89109
          Attention:  Ilan K. Reich, Executive Vice President

          With a copy to:

          Olshan Grundman Frome & Rosenzweig LLP
          505 Park Avenue
          New York, NY  10022
          Attention:  Adam W. Finerman, Esq.

          The Purchasers, to each Purchaser's address as set forth in the Note Register

          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY  10004
          Attention:  Robert C. Schwenkel, Esq.

          The Collateral Agent, to:

          Appaloosa Management, L.P.
          26 Main Street, 1st Floor
          Chatham, New Jersey  07928
          Attention:  Mr. Jim Bolin

          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY  10004
          Attention:  Robert C. Schwenkel, Esq.

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

          11.7.     Amendments

          . This Agreement may be amended as to the Purchasers, any Holder and their respective successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Required Holders. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

          11.8.     Successors and Assigns

          . All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any subsequent holder of a Note).

          11.9.     Expenses

               . The Company agrees to pay to each Holder all reasonable costs and expenses incurred by such Holder relating to any future amendment or supplement to any of the Transaction Documents or any of the Notes (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of such Holder relating to the enforcement of any of the Transaction Documents.

          11.10.Survival

          . All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party.

          11.11.Transfer of Notes

          .   Each Purchaser understands and agrees that the
Notes have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. Each Purchaser acknowledges that, except as provided in the Registration Rights Agreement, such Purchaser has no right to require the Company to register the Notes. Each Purchaser understands and agrees that each Note or certificate representing the Notes shall bear the following legends:

     "THE TRANSFER OF [THE SECURITIES REPRESENTED BY THIS
     CERTIFICATE] [THIS NOTE] IS RESTRICTED BY AND PURSUANT TO A
     NOTE PURCHASE AGREEMENT DATED AS OF SEPTEMBER _, 1998, A
     COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

     "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THIS INSTRUMENT WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY AND AMOUNT OF ORIGINAL ISSUE DISCOUNT, CONTACT EXECUTIVE VICE PRESIDENT, AT INAMED CORPORATION."

          11.12.GOVERNING LAW

          . THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          11.13.Submission to Jurisdiction

          . If any action, proceeding or litigation shall be brought by any Holder in order to enforce any right or remedy under this Agreement or any of the Notes, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

          11.14.Service of Process

          . Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          11.15.WAIVER OF JURY TRIAL

          .  THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION
DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION
WITH, THIS AGREEMENT OR ANY OF THE NOTES.

          11.16.Public Announcements

          . Neither the Company nor any Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

          11.17.Further Assurances

          . The Company and each of its Subsidiaries agrees that it shall and shall cause each other to, at the Company's expense and upon the reasonable request of Collateral Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Collateral Agent such further instruments, agreements and documents (including, without limitation, financing statements under the Code, security agreements in respect of Intellectual Property, stock powers executed in blank and other items necessary or desirable in connection with the perfection of Liens in the Collateral) and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Collateral Agent to carry out more effectually the provisions and purposes of the Transaction Documents.

          11.18.Representations of Purchasers.

          Each Purchaser (other than Appaloosa and its affiliates), severally and not jointly, represents and warrants to Appaloosa with respect to such Purchaser as follows: (i) such Purchaser acknowledges that Fried, Frank, Harris, Shriver & Jacobson is acting solely on behalf of Appaloosa, (ii) such Purchaser has, or such Purchaser together with its advisers, if any, have, such knowledge and experience in financial and business matters that such Purchaser is, or such Purchaser together with its advisers, if any, are, and will be capable of evaluating the merits and risks relating to such Purchaser's purchase of the Notes and Loan Warrants under this Agreement,
(iii) such Purchaser has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and such Purchaser's investment in the Notes and the Loan Warrants and such Purchaser's decision to invest in the Company has been based upon independent investigations made by such Purchaser and its advisers, if any.

          11.19.Signatures

          . This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

          IN WITNESS WHEREOF, the Company, the Purchasers and the
Collateral Agent have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized.

                                 INAMED CORPORATION


                                 By: /s/ Ilan K. Reich
                                    Name:  Ilan K. Reich
                                    Title: Executive Vice President


                                 APPALOOSA MANAGEMENT, L.P.,
                                 as Collateral Agent
                                 By:  Appaloosa Partners Inc., its
                                      General Partner

                                 By: /s/ James Bolin
                                    Name:  James Bolin
                                    Title: Vice President

                                 APPALOOSA INVESTMENT LIMITED
                                     PARTNERSHIP I
                                 By: Appaloosa Management, L.P.,
                                     its General Partner
                                 By: Appaloosa Partners Inc., its
                                     General Partner


                                 By: /s/ James Bolin
                                    Name:  James Bolin
                                    Title: Vice President

                                 PALOMINO FUND LTD.
                                 By:  Appaloosa Management L.P.,
                                     Its General Partner
                                 By: Appaloosa Partners Inc., its
                                     General Partner

                                 By: /s/ James Bolin
                                    Name:  James Bolin
                                    Title: Vice President

                                                     Exhibit 99.5










                         FORM OF WARRANT

              To Purchase Shares of Common Stock of

                       INAMED CORPORATION














            No. of Shares of Common Stock: __________
THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS


No. of Shares of Common Stock: _______________

                         FORM OF WARRANT

              To Purchase Shares of Common Stock of

                       INAMED CORPORATION


          THIS IS TO CERTIFY THAT
_______________________________, or registered assigns, is
entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from INAMED CORPORATION, a Florida corporation (the "Company"), ____________ (subject to adjustment as provided herein) shares of Common Stock (as hereinafter defined), in whole or in part, at a purchase price of $6.50 per share (subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                        1.   DEFINITIONS

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing
Date, other than Warrant Stock.

          "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Capital Stock" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

          "Closing Date" shall mean September 30, 1998.

          "Commission" shall mean the Securities and Exchange
Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $0.01 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable or exercisable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily volume weighted average sale price per share of Common Stock for the twenty Business Days ending five days prior to such date. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

          "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

          "Exchange Notes" shall mean the Company's 11.00% Senior
Subordinated Secured Notes due March 31, 1999 or, at the option of the Company as provided therein, September 1, 2000.

          "Expiration Date" shall mean September 1, 2002.

          "Holder" shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose. "Holders" shall mean, collectively, each Holder of a Warrant, in the event of any division of this Warrant.

          "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

          "Notes" shall mean the Company's 10.00% Senior Secured
Notes issued pursuant to the Note Purchase Agreement, dated as of the date hereof, among the purchasers listed on Exhibit A thereto, the Company and Appaloosa Management, L.P., as Collateral Agent.

          "Other Property" shall have the meaning set forth in
Section 4.8.

          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock. For the purposes of Sections 4.3, 4.4, 4.5, 4.6 and 4.7, Common Stock Outstanding shall include all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock, the exercise or conversion price of which is less than the Current Market Price as of any date on which the number of shares of Common Stock Outstanding is to be determined.

          "Permitted Issuances" shall mean issuances of shares of Common Stock upon exercise of the warrants and options listed on
Schedule 1.

          "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor by merger or otherwise of such entity.

          "Restricted Common Stock" shall mean shares of Common
Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

          "Rights Plan" shall mean the plan (as amended) adopted by the Company's board of directors on June 10, 1997.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Security" or "Securities" shall mean any equity or debt security of the Company (including, without limitation, subscriptions, options, warrants, rights, stock-based or stock-related awards or convertible or exchangeable securities to which the Company is a party or by which the Company may be bound of any character relating to, or obligating the Company to issue, grant, award, transfer or sell any issued or unissued shares of the Company's Capital Stock or other securities of the Company).

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities
Act.

          "Transfer Notice" shall have the meaning set forth in
Section 9.2.

          "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

          "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

                    2.   EXERCISE OF WARRANT

     2.1. Manner of Exercise.
            At any time or from time to time from and after the Closing Date and until 5:00 P.M., New York time, on the
Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

          In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 3800 Howard Hughes Parkway, Suite 900, Las Vegas, NV 89109 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the aggregate Current Warrant Price for such shares and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Current Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

          Payment of the Warrant Price shall be made at the option of Holder (i) by certified or official bank check, (ii) by tendering Notes or Exchange Notes having a principal face amount such that the amount of such Notes or Exchange Notes, together with accrued and unpaid interest thereon shall be equal to the Warrant Price (the Company hereby agreeing to reissue any Notes or Exchange Notes of a Holder into one or more Notes or Exchange Notes (as applicable) in denominations requested by such Holder) or (iii) by the surrender of this Warrant to the Company, with a duly executed exercise notice marked to reflect "Net Issue Exercise," and, in either case, specifying the number of shares of Common Stock to be purchased, during normal business hours on any Business Day. Upon a Net Issue Exercise, Holder shall be entitled to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

          X = Y x (A-B)
               A
     Where  X = the number of shares of Common Stock to be issued to the Holder
     Y= the number of shares of Warrant Stock being exercised
        under this Warrant;
     A = the Current Market Price of one share of the Company's
        Common Stock (at the date of such calculation);
     B = the Current Warrant Price (as adjusted to the date of such calculation).

     2.2. Payment of Taxes.
            All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

     2.3. Fractional Shares.
            The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

             3.   TRANSFER, DIVISION AND COMBINATION

     3.1. Transfer.
            Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with
Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

     3.2. Division and Combination.
            Subject to Section 9, this Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     3.3. Expenses.
            The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

     3.4. Maintenance of Books.
            The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                        4.   ADJUSTMENTS

          The number of shares of Common Stock for which this Warrant is exercisable and/or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

     4.1. Stock Dividends, Subdivisions and Combinations.
   If at any time the Company shall:
          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price per share shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     4.2. Certain Other Distributions.
            If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

          (a)  cash,

          (b) any evidences of its indebtedness, any shares of stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

          (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment and a fraction
(A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and
(ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

     4.3. Issuance of Additional Shares of Common Stock.
            (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock Outstanding immediately after such issue or sale; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above.

          (b) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after such issue or sale, and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Current Market Price; and (ii) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Current Warrant Price by a fraction (X) the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such issue or sale; and (Y) the denominator of which shall be the number of shares of Common Stock purchasable immediately after such issue or sale.

          (c) If at any time the Company (except as hereinafter provided) shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Shares of Common Stock which is less than the Current Warrant Price and the Current Market Price at the time the Additional Shares of Common Stock are issued, the adjustment required under Section 4.3 shall be made in accordance with the formula in paragraph (a) or (b) above which results in the lower Current Warrant Price following such adjustment. The provisions of paragraphs (a) and (b) of Section
4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section
4.1 or 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (a) or (b) of Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5 herein.

     4.4. Issuance of Warrants or Other Rights.
            If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities (other than Permitted Issuances), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price or the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of the number such warrants or other rights. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be required under this Section 4.4 solely by reason of the issuance or distribution of stock purchase rights pursuant to the Rights Plan or any other rights plan of the Company, provided that the adjustments required by this Section 4.4 shall be made if any "flip-in" or "flip-over" event shall occur under such stockholder rights plan.

     4.5. Issuance of Convertible Securities.
            If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price or Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section
4.3 on the basis that the maximum number of Additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made by reason of such issue or sale.

     4.6. Superseding Adjustment.
            If, at any time after any adjustment of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall have been made pursuant to Section 4.4 or
Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities, such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised and no outstanding Warrant shall have been exercised (in whole or in part), then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.

     4.7. Other Provisions Applicable to Adjustments under this
Section.
  The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

          (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made results in an increase or decrease of less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder when and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

          (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Majority Holders.

     4.8. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.
            In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Current Warrant Price, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     4.9. Other Action Affecting Common Stock.
            In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

     4.10.     Certain Limitations.
            Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

                 5.   NOTICES TO WARRANT HOLDERS

     5.1. Notice of Adjustments.
            Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in
Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 13.2. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

     5.2. Notice of Corporate Action.
            If at any time

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company (other than the reincorporation merger described in the Proxy Statement filed with the Securities and Exchange Commission by the Company on September 18,
     1998) with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 13.2.

                     6.   RIGHTS OF HOLDERS

     6.1  No Impairment.
            The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation, by-laws or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
         WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

          From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable.

     8.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

              9.   RESTRICTIONS ON TRANSFERABILITY

          The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

     9.1. Restrictive Legend.
            Except as otherwise provided in this Section 9, each Warrant and each certificate for Warrant Stock initially issued upon the exercise of a Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "[THIS WARRANT AND THE SECURITIES
          REPRESENTED HEREBY] [THE SECURITIES
          REPRESENTED BY THIS CERTIFICATE] HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED, OR THE SECURITIES LAWS OF
          ANY STATE AND MAY NOT BE SOLD OR OTHERWISE
          DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER SUCH ACT AND
          APPLICABLE STATE SECURITIES LAWS OR AN
          APPLICABLE EXEMPTION TO THE REGISTRATION
          REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

     9.2. Notice of Proposed Transfers; Requests for
Registration.
            Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give ten days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, notify the holder of such Warrants or such Restricted Common Stock as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrants or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2 that such opinion is reasonably satisfactory.

     9.3. Registration Rights.
  (a) The Company has agreed to (i) use its best efforts to register with the Commission on an appropriate form under the Securities Act, as soon as practicable after issuance of the Warrants (or cause an appropriate post-effective amendment to be made to any existing registered registration statement on or prior to such date), and to use its best efforts to cause to become effective as soon as practicable thereafter and in any event within six months of the Closing Date, such registration statement with respect to the Warrant Stock and (ii) keep such registration statement effective for such period of time as the Warrants or the Warrant Stock is held by the Holder. The Company will pay all expenses, including legal and accounting fees and expenses, in connection with registrations pursuant to this
Section 9.3(a).

          (b) To the extent that a registration statement is not effective pursuant to Section 9.3(a), if, at any time, the Company proposes or is required to register any of its equity securities or securities convertible into or exchangeable for equity securities under the Securities Act (an "Incidental Registration"), the Company will give prompt written notice to all holders of record of the Warrants and the Warrant Stock of its intention to so register its securities and of such holders' rights under this Section 9.3(b). Upon the written request of any holder of the Warrants or the Warrant Stock made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Warrants Stock intended to be disposed of by such holder and the intended method of distribution thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Warrant Stock which the Company has been so requested to register by the holders thereof together with any other securities the Company is obligated to register pursuant to incidental registration rights of other security holders of the Company. No registration effected under this Section 9.3(b) shall relieve the Company of its obligation to effect any registration under
Section 9.3(a). Each holder of Warrants or Warrant Stock shall have the right to withdraw its request for inclusion of its Warrant Stock in any registration statement pursuant to this
Section 9.3(b) at any time by giving written notice to the Company of its request to withdraw. There is no limitation on the number of Incidental Registrations which the Company is obligated to effect pursuant to this Section 9.3(b). The Company will pay all expenses in connection with any registration of Warrant Stock requested pursuant to this Section 9.3(b).

            (c) In connection with registration of the Warrant Stock under the Securities Act pursuant to this Section 9.3, the Company shall indemnify and hold harmless each Person who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises from or is based upon the failure by any holder of Warrants or Warrant Stock to deliver a required prospectus or prospectus supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

            (d) Each holder of Warrants or Warrant Stock registered under the Securities Act in accordance with the provisions of this Section 9.3, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statue or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such holder of Warrants or Warrant Stock specifically for use in any registration statement under which securities were registered under the Securities Act for resale by such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or the failure of such holder to deliver any required prospectus or prospectus supplement; provided, however, that the indemnification obligations of such holder shall be limited to the gross proceeds from the offering of the Warrant Stock received by such holder.

            (e)  If the indemnification provided for in this
Section 9.3 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding provided, however, that the contribution obligation of any holder shall be limited to the gross proceeds from the offering of the Warrant Stock received by such holder.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.3(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitle to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     9.4. Preemptive Rights.
          (a) The Company shall not issue, sell or exchange, or agree to issue, sell or exchange (collectively, "Issue," and any issuance, sale or exchange resulting therefrom, an "Issuance") any Securities unless the Company shall have first given written notice (the "Section 9.4 Notice") to each holder of Warrants or Warrant Stock (for purposes of this Section, each a "Section 9.4 Offeree") that shall (i) state the Company's intention to Issue Securities, the amount to be issued, sold or exchanged, the terms of such Securities, the purchase price therefor and a summary of the other material terms of the proposed issuance, sale or exchange and (ii) offer (a "Section 9.4 Offer") to Issue to each
Section 9.4 Offeree and their affiliates such Section 9.4 Offeree's Proportionate Percentage (as defined below) of such Securities (with respect to each Section 9.4 Offeree, the "Offered Securities") upon the terms and subject to the conditions set forth in the Section 9.4 Notice, which Section 9.4 Offer by its terms shall remain open and irrevocable for a period of 15-days from the date it is delivered by the Company to such holder, as the case may be (and, to the extent the Section 9.4 Offer is accepted during such 15-day period, until the closing of the Issuance contemplated by the Section 9.4 Offer). "Proportionate Percentage" for the purposes of this Section shall mean the quotient obtained by dividing: (A) the Warrant Stock held by such Section 9.4 Offeree (assuming for purposes of this Section 9.4 that all issued and outstanding Warrants have been exercised) on the date of the Section 9.4 Offer, by (B) the Warrant Stock issued and outstanding on the date of the Section
9.4 Offer.

          (b) Notice of a Section 9.4 Offeree's intention to accept a Section 9.4 Offer, in whole or in part, shall be evidenced by a writing signed by such party and delivered to the Company prior to the end of the 15-day period of such Section 9.4 Offer (each, a "Notice of Acceptance"), setting forth the portion of the Offered Securities that the Section 9.4 Offeree elects to purchase, which election shall be binding.

          (c) In the event that a Notice of Acceptance is not given by a Section 9.4 Offeree in respect of all the Offered Securities, the Company shall have 60 days following the 15-day period referred to in clause (b) above to Issue all or any part of such remaining Offered Securities not covered by the Notice of Acceptance to any other Person(s), but only at a price not less than the price, and on terms no more favorable to the person than the terms, stated in the Section 9.4 Offer Notice. If the Company does not consummate the Issuance of all or part of the remaining Offered Securities to such other Person(s) within such period, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first re-offered to each Section 9.4 Offeree in accordance with this
Section 9.4. Upon the closing of the Issuance to such other Person(s) (the "Other Buyers") of all or part of the remaining Offered Securities, each Section 9.4 Offeree shall purchase from the Company, and the Company shall Issue to each such Section 9.4 Offeree, the Offered Securities covered by the Notice of Acceptance delivered to the Company by the Section 9.4 Offeree, on the terms specified in the Section 9.4 Offer. The purchase by a Section 9.4 Offeree of any Offered Securities is subject in all cases to the execution and delivery by the Company and the
Section 9.4 Offeree of a purchase agreement relating to such Offered Securities in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Company and the Other Buyers.

     9.5. Termination of Restrictions.
            Notwithstanding the foregoing provisions of this
Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock and the legend requirements of Section
9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.

                   10.  SUPPLYING INFORMATION

          The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any reports or forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

                     11.  LOSS OR MUTILATION

          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that, in the case of the initial holder, the written agreement of Appaloosa Management, L.P. shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                  12.  LIMITATION OF LIABILITY

          No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                       13.  MISCELLANEOUS

     13.1.     Nonwaiver and Expenses.
            No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     13.2.     Notice Generally.
            Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

          (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

          (b)  If to the Company at

               INAMED Corporation
               3800 Howard Hughes Parkway, Suite 900
               Las Vegas, NV 89109
               Attention:     Executive Vice President
               Telecopy Number:  (702) 791-3205

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

     13.3.     Remedies.
            Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     13.4.     Successors and Assigns.
            Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

     13.5.     Amendment.
            This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof, provided however, that the foregoing shall not limit the operation of Section 4.6.

     13.6.     Severability.
            Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     13.7.     Headings.
            The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     13.8.     Governing Law.
            THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS WARRANT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


Dated:  _________________, 1998

                              INAMED CORPORATION



                              By:  ___________________________
                                   Name:
                                   Title:
                            EXHIBIT A

                        SUBSCRIPTION FORM

         [To be executed only upon exercise of Warrant]

              Net Issue Exercise _____No  ______Yes

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock of INAMED Corporation and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is ________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                              (Name of Registered Owner)



                              (Signature of Registered Owner)



                              (Street Address)



                              (City)           (State) (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                            EXHIBIT B

                         ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common
Stock set forth below:

Name and Address of Assignee       No. of Shares of Common Stock





and does hereby irrevocably constitute and appoint
________________ attorney-in-fact to register such transfer on the books of INAMED CORPORATION maintained for the purpose, with full power of substitution in the premises.


Dated:_______________         Print Name:
                              Signature:
                              Witness:

 NOTICE:   The signature on this assignment must correspond with
the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.
                                                     Exhibit 99.6
                       SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement") dated as of September 30, 1998, is made by INAMED Corporation, a Florida corporation (the "Obligor"), and APPALOOSA MANAGEMENT, L.P., as collateral agent (the "Collateral Agent") for the benefit of the holders of the Obligor's 10.00% Senior Secured Notes due March 31, 1999 or, at the option of the Obligor exercised as provided therein, September 1, 2000 (the "Notes").
                            RECITALS

A. Pursuant to the Note Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement"), among the purchasers listed on Exhibit A thereto (the "Purchasers"), the Collateral Agent and the Obligor, the Purchasers are purchasing Notes from the Obligor in the aggregate principal amount of $8,000,000 and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share (the "Loan Warrants");

B. As a condition, and material inducement, to the Purchasers' agreement to purchase the Notes and the Loan Warrants, the Purchasers required that the Obligor deliver this Agreement to the Collateral Agent;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor agrees with the Collateral Agent as follows:

           Article I.  Definitions and Interpretation.
1.01      Certain Defined Terms.
     Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Note Purchase Agreement
(including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Note
Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:

     "Accounts" shall have the meaning assigned to that term in
Section 2.01(b).

     "Breast Implant Litigation" shall mean the litigation in the United States District Court for the Northern District of
Alabama, Southern Division stylized as "Silicone Gel Breast
Implant Products Liability Litigation (MDL926)."

     "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

     "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

     "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "Collateral" shall have the meaning assigned to that term in
Section 2.01.

     "Collateral Account" shall have the meaning assigned to that term in Section 3.01.

     "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Obligor.

     "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

     "Documents" shall have the meaning assigned to that term in
Section 2.01(f).

     "Equipment" shall have the meaning assigned to that term in
Section 2.01(e).

     "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 7.1 of the Note Purchase
Agreement.

     "Holder" shall mean, at any time of reference, a Person in whose name a Note is registered in the Note Register at such time.

     "Indebtedness" shall mean, with respect to any Person,
(i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person,
(ix) all obligations arising out of foreign exchange contracts, and (x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "Instruments" shall have the meaning assigned to that term in Section 2.01(c).

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

     "Inventory" shall have the meaning assigned to that term in
Section 2.01(d).

     "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Obligor that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by the Obligor.

     "Loan Documents" shall mean the Note Purchase Agreement, the Notes, this Agreement, the Guarantee and Security Agreement, dated as of the date hereof, between certain Subsidiaries of the Obligor and the Collateral Agent, the Guarantee Agreement, dated as of the date hereof, made by certain Subsidiaries of the Obligor in favor of the Holders, the Registration Rights Agreement, dated as of the date hereof, by and between the Obligor and the Purchasers and the Intercreditor Agreement, dated as of the date hereof, by and between the Collateral Agent and the Trustee.

     "Loan Warrants" shall have the meaning assigned to that term in the Recitals.

     "Make-Whole Amount" shall have the meaning assigned to that term in the Note Purchase Agreement.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, prospects (including, without limitation, the prospects for the settlement of the Breast Implant Litigation), operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Obligor and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of the Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights, remedies, powers and privileges of the Holders under any of the Loan Documents or (e) the timely payment of the Secured Obligations.

     "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

     "Note Register" shall have the meaning ascribed thereto in the Note Purchase Agreement.

     "Obligations" shall mean the principal and interest due under the Notes and all other obligations and liabilities of the Obligor to the Holders of every nature whatsoever now existing or hereafter arising, including, without limitation, all prepayment premiums, indemnities, reimbursement obligations, fees, costs and expenses, arising under or in connection the Loan Documents (including, without limitation, any interest accruing subsequent to (or that would accrue but for) the commencement of any proceeding involving the bankruptcy, insolvency, reorganization, liquidation, receivership or the like of the Obligor), and any and all expenses which may be incurred by the Holders in collecting any or all of the obligations of the Obligor under this Agreement and/or enforcing any rights under this Agreement.

     "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Obligor.

     "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

     "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) deposit accounts in, and certificates of deposit, repurchase agreements or bankers acceptances of any bank or trust company organized under the laws of the United States of America or any state or licensed to conduct a banking or trust business in the United States of America or any state and having capital, surplus and undivided profits of at least $35,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition; and
(d) money market funds sponsored by commercial or investment banks unaffiliated with the Obligor.

     "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Pledged Debt" shall have the meaning assigned to that term in Section 2.01(a).

     "Pledged Stock" shall have the meaning assigned to that term in Section 2.01(a).

     "SEC" shall mean the United States Securities and Exchange
Commission.

     "Secured Obligations" shall mean any and all obligations of the Obligor at any time and from time to time for the performance of its agreements, covenants and undertakings under or in respect of the Loan Documents.

     "Securities Collateral" means the Stock Collateral and the Pledged Debt.

     "Signing Date" shall mean the date on which the Obligor shall sign and deliver this Agreement.

     "Stock Collateral" shall have the meaning assigned to that term in Section 2.01(a).

     "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Obligor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

     "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

     "Trustee" shall mean Santa Barbara Bank & Trust.

     "Uniform Commercial Code" shall mean the Uniform Commercial
Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

1.02  Interpretation.
In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Loan Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities.

                    Article II.  Collateral.
2.01      Grant.
     As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Holders a security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Obligor and whether now existing or hereafter coming into existence including, without limitation, all real and personal property and interests in real and personal property (collectively, the "Collateral"):

               (a)(i) all of the shares of capital stock of the Issuers now owned or hereafter acquired by the Obligor as set forth in Schedule 2.01 together with in each case the certificates representing the same (collectively, the "Pledged Stock"); (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and (iii) without affecting the obligations of the Obligor under any provision prohibiting such action under any Loan Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Obligor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral"); (iv) the Indebtedness described in Annex I and issued by the obligors named therein (the "Pledged Debt"); (v) all additional Indebtedness for money borrowed or for the deferred purchase price of property from time to time owed to the Obligor by any obligor of the Pledged Debt, and all additional Indebtedness in excess of $25,000 for money borrowed or for the deferred purchase price of property from time to time owed to the Obligor by any other Person who, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of the Obligor or an Affiliate of the Obligor (any such Indebtedness being "Additional Debt"); (vi) all notes or other instruments evidencing the Indebtedness referred to in clauses
(iv) and (v) above;

               (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to the Obligor in repayment of any loans or advances (including loans and advances to Subsidiaries of the Obligor), in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");

               (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

               (d) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of the Obligor that are held by the Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

               (e) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of the Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

               (f) all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Obligor covering, evidencing or representing Inventory or Equipment
(collectively, the "Documents");

               (g) all contracts and other agreements of the Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of the Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of the Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

               (h) all other accounts or general intangibles of the Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor;

               (i)  the balance from time to time in the
Collateral Account;

               (j) all other tangible and intangible property of the Obligor, including all Intellectual Property; and

               (k) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

2.02      Intellectual Property.
     For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Article VI at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, the Obligor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Obligor) to use, assign, license or sublicense any of the Intellectual Property of the Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

2.03      Perfection.
     Concurrently with the execution and delivery of this Agreement, the Obligor shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Collateral Agent may request to perfect and establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement (including promptly filing the Assignment for Security- -Trademarks and Patents, in the form executed on the date hereof by the Obligor, in the United States Patent and Trademark Office), (ii) deliver and pledge to the Collateral Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request, (iii) cause the Collateral Agent (to the extent requested by the Collateral Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Obligor and deliver to the Collateral Agent originals of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) deliver and pledge to the Collateral Agent all certificates for the Pledged Stock and notes, instruments or other documents evidencing the Pledged Debt, accompanied by undated stock or bond powers, as the case may be, duly executed in blank and (v) take all such other actions as shall be necessary or as the Collateral Agent may request to perfect and establish the first priority (subject only to such Permitted Liens) of the Liens granted by this Agreement. The Collateral Agent shall have the right, at any time in its discretion and with notice to the Obligor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Stock or Pledged Debt.

2.04      Preservation and Protection of Security Interests.
     The Obligor shall:

               (a) upon the acquisition after the Signing Date by the Obligor of any Securities Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Securities Collateral (together with the certificates or instruments representing such Securities Collateral securities duly endorsed in blank or accompanied by undated powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Securities Collateral;

               (b) upon the acquisition after the Signing Date by the Obligor of any Instrument, promptly deliver and pledge to the Collateral Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request;

               (c) upon the acquisition after the Signing Date by the Obligor of any Equipment or Motor Vehicle covered by a certificate of title or ownership, promptly cause the Collateral Agent to be listed as the lienholder on such certificate of title and within 45 days of the acquisition of such property deliver evidence of the same to the Collateral Agent;

               (d) upon the Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to the Obligor's filing, either directly or through any agent, licensee or other designee, of any application with any governmental Person for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Signing Date, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may request to evidence, validate, perfect and establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement in such and any related Intellectual Property; and

               (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Collateral Agent may request to create, perfect, establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of, or to preserve the validity, perfection or first priority (subject only to such Permitted Liens) of, the Liens granted by this Agreement or to enable the Collateral Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Securities Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Obligor), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of
Section 3.02(b).

2.05      Attorney-in-Fact.
     (a) Subject to the rights of the Obligor under Sections 2.06, 2.07, 2.08 and 2.09, the Collateral Agent is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 3.02(b), any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under
Article VI, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral. In any suit, proceeding or action brought by the Collateral Agent relating to any Account, contract or Instrument for any sum owing thereunder, or to enforce any provision of any Account, contract or Instrument, the Obligor will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Obligor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Obligor, and all such obligations of the Obligor shall be and remain enforceable against and only against the Obligor and shall not be enforceable against the Collateral Agent.

               (b) Without limiting the rights and powers of the Collateral Agent under Section 2.05(a), the Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of the Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by the Obligor to be retitled and the Collateral Agent to be listed as lienholder as to such Motor Vehicles, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Obligor as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the Collateral Agent a first priority perfected lien on the Motor Vehicles and exercising the rights and remedies of the Collateral Agent under Article VI). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

               (c) Without limiting the rights and powers of the Collateral Agent under Section 2.05(a), the Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by
Section 2.04(d). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

2.06      Special Provisions Relating to Securities Collateral.
     (a) So long as no Event of Default shall have occurred and be continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities Collateral for all purposes not inconsistent with the terms of any Loan Document, provided that the Obligor agrees that it will not vote the Securities Collateral in any manner that is inconsistent with the terms of any Loan Document; and the Collateral Agent shall, at the Obligor' expense, execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividends and other orders and other instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.06(a).

               (b) So long as no Event of Default shall have occurred and be continuing, the Obligor shall be entitled to receive and retain any dividends or distributions on the Securities Collateral paid in cash.

               (c) If any Event of Default shall have occurred and be continuing, and whether or not the Holders or the Collateral Agent exercise any available right to declare any Secured Obligation due and payable or seek or pursue any other right, remedy, power or privilege available to them under applicable law, this Agreement or any other Loan Document, all dividends and other distributions on the Securities Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Securities Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request, the Obligor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to such cure shall, upon request of the Obligor (except to the extent applied to the Secured Obligations), be returned by the Collateral Agent to the Obligor.

2.07      Use of Intellectual Property.
     Subject to such action not otherwise constituting a Default and so long as no Event of Default shall have occurred and be continuing, the Obligor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligor. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Obligor shall have certified are appropriate (in its reasonable judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 2.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Article VI by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligor in accordance with the first sentence of this Section 2.07.

2.08      Instruments.
     So long as no Default or Event of Default shall have occurred and be continuing, the Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Collateral Agent shall, promptly upon the request, and at the expense of the Obligor, make appropriate arrangements for making any Instruments pledged by the Obligor available to the Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document.

2.09      Use of Collateral.
     So long as no Event of Default shall have occurred and be continuing, the Obligor shall, in addition to its rights under Sections 2.06, 2.07 and 2.08 hereof and Section 6.17 of the Note Purchase Agreement, in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, subject to the rights, remedies, powers and privileges of the Collateral Agent under Articles III and VI and to such use, possession or exercise not otherwise constituting a Default.

2.10      Rights and Obligations.
     (a) The Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release the Obligor from any of its duties and obligations under such contracts and agreements and the Obligor shall save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of such exercise. The Collateral Agent shall have no duty, obligation or liability under such contracts and agreements or with respect to any governmental approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of the Obligor under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

               (b) No Lien granted by this Agreement in the Obligor's right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Collateral Agent to any such contract, agreement or governmental approval.

               (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document.

               (d) The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

2.11      Release of Motor Vehicles.
     So long as no Default shall have occurred and be continuing, upon the request of, and at the expense of, the Obligor, the Collateral Agent shall execute and deliver to the Obligor such instruments as the Obligor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from the Obligor stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for such loss).

2.12      Termination.
     When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall terminate, and the Collateral Agent shall, at the expense of the Obligor, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor and to be released, canceled and granted back all licenses and rights referred to in
Section 2.02. The Collateral Agent shall also, at the expense of the Obligor, execute and deliver to the Obligor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Obligor to effect the termination and release of the Liens granted by this Agreement on the Collateral.

           Article III.  Cash Proceeds of Collateral.
3.01      Collateral Account.
     There is hereby established with the Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the exclusive domain and control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds resulting from insurance or condemnation) required to be delivered to the Collateral Agent pursuant to this Agreement and into which the Obligor may from time to time deposit any additional amounts which it wishes to pledge to the Collateral Agent as additional collateral security under this Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. If any Event of Default shall have occurred and be continuing, the Collateral Agent may in its discretion apply (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Article VI. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement.

3.02      Certain Proceeds.
     (a) If any Default or Event of Default shall have occurred and be continuing, the Obligor shall, upon request of the Collateral Agent, promptly notify (and the Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent. All such payments made to the Collateral Agent shall be immediately deposited in the Collateral Account.
               (b) The Obligor agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it following the occurrence and during the continuation of a Default, the Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Obligor.

3.03      Investment of Balance in Collateral Account.
     Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligor (or, if any Default or Event of Default shall have occurred and be continuing, the Collateral Agent) shall determine. All such investments shall be held in the name and be under the control of the Collateral Agent. At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds of such action to the payment of the Secured Obligations in the manner specified in Article VI.

          Article IV.  Representations and Warranties.
     The Obligor hereby represents and warrants to the Collateral
Agent for the benefit of the Holders as follows:

4.01 Title.
     The Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and, except as set forth in Schedule 4.01, such Collateral is free and clear of all Liens. The first priority Liens granted by this Agreement in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders have attached and, upon filing of the respective financing statements in the jurisdictions listed on Annex II, this Agreement is effective to create a perfected first priority security interest in all of such Collateral prior to all other Liens. With respect to the Pledged Stock, the Pledged Debt and the cash in the Collateral Account, the pledge of such Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral in favor of the Collateral Agent for the benefit of the Holders.

4.02 Securities Collateral.
     (a) The Pledged Stock presently owned by the Obligor is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any Loan Document). The Pledged Debt pledged by the Obligor has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default. The Pledged Debt constitutes all of the outstanding Indebtedness for money borrowed or for the deferred purchase price of property owed to the Obligor by any of its Subsidiaries or Affiliates.

               (b) The Pledged Stock pledged by the Obligor constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Obligor on the Signing Date (whether or not registered in the name of the Obligor).

4.03      Intellectual Property.
     (a) Except pursuant to licenses and other user agreements entered into by the Obligor in the ordinary course of business, the Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark constituting Intellectual Property.

               (b) The Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

4.04      Goods.
     Any goods now or hereafter manufactured or otherwise produced by the Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

                     Article V.  Covenants.
5.01 Books and Records.
     The Obligor shall: (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Liens granted by this Agreement; (b) furnish to the Collateral Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail; (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt notice of such proposed filing; and (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Collateral Agent to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably request.

5.02 Removals, Etc.
     Without at least 30 days' prior written notice to the Collateral Agent, the Obligor shall (i) not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than (a) at the address initially indicated for notices to it under
Article VII, (b) at one of the other business locations presently owned or operated by the Obligor or any of its Affiliates and identified in Annex II or III or (c) in transit from one of such locations to another, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement, provided that the Company shall be permitted to consummate the reincorporation merger whereby the Company would merge with a Delaware Subsidiary of the Company to change the Company's state of incorporation from Florida to Delaware (as described in the Notice of Special Meeting of Stockholders and Proxy Statement filed by the Company with the SEC on September 18, 1998).

5.03 Stock Collateral.
     The Obligor will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligor shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any Loan Document). The Obligor agrees that it will (i) cause each issuer of the Pledged Stock not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Stock, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock issued to the Obligor (the "Additional Stock") and any and all Additional Debt, and (iii) promptly (and in any event within three business days) deliver to the Collateral Agent an amendment to this Agreement, duly executed by the Obligor, in respect of the Additional Shares or Additional Debt, together with all certificates, notes or other instruments representing or evidencing the same. The Obligor agrees that all Additional Shares and Additional Debt listed on any such amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Stock and Pledged Debt, respectively, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article IV hereof with respect to such Collateral.

5.04      Intellectual Property.
     (a) The Obligor (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

               (b)  The Obligor (either itself or through
licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated.

               (c) The Obligor shall notify the Collateral Agent immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental Person) regarding the Obligor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

               (d) The Obligor will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental Person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

               (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, the Obligor shall notify the Collateral Agent within ten days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

               (f) The Obligor shall prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registrable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that the Obligor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the Obligor. Any expenses incurred in connection with such an application shall be borne by the Obligor.

               (g) The Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event the Obligor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

                     Article VI.  Remedies.
6.01      Events of Default, Etc.
     If any Event of Default shall have occurred and be continuing:

               (a) the Collateral Agent in its discretion may require the Obligor to, and the Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Obligor, designated in the Collateral Agent's request;

               (b) the Collateral Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

               (c) the Collateral Agent in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

               (d) the Collateral Agent in its discretion may, upon five business days' prior written notice to the Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, or its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligor shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

               (e) the Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and the Obligor agrees to take all such action as may be appropriate to give effect to such right).

               The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this
Section 6.01 and of the exercise of the license granted to the Collateral Agent in Section 2.02 shall be applied in accordance with Section 6.04.

6.02      Deficiency.
     If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section
6.01 and of the exercise of the license granted to the Collateral Agent in Section 2.02 are insufficient to cover the costs and expenses (including attorneys fees) of such exercise and the payment in full of the other Secured Obligations, the Obligor shall remain liable for any deficiency.

6.03      Private Sale.
     (a) The Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

               (b) The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale.
The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

6.04      Application of Proceeds.
     Except as otherwise expressly provided in this Agreement and except as provided below in this Section 6.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01 or of the exercise of the license granted in Section 2.02, and any other cash at the time held by the Collateral Agent under Article III or this Article VI, shall be applied by the Collateral Agent:

     First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Collateral Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Collateral Agent in that connection;

     Second, to the Collateral Agent for amounts due and unpaid on the Notes for principal and interest and all other amounts due and unpaid under the Loan Documents including the Make-Whole
Amount; and

     Third, to the Obligor or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     As used in this Article VI, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

                  Article VII.  Miscellaneous.
7.01      Waiver.
     No failure on the part of the Collateral Agent or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.02      Notices.
     All notices and communications to be given under this
Agreement shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage
prepaid to:
      if to the Obligor:          INAMED Corporation
                                   3800 Howard Hughes Parkway, #900
                                   Las Vegas, Nevada
                                   Attention:  Ilan Reich

      if to the Collateral Agent: Appaloosa Management, L.P.
                                   26 Main St., 1st Floor
                                   Chatham, N.J.  07928
                                   Attention:  James Bolin

7.03      Expenses, Etc.
     The Obligor agrees to pay or to reimburse the Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article VI, or any of the obligations of the Obligor in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement or
(b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

7.04      Amendments.
     This Agreement may be amended as to the Collateral Agent and its respective successors and assigns, and the Obligor may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Obligor shall obtain the written consent of the Collateral Agent. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

7.05      Successors and Assigns.
     All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.06      Survival.
     All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Loan Documents, regardless of any investigation made by or on behalf of any party.

7.07      Agreements Superseded.
     Except with respect to express references to other Loan
Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

7.08      Severability.
     If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

7.09      Captions.
     The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.10      Counterparts.
     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.11      GOVERNING LAW.
     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

7.12 Submission to Jurisdiction
     . If any action, proceeding or litigation shall be brought by the Collateral Agent in order to enforce any right or remedy under this Agreement, the Obligor hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Obligor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

7.13.     Service of Process
     .  Nothing herein shall affect the right of the Collateral
Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Obligor in any other jurisdiction.

7.14.     WAIVER OF JURY TRIAL
     .  THE OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION
DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION
WITH, THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.
                                    INAMED CORPORATION


                                    By: /s/ Ilan K. Reich
                                    Name: Ilan K. Reich
                                    Title: Executive Vice President


                                    APPALOOSA MANAGEMENT, L.P.


                                    By: /s/ James Bolin
                                      Name: James Bolin
                                      Title: Vice President


                                                     Exhibit 99.7

                GUARANTEE AND SECURITY AGREEMENT

     This GUARANTEE AND SECURITY AGREEMENT (this "Agreement") dated as of September 30, 1998, is made by the certain Subsidiaries of INAMED Corporation, a Florida corporation (the "Company") that are signatories hereto and who execute a Joinder hereto in the form of Exhibit A hereto (collectively, the "Obligors") and APPALOOSA MANAGEMENT, L.P., as collateral agent (the "Collateral Agent") for the benefit of the holders of the Company's 10.00% Senior Secured Notes due March 31, 1999 or, at the option of the Company exercised as provided therein, September 1, 2000 (the "Notes").

                            RECITALS

     A. Pursuant to the Note Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement"), among the purchasers listed on Exhibit A thereto (the "Purchasers"), the Collateral Agent and the Company, the Purchasers are purchasing Notes from the Company in the aggregate principal amount of $8,000,000 and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share (the "Loan Warrants");

     B. The Obligors are direct or indirect Subsidiaries of the Company;

     C. As a condition, and material inducement, to the Purchasers' agreement to purchase the Notes and the Loan Warrants, the Purchasers required that the Obligors deliver this Agreement to the Collateral Agent;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors agree with the Collateral Agent as follows:

           Article I.  Definitions and Interpretation.
     1.01      Certain Defined Terms.
     Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Note Purchase Agreement
(including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Note
Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:

     "Accounts" shall have the meaning assigned to that term in
Section 3.01(b).

     "Breast Implant Litigation" shall mean the litigation in the United States District Court for the Northern District of
Alabama, Southern Division stylized as "Silicone Gel Breast
Implant Products Liability Litigation (MDL926)."

     "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

     "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

     "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "Collateral" shall have the meaning assigned to that term in
Section 3.01.

     "Collateral Account" shall have the meaning assigned to that term in Section 4.01.

     "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any Obligor.

     "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

     "Documents" shall have the meaning assigned to that term in
Section 3.01(f).

     "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 7.1 of the Note Purchase
Agreement.

     "Equipment" shall have the meaning assigned to that term in
Section 3.01(e).

     "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "Guaranteed Obligations" means any and all Obligations and any and all obligations of the Company for the performance by it of its agreements, covenants and undertakings under or in respect of the Loan Documents.

     "Holder" shall mean, at any time of reference, a Person in whose name a Note is registered in the Note Register at such time.

     "Indebtedness" shall mean, with respect to any Person,
(i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person,
(ix) all obligations arising out of foreign exchange contracts, and (x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "Instruments" shall have the meaning assigned to that term in Section 3.01(c).

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

     "Inventory" shall have the meaning assigned to that term in
Section 3.01(d).

     "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Company that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by any Obligor.

     "Loan Documents" shall mean the Note Purchase Agreement, the Notes, this Agreement, the Security Agreement, dated as of the date hereof, by and between the Company and the Collateral Agent (the "Security Agreement"), the Guarantee Agreement, dated as of the date hereof, made by certain Subsidiaries of the Obligor in favor of the Holders, and the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchasers and the Intercreditor Agreement, dated as of the date hereof, by and between the Collateral Agent and the Trustee.

     "Loan Warrants" shall have the meaning assigned to that term in the Recitals.

     "Make-Whole Amount" shall have the meaning assigned to that term in the Note Purchase Agreement.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, prospects (including, without limitation, the prospects for the settlement of the Breast Implant Litigation), operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights, remedies, powers and privileges of the Holders under any of the Loan Documents or (e) the timely payment of the Secured Obligations.

     "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

     "Note Register" shall have the meaning ascribed thereto in the Note Purchase Agreement.

     "Obligations" shall mean the principal and interest due under the Notes and all other obligations and liabilities of the Company to the Holders of every nature whatsoever now existing or hereafter arising, including, without limitation, all prepayment premiums, indemnities, reimbursement obligations, fees, costs and expenses, arising under or in connection the Loan Documents (including, without limitation, any interest accruing subsequent to (or that would accrue but for) the commencement of any proceeding involving the bankruptcy, insolvency, reorganization, liquidation, receivership or the like of the Company), and any and all expenses which may be incurred by the Holders in collecting any or all of the obligations of such Obligor under this Agreement and/or enforcing any rights under this Agreement.

     "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by any Obligor.

     "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

     "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) deposit accounts in, and certificates of deposit, repurchase agreements or bankers acceptances of any bank or trust company organized under the laws of the United States of America or any state or licensed to conduct a banking or trust business in the United States of America or any state and having capital, surplus and undivided profits of at least $35,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition; and
(d) money market funds sponsored by commercial or investment banks unaffiliated with the Company.

     "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Pledged Debt" shall have the meaning assigned to that term in Section 3.01(a).

     "Pledged Stock" shall have the meaning assigned to that term in Section 3.01(a).

     "SEC" shall mean the United States Securities and Exchange
Commission.

     "Secured Obligations" shall mean (a) any and all Guaranteed Obligations and (b) any and all obligations of the Obligors at any time and from time to time for the performance of their agreements, covenants and undertakings under or in respect of the Loan Documents.

     "Securities Collateral" means the Stock Collateral and the Pledged Debt.

     "Signing Date" shall mean the date on which a respective
Obligor shall sign and deliver this Agreement, whether directly or through execution and delivery of a Joinder hereto.

     "Stock Collateral" shall have the meaning assigned to that term in Section 3.01(a).

     "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Obligor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

     "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

     "Trustee" shall mean Santa Barbara Bank & Trust.

     "Uniform Commercial Code" shall mean the Uniform Commercial
Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

     1.02  Interpretation.
In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Loan Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities.

                     Article II.  Guarantee.
     2.01  Guarantee.
          (a) Subject to the limitation set forth in Section 2.08, each of the Obligors, as a primary obligor and not merely as a surety, hereby jointly and severally guarantees to the Holders the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Obligors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Obligors will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Obligors under this Article II are irrevocable and unconditional in nature and are made with respect to any Guaranteed Obligations now existing or in the future arising.
The Obligors' liability under this Agreement shall continue until full satisfaction of all Guaranteed Obligations. The obligations of the Obligors constitute a guarantee of due and punctual payment and performance and not merely a guarantee of collection, and each of the Obligors specifically agrees that it shall not be necessary or required that the Holders exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Obligor hereunder.


          (b) No payment or payments made by the Company or any other Person or received or collected by the Holders from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Obligors hereunder which shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the date upon which the Guaranteed Obligations are fully performed and paid in full.

     2.02  Acknowledgments, Waivers and Consents.
     Each Obligor acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than such Obligor and that such obligations of such Obligor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Obligor agrees that:

          (a)  Without affecting the enforceability or
effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Obligor, or the rights, remedies, powers and privileges of the Holders under this Agreement, the Collateral Agent may, at any time and from time to time and without notice or demand of any kind or nature whatsoever: (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations); (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing; (iii) accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations; (iv) accept or receive (including from any other Obligor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise); (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Obligor); (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including the obligations of any other Obligor) for or relative to all or any part of the Guaranteed Obligations; (vii) apply any collateral or the proceeds of any collateral or guarantee (including the obligations of any other Obligor) to all or any part of the Guaranteed Obligations in such manner and extent as the Collateral Agent may in its discretion determine; (viii) release any Person (including any other Obligor) from any personal liability with respect to all or any part of the Guaranteed Obligations; (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Collateral Agent may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of all or any part of the Guaranteed Obligations (including with any other Obligor); (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Obligor); (xi) proceed against the Company, such or any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Holders under the Loan Documents or otherwise in such order and such manner as the Collateral Agent may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement as to any Obligor; (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off; (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Collateral Agent may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Collateral Agent a party in possession in contemplation of law, except at its option); (xiv) enter into such other transactions or business dealings with any other Obligor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Collateral Agent may desire; and
(xv) do all or any combination of the actions set forth in this
Section 2.02(a).

          (b) The enforceability and effectiveness of this Agreement and the liability of the Obligors, and the rights, remedies, powers and privileges of the Holders and the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of: (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations; (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Company, any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor; (iii) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations; (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);
(v) any failure of the Holders or the Collateral Agent to marshal assets in favor of the Company or any other Person (including any other Obligor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Obligor, the Company, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Obligor's liability under this Agreement, the Holders and the Collateral Agent being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Loan Document; (vi) any failure of the Holders or the Collateral Agent to give notice of sale or other disposition of any Collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Obligor or any other Person or any defect in, or any failure by any Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any Collateral; (vii) any failure of the Holders or the Collateral Agent to comply with applicable laws in connection with the sale or other disposition of any Collateral for all or any part of the Guaranteed Obligations; (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Obligor or may preclude any Obligor from obtaining reimbursement, contribution, indemnification or other recovery from any other Obligor, the Company, any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency; (ix) any benefits the Company, any Obligor or any other guarantor may otherwise derive from the laws of any jurisdiction of the nature of a "one-form-of-action," "anti-deficiency" or "security-first" rule; (x) any act or omission of the Holders, the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other Obligor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise; (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (xii) the possibility that the obligations of the Company to the Holders or the Collateral Agent may at any time and from time to time exceed the aggregate liability of the Obligors under this Agreement; (xiii) any counterclaim, set-off or other claim which the Company or any other Obligor has or alleges to have with respect to all or any part of the Guaranteed Obligations; (xiv) any failure of the Holders or the Collateral Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (xv) the election by the Holders or the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;
(xvi) any extension of credit or the grant of any Lien under
Section 364 of the Bankruptcy Code; (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code; (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(xix) the avoidance of any Lien in favor of the Holders or the Collateral Agent for any reason; (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding; (xxi) any action taken by the Collateral Agent that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          (c) Each Obligor expressly waives, for the benefit of the Collateral Agent and the Holders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Obligor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

          (d) Each Obligor represents and warrants to the Holders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Obligor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Obligor further represents and warrants that it has reviewed and approved each of the Loan Documents and is fully familiar with the transactions contemplated by the Loan Documents and that it will in the future remain fully familiar with such transactions and with any new Loan Documents and the transactions contemplated by such Loan Documents. Each Obligor hereby expressly waives and relinquishes any duty on the part of the Holders (should any such duty exist) to disclose to such or any other Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Holders.

          (e) Each Obligor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.

     2.03      Understanding With Respect to Waivers and
Consents.
Each Obligor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Obligor otherwise may have against the Company, the Holders, the Collateral Agent or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

     2.04 Subrogation.
     Notwithstanding any payment or payments made by the Obligors hereunder, or any set-off or application of funds of the Obligors by the Collateral Agent, no Obligors shall exercise any of the rights of the Collateral Agent or any Holder which any Obligor may acquire by way of subrogation, by any payment made hereunder, by reason of such set-off or application of funds or otherwise, against the Company or against any collateral security or guarantee or right of set-off held by the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, and no Obligor shall seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Obligors hereunder, until all amounts owing to the Collateral Agent and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Obligor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Obligor in trust for the Collateral Agent and the Holders, segregated from other funds of such Obligor, and shall, forthwith upon receipt by such Obligor, be turned over to the Collateral Agent in the exact form received by such Obligor (duly indorsed by such Obligor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as required by the applicable Loan Documents.

     2.05      Reinstatement.
     The obligations of each Obligor under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Obligor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Obligors jointly and severally agree that it will indemnify the Holders and the Collateral Agent on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Holders in connection with such rescission or restoration.

     2.06      Remedies.
     The Obligors hereby jointly and severally agree that, between each of them and the Collateral Agent (for the benefit of the Holders) the obligations of the Company under the Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 7.2 of the Note Purchase Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.

     2.07      Subordination of Indebtedness of the Company;
Security Interest.

          (a) Each Obligor agrees that any indebtedness of the Company now or in the future owed to such Obligor is hereby subordinated to the Guaranteed Obligations. If the Collateral Agent so requests, any such indebtedness shall be collected, enforced and received by such Obligor as trustee for the Collateral Agent and shall be paid over to the Collateral Agent (for the benefit of the Holders) in kind on account of the Guaranteed Obligations. If, after the Collateral Agent's request, such Obligor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Collateral Agent, the Collateral Agent as such Obligor's attorney-in-fact may do such acts and sign such documents in such Obligor's name and on such Obligor's behalf as the Collateral Agent considers necessary or desirable to effect such collection, enforcement or payment, the Collateral Agent being hereby appointed such Obligor's attorney-in-fact for such purpose.

          (b) Each Obligor hereby grants to the Collateral Agent (for the benefit of the Holders) a security interest in any indebtedness referred to in Section 2.07(a) and in any personal property of the Company in which such Obligor now has or in the future acquires any right, title or interest. Each Obligor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of such Obligor in such property until the Guaranteed Obligations have been fully satisfied and performed.

     2.08      Limitation on Guarantee.
     In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Obligors under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Holders in respect of such obligations would be subordinated to the claims of any other creditors on account of the Obligors' liability under Section 2.01, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Obligors, the Holders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                    Article III.  Collateral.
     3.01      Grant.
     As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Holders a security interest in all of such Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence, including, without limitation, all real and personal property and interests in real and personal property (collectively, the "Collateral"):

          (a)(i) all of the shares of capital stock of the Issuers now owned or hereafter acquired by such Obligor as set forth in Schedule 3.01 together with in each case the certificates representing the same (collectively, the "Pledged Stock"); (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and (iii) without affecting the obligations of any Obligor under any provision prohibiting such action under any Loan Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral"); (iv) the Indebtedness described in Annex I issued by the obligors named therein (the "Pledged Debt"); (v) all additional Indebtedness for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any obligor of the Pledged Debt, and all additional Indebtedness in excess of $25,000 for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any other Person who, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of such Obligor or an Affiliate of such Obligor (any such Indebtedness being "Additional Debt"); (vi) all notes or other instruments evidencing the Indebtedness referred to in clauses
(iv) and (v) above;

          (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to such Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");

          (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

          (d) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are held by such Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

          (e) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

          (f)  all documents of title (as defined in the Uniform
Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

          (g) all contracts and other agreements of such Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

          (h) all other accounts or general intangibles of such Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;

          (i)  the balance from time to time in the Collateral
Account;

          (j) all other tangible and intangible property of such Obligor, including all Intellectual Property; and

          (k) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

     3.02      Intellectual Property.
     For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Article VII at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, each Obligor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property of such Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

     3.03      Perfection.
     Concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Collateral Agent may request to perfect and establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement (including promptly filing the Assignment for Security- -Trademarks and Patents, in the form executed on the date hereof by the Obligors, in the United States Patent and Trademark Office), (ii) deliver and pledge to the Collateral Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request, (iii) cause the Collateral Agent (to the extent requested by the Collateral Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by such Obligor and deliver to the Collateral Agent originals of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) deliver and pledge to the Collateral Agent all certificates for the Pledged Stock and notes, instruments or other documents evidencing the Pledged Debt, accompanied by undated stock or bond powers, as the case may be, duly executed in blank and (v) take all such other actions as shall be necessary or as the Collateral Agent may request to perfect and establish the first priority (subject only to such Permitted Liens) of the Liens granted by this Agreement. The Collateral Agent shall have the right, at any time in its discretion and with notice to the Company, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Stock or Pledged Debt.

     3.04      Preservation and Protection of Security Interests.
     Each Obligor shall:

          (a) upon the acquisition after the Signing Date by such Obligor of any Securities Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Securities Collateral (together with the certificates or instruments representing such Securities Collateral securities duly endorsed in blank or accompanied by undated powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Securities Collateral;

          (b) upon the acquisition after the Signing Date by such Obligor of any Instrument, promptly deliver and pledge to the Collateral Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request;

          (c) upon the acquisition after the Signing Date by such Obligor of any Equipment or Motor Vehicle covered by a certificate of title or ownership, promptly cause the Collateral Agent to be listed as the lienholder on such certificate of title and within 45 days of the acquisition of such property deliver evidence of the same to the Collateral Agent;

          (d) upon such Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to such Obligor's filing, either directly or through any agent, licensee or other designee, of any application with any governmental Person for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Signing Date, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may request to evidence, validate, perfect and establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement in such and any related Intellectual Property; and

          (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Collateral Agent may request to create, perfect, establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of, or to preserve the validity, perfection or first priority (subject only to such Permitted Liens) of, the Liens granted by this Agreement or to enable the Collateral Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Securities Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to such Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of
Section 4.02(b).

     3.05      Attorney-in-Fact.
          (a) Subject to the rights of such Obligor under Sections 3.06, 3.07, 3.08 and 3.09, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 4.02(b), any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and
(iv) to execute, in connection with any sale or disposition of the Collateral under Article VII, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral. In any suit, proceeding or action brought by the Collateral Agent relating to any Account, contract or Instrument for any sum owing thereunder, or to enforce any provision of any Account, contract or Instrument, the Obligors, jointly and severally, will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by any Obligor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Obligors, and all such obligations of the Obligors shall be and remain enforceable against and only against the Obligors and shall not be enforceable against the Collateral Agent.

          (b) Without limiting the rights and powers of the Collateral Agent under Section 3.05(a), each Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of such Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Obligor to be retitled and the Collateral Agent to be listed as lienholder as to such Motor Vehicles, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Obligor as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the Collateral Agent a first priority perfected lien on the Motor Vehicles and exercising the rights and remedies of the Collateral Agent under Article VII). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

          (c) Without limiting the rights and powers of the Collateral Agent under Section 3.05(a), each Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by
Section 3.04(d). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

     3.06      Special Provisions Relating to Securities
Collateral.
          (a) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities Collateral for all purposes not inconsistent with the terms of any Loan Document, provided that the Obligors jointly and severally agree that they will not vote the Securities Collateral in any manner that is inconsistent with the terms of any Loan Document; and the Collateral Agent shall, at the Obligors' expense, execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividends and other orders and other instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 3.06(a).

          (b) So long as no Event of Default shall have occurred and be continuing, the Obligors shall be entitled to receive and retain any dividends or distributions on the Securities
Collateral paid in cash.

          (c) If any Event of Default shall have occurred and be continuing, and whether or not the Holders or the Collateral Agent exercise any available right to declare any Secured Obligation due and payable or seek or pursue any other right, remedy, power or privilege available to them under applicable law, this Agreement or any other Loan Document, all dividends and other distributions on the Securities Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Securities Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request, the Obligors jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to such cure shall, upon request of the Obligors (except to the extent applied to the Secured Obligations), be returned by the Collateral Agent to the Obligors.

     3.07      Use of Intellectual Property.
     Subject to such action not otherwise constituting a Default and so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Obligors through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Obligors through the Company shall have certified are appropriate (in their reasonable judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to Section 3.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Article VII by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this Section 3.07.

     3.08      Instruments.
     So long as no Default or Event of Default shall have occurred and be continuing, each Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Collateral Agent shall, promptly upon the request, and at the expense of, such Obligor through the Company, make appropriate arrangements for making any Instruments pledged by the Obligors available to the respective Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document.

     3.09      Use of Collateral.
     So long as no Event of Default shall have occurred and be continuing, each Obligor shall, in addition to its rights under Sections 3.06, 3.07 and 3.08 hereof and Section 6.17 of the Note Purchase Agreement, in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, subject to the rights, remedies, powers and privileges of the Collateral Agent under Articles IV and VII and to such use, possession or exercise not otherwise constituting a Default.

     3.10      Rights and Obligations.
          (a) Each Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release any Obligor from any of its duties and obligations under such contracts and agreements and the Obligors shall save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of such exercise. The Collateral Agent shall have no duty, obligation or liability under such contracts and agreements or with respect to any governmental approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of any Obligor under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

          (b) No Lien granted by this Agreement in the Obligors' right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Collateral Agent to any such contract, agreement or governmental approval.

          (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize any Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document.

          (d) The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

     3.11      Release of Motor Vehicles.
     So long as no Default shall have occurred and be continuing, upon the request of, and at the expense of, any Obligor, the Collateral Agent shall execute and deliver to such Obligor such instruments as such Obligor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from such Obligor stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for such loss).

     3.12      Termination.
     When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall (subject, however, to Section 2.05) terminate, and the Collateral Agent shall, at the expense of the respective Obligor, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the respective Obligors and to be released, canceled and granted back all licenses and rights referred to in
Section 3.02. The Collateral Agent shall also, at the expense of the respective Obligor, execute and deliver to the respective Obligors upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Obligors to effect the termination and release of the Liens granted by this Agreement on the Collateral.

            Article IV.  Cash Proceeds of Collateral.
     4.01      Collateral Account.
     There is hereby established with the Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the exclusive domain and control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds resulting from insurance or condemnation) required to be delivered to the Collateral Agent pursuant to this Agreement and into which any Obligor may from time to time deposit any additional amounts which it wishes to pledge to the Collateral Agent as additional collateral security under this Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. If any Event of Default shall have occurred and be continuing, the Collateral Agent may in its discretion apply (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Article VII. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement.

     4.02      Certain Proceeds.
          (a) If any Default or Event of Default shall have occurred and be continuing, each Obligor shall, upon request of the Collateral Agent, promptly notify (and such Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent. All such payments made to the Collateral Agent shall be immediately deposited in the Collateral Account.

          (b) Each Obligor agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it following the occurrence and during the continuation of a Default, such Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by each Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor.

     4.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligors through the Company (or, if any Default or Event of Default shall have occurred and be continuing, the Collateral Agent) shall determine. All such investments shall be held in the name and be under the control of the Collateral Agent. At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds of such action to the payment of the Secured Obligations in the manner specified in Article VII.

           Article V.  Representations and Warranties.
     Each Obligor hereby represents and warrants to the Collateral Agent for the benefit of the Holders as follows:

     5.01 Title.
     Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and, except as set forth in Schedule 5.01, such Collateral is free and clear of all Liens. The first priority Liens granted by this Agreement in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders have attached and, upon filing of the respective financing statements in the jurisdictions listed on Annex II, this Agreement is effective to create a perfected first priority security interest in all of such Collateral prior to all other Liens. With respect to the Pledged Stock, the Pledged Debt and the cash in the Collateral Account, the pledge of such Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral in favor of the Collateral Agent for the benefit of the Holders.

     5.02 Securities Collateral.
          (a) The Pledged Stock presently owned by such Obligor is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any Loan Document). The Pledged Debt pledged by such Obligor has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default. The Pledged Debt constitutes all of the outstanding Indebtedness for money borrowed or for the deferred purchase price of property owed to such Obligor by any of its Subsidiaries or Affiliates.

          (b) The Pledged Stock pledged by such Obligor constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor on the Signing Date (whether or not registered in the name of such Obligor).

     5.03      Intellectual Property.
          (a) Except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark constituting Intellectual Property.

          (b) No Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

     5.04      Goods.
     Any goods now or hereafter manufactured or otherwise produced by any Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

                     Article VI.  Covenants.
     6.01 Books and Records.
     Each Obligor shall: (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Liens granted by this Agreement; (b) furnish to the Collateral Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail; (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt notice of such proposed filing; and (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably request.

     6.02 Removals, Etc.
     Without at least 30 days' prior written notice to the Collateral Agent, each Obligor shall (i) not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than (a) at the address initially indicated for notices to it under
Article VIII, (b) at one of the other business locations presently owned or operated by such Obligor or any of its Affiliates and identified in Annex II or III or (c) in transit from one of such locations to another, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement, provided that the Company shall be permitted to consummate the reincorporation merger whereby the Company would merge with a Delaware Subsidiary of the Company to change the Company's state of incorporation from Florida to Delaware (as described in the Notice of Special Meeting of Stockholders and Proxy Statement filed by the Company with the SEC on September 18, 1998).

     6.03 Stock Collateral.
     The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligors shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any Loan Document). Such Obligor agrees that it will (i) cause each issuer of the Pledged Stock not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Stock, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock issued to such Obligor (the "Additional Stock") and any and all Additional Debt, and (iii) promptly (and in any event within three business days) deliver to the Collateral Agent an amendment to this Agreement, duly executed by such Obligor, in respect of the Additional Shares or Additional Debt, together with all certificates, notes or other instruments representing or evidencing the same. Such Obligor agrees that all Additional Shares and Additional Debt listed on any such amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Stock and Pledged Debt, respectively, and
(iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article IV hereof with respect to such Collateral.

     6.04      Intellectual Property.
          (a) Each Obligor (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

          (b) Each Obligor (either itself or through licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated.

          (c) Each Obligor shall notify the Collateral Agent immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental Person) regarding each Obligor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

          (d) Each Obligor will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental Person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

          (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, each Obligor shall notify the Collateral Agent within ten days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

          (f) Each Obligor shall prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registrable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, that the Obligors shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the respective Obligor. Any expenses incurred in connection with such an application shall be borne by the Obligors.

          (g) The Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event each Obligor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

                     Article VII.  Remedies.
     7.01      Events of Default, Etc.
     Without limitation on the rights, remedies, powers and privileges of the Collateral Agent under Article II, if any Event of Default shall have occurred and be continuing:

          (a) the Collateral Agent in its discretion may require each Obligor to, and each Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent's request;

          (b) the Collateral Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

          (c) the Collateral Agent in its discretion may, in its name or in the names of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

          (d) the Collateral Agent in its discretion may, upon five business days' prior written notice to the Obligors of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, or its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

          (e) the Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and each Obligor agrees to take all such action as may be appropriate to give effect to such right).

     The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 7.01 and of the exercise of the license granted to the Collateral Agent in
Section 3.02 shall be applied in accordance with Section 7.04.

     7.02      Deficiency.
     If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section
7.01 and of the exercise of the license granted to the Collateral Agent in Section 3.02 are insufficient to cover the costs and expenses (including attorneys fees) of such exercise and the payment in full of the other Secured Obligations, the Obligors shall remain liable for any deficiency.

     7.03      Private Sale.
          (a) The Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 7.01 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          (b) The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

     7.04      Application of Proceeds.
     Except as otherwise expressly provided in this Agreement and except as provided below in this Section 7.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 7.01 or of the exercise of the license granted in Section 3.02, and any other cash at the time held by the Collateral Agent under Article IV or this Article VII, shall be applied by the Collateral Agent:

     First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Collateral Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Collateral Agent in that connection;

     Second, to the Collateral Agent for amounts due and unpaid on the Notes for principal and interest and all other amounts due and unpaid under the Loan Documents including the Make-Whole
Amount; and

     Third, to the Company, the Obligors or any other obligors on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     As used in this Article VII, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to any Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

                  Article VIII.  Miscellaneous.
     8.01      Waiver.
     No failure on the part of the Collateral Agent or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     8.02      Notices.
     All notices and communications to be given under this Agreement shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid to:

      if to the Obligors:         INAMED Corporation
                                   3800 Howard Hughes Parkway, #900
                                   Las Vegas, Nevada
                                   Attention:  Ilan Reich

      if to the Collateral Agent: Appaloosa Management, L.P.
                                   26 Main St., 1st Floor
                                   Chatham, N.J.  07928
                                   Attention:  James Bolin

     8.03      Expenses, Etc.
     The Obligors jointly and severally agree to pay or to reimburse the Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article II or Article VII, or any of the obligations of the Obligors in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

     8.04      Amendments.
     This Agreement may be amended as to the Collateral Agent and its respective successors and assigns, and the Obligors may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Obligors shall obtain the written consent of the Collateral Agent. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

     8.05      Successors and Assigns.
     All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     8.06      Survival.
     All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Loan Documents, regardless of any investigation made by or on behalf of any party.

     8.07      Agreements Superseded.
     Except with respect to express references to other Loan
Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

     8.08      Severability.
     If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     8.09      Captions.
     The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     8.10      Counterparts.
     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.11      GOVERNING LAW.
     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     8.12 Submission to Jurisdiction
     If any action, proceeding or litigation shall be brought by the Collateral Agent in order to enforce any right or remedy under this Agreement, each Obligor hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Obligor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

     8.13.     Service of Process
     Nothing herein shall affect the right of the Collateral
Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction.

     8.14.     Waiver Of Jury Trial
     EACH OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION
DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION
WITH, THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.
                                 APPALOOSA MANAGEMENT, L.P.

                                 By: /s/ Jim Bolin
                                    Name: Jim Bolin
                                    Title: Vice President

                                 BIOENTERICS CORPORATION,
                                 a California corporation

                                 By: /s/ Ilan K. Reich
                                    Name: Ilan Reich
                                    Title: Executive Vice President

                                 CUI CORPORATION,
                                 a California corporation

                                 By: /s/ Ilan K. Reich
                                    Name: Ilan Reich
                                    Title: Executive Vice President

                                 FLOWMATRIX CORPORATION,
                                 a California corporation

                                 By: /s/ Ilan K. Reich
                                    Name: Ilan Reich
                                    Title: Executive Vice President

                                 INAMED DEVELOPMENT COMPANY,
                                 a California corporation

                                 By: /s/ Ilan K. Reich
                                    Name: Ilan Reich
                                    Title: Executive Vice President

                                 MCGHAN MEDICAL CORPORATION,
                                 a California corporation

                                 By: /s/ Ilan K. Reich
                                    Name: Ilan Reich
                                    Title: Executive Vice President

                                                     Exhibit 99.8

                       GUARANTEE AGREEMENT

     This GUARANTEE (this "Agreement") dated as of September 30, 1998, is made by certain Subsidiaries of INAMED Corporation, a Florida corporation (the "Company") that are signatories hereto and who execute a Joinder hereto in the form of Exhibit A hereto (collectively, the "Guarantors") in favor of the holders of the Company's 10.00% Senior Secured Notes due March 31, 1999 or, at the option of the Company exercised as provided therein, September 1, 2000 (the "Notes") issued pursuant to the Note Purchase Agreement, dated as of the date hereof, among the purchasers listed on Exhibit A thereto (the "Purchasers"), Appaloosa Management, L.P., as Collateral Agent and the Company (the "Note Purchase Agreement").

                            RECITALS

     A. Pursuant to the Note Purchase Agreement, the Purchasers are purchasing Notes from the Company in the aggregate principal amount of $8,000,000 and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share (the
"Loan Warrants");

     B. The Guarantors are direct or indirect Subsidiaries of the Company;

     C. As a condition, and material inducement, to the Purchasers' agreement to purchase the notes and the Loan Warrants, the Purchasers required that the Guarantors execute this Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce the Purchasers and the Collateral Agent to enter into the Note Purchase Agreement, each Guarantor hereby agrees as follows:

           Article I.  Definitions and Interpretation.
     1.01      Certain Defined Terms.
     Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Note Purchase Agreement
(including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Note
Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:

     "Collateral" shall have the meaning assigned to that term in the Note Purchase Agreement.

     "Guaranteed Obligations" means any and all Obligations and any and all obligations of the Company for the performance by it of its agreements, covenants and undertakings under or in respect of the Loan Documents.

     "Loan Documents" shall mean the Note Purchase Agreement, the Notes, this Agreement, the Security Agreement, dated as of the date hereof, between the Company and the Collateral Agent (the "Security Agreement"), the Guarantee and Security Agreement, dated as of the date hereof, by and between certain Subsidiaries of the Company and the Collateral Agent (the "Guarantee and Security Agreement"), the Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchasers and the Intercreditor Agreement, dated as of the date hereof, by and between the Collateral Agent and the Trustee.

     "Loan Warrants" shall have the meaning assigned to that term in the Recitals.

     "Obligations" shall mean the principal and interest due under the Notes and all other obligations and liabilities of the Company to the Holders of every nature whatsoever now existing or hereafter arising, including, without limitation, all prepayment premiums, indemnities, reimbursement obligations, fees, costs and expenses, arising under or in connection the Loan Documents (including, without limitation, any interest accruing subsequent to (or that would accrue but for) the commencement of any proceeding involving the bankruptcy, insolvency, reorganization, liquidation, receivership or the like of the Company), and any and all expenses which may be incurred by the Holders in collecting any or all of the obligations of such Guarantor under this Agreement and/or enforcing any rights under this Agreement.

     1.02  Interpretation.
     In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Loan Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities.

                     Article II.  Guarantee.
     2.01  Guarantee.
(a) Subject to the limitation set forth in Section 2.08, each of the Guarantors, as a primary guarantor and not merely as a surety, hereby jointly and severally guarantees to the Holders the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Guarantors will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Guarantors under this Article II are irrevocable and unconditional in nature and are made with respect to any Guaranteed Obligations now existing or in the future arising. The Guarantors' liability under this Agreement shall continue until full satisfaction of all Guaranteed Obligations. The obligations of the Guarantors constitute a guarantee of due and punctual payment and performance and not merely a guarantee of collection, and each of the Guarantors specifically agrees that it shall not be necessary or required that the Holders exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

          (b) No payment or payments made by the Company or any other Person or received or collected by the Holders from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the date upon which the Guaranteed Obligations are fully performed and paid in full.

     2.02  Acknowledgments, Waivers and Consents.
     Each Guarantor acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of such Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

          (a)  Without affecting the enforceability or
effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Holders under this Agreement, the Collateral Agent may, at any time and from time to time and without notice or demand of any kind or nature whatsoever: (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations); (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing; (iii) accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations; (iv) accept or receive (including from any other Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise); (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Guarantor); (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including the obligations of any other Guarantor) for or relative to all or any part of the Guaranteed Obligations; (vii) apply any collateral or the proceeds of any collateral or guarantee (including the obligations of any other Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Collateral Agent may in its discretion determine;
(viii) release any Person (including any other Guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations; (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Collateral Agent may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of all or any part of the Guaranteed Obligations (including with any other Guarantor); (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Guarantor); (xi) proceed against the Company, such or any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Holders under the Loan Documents or otherwise in such order and such manner as the Collateral Agent may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement as to any Guarantor; (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off; (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Collateral Agent may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Collateral Agent a party in possession in contemplation of law, except at its option); (xiv) enter into such other transactions or business dealings with any other Guarantor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Collateral Agent may desire; and
(xv) do all or any combination of the actions set forth in this
Section 2.02(a).

          (b) The enforceability and effectiveness of this Agreement and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Holders and the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of: (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations; (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor; (iii) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations; (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);
(v) any failure of the Holders or the Collateral Agent to marshal assets in favor of the Company or any other Person (including any other Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Guarantor, the Company, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Guarantor's liability under this Agreement, the Holders and the Collateral Agent being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Loan Document; (vi) any failure of the Holders or the Collateral Agent to give notice of sale or other disposition of any Collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any Collateral; (vii) any failure of the Holders or the Collateral Agent to comply with applicable laws in connection with the sale or other disposition of any Collateral for all or any part of the Guaranteed Obligations; (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Guarantor, the Company, any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency; (ix) any benefits the Company, any Guarantor or any other guarantor may otherwise derive from the laws of any jurisdiction of the nature of a "one-form-of-action," "anti-deficiency" or "security-first" rule; (x) any act or omission of the Holders, the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other Guarantor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise; (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (xii) the possibility that the obligations of the Company to the Holders or the Collateral Agent may at any time and from time to time exceed the aggregate liability of the Guarantors under this Agreement; (xiii) any counterclaim, set-off or other claim which the Company or any other Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations; (xiv) any failure of the Holders or the Collateral Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (xv) the election by the Holders or the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;
(xvi) any extension of credit or the grant of any Lien under
Section 364 of the Bankruptcy Code; (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code; (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(xix) the avoidance of any Lien in favor of the Holders or the Collateral Agent for any reason; (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding; (xxi) any action taken by the Collateral Agent that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          (c) Each Guarantor expressly waives, for the benefit of the Collateral Agent and the Holders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

          (d) Each Guarantor represents and warrants to the Holders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Loan Documents and is fully familiar with the transactions contemplated by the Loan Documents and that it will in the future remain fully familiar with such transactions and with any new Loan Documents and the transactions contemplated by such Loan Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Holders (should any such duty exist) to disclose to such or any other Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Holders.

          (e) Each Guarantor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.

     2.03      Understanding With Respect to Waivers and
Consents.
     Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Guarantor otherwise may have against the Company, the Holders, the Collateral Agent or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

     2.04 Subrogation.
     Notwithstanding any payment or payments made by the Guarantors hereunder, or any set-off or application of funds of the Guarantors by the Collateral Agent, no Guarantors shall exercise any of the rights of the Collateral Agent or any Holder which any Guarantor may acquire by way of subrogation, by any payment made hereunder, by reason of such set-off or application of funds or otherwise, against the Company or against any collateral security or guarantee or right of set-off held by the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, and no Guarantor shall seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantors hereunder, until all amounts owing to the Collateral Agent and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as required by the applicable Loan Documents.


     2.05      Reinstatement.
     The obligations of each Guarantor under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Guarantors jointly and severally agree that it will indemnify the Holders and the Collateral Agent on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Holders in connection with such rescission or restoration.

     2.06      Remedies.
     The Guarantors hereby jointly and severally agree that, between each of them and the Collateral Agent (for the benefit of the Holders) the obligations of the Company under the Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 7.2 of the Note Purchase Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.

     2.07      Subordination of Indebtedness of the Company;
Security Interest.
          (a) Each Guarantor agrees that any indebtedness of the Company now or in the future owed to such Guarantor is hereby subordinated to the Guaranteed Obligations. If the Collateral Agent so requests, any such indebtedness shall be collected, enforced and received by such Guarantor as trustee for the Collateral Agent and shall be paid over to the Collateral Agent (for the benefit of the Holders) in kind on account of the Guaranteed Obligations. If, after the Collateral Agent's request, such Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Collateral Agent, the Collateral Agent as such Guarantor's attorney-in-fact may do such acts and sign such documents in such Guarantor's name and on such Guarantor's behalf as the Collateral Agent considers necessary or desirable to effect such collection, enforcement or payment, the Collateral Agent being hereby appointed such Guarantor's attorney-in-fact for such purpose.

          (b) Each Guarantor hereby grants to the Collateral Agent (for the benefit of the Holders) a security interest in any indebtedness referred to in Section 2.07(a) and in any personal property of the Company in which such Guarantor now has or in the future acquires any right, title or interest. Each Guarantor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of such Guarantor in such property until the Guaranteed Obligations have been fully satisfied and performed.

     2.08      Limitation on Guarantee.
     In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Holders in respect of such obligations would be subordinated to the claims of any other creditors on account of the Guarantors' liability under Section 2.01, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Holders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                    Article III.  Covenants.
     3.01 Books and Records.
     Each Guarantor shall: (a) keep full and accurate books and records relating to its business; and (b) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to financial matters, in such manner as the Collateral Agent may request.

                   Article IV.  Miscellaneous.
     4.01      Waiver.
     No failure on the part of the Collateral Agent or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     4.02      Notices.
     All notices and communications to be given under this Agreement shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid to:

      if to the Guarantors:       INAMED Corporation
                                   3800 Howard Hughes Parkway,
#900
                                   Las Vegas, Nevada
                                   Attention: Ilan Reich

      if to the Collateral Agent: Appaloosa Management, L.P.
                                   26 Main St., 1st Floor
                                   Chatham, N.J.  07928
                                   Attention:  James Bolin

     4.03      Expenses, Etc.
     The Guarantors jointly and severally agree to pay or to reimburse the Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article II, or any of the obligations of the Guarantors in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

     4.04      Amendments.
     This Agreement may be amended as to the Collateral Agent and its respective successors and assigns, and the Guarantors may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Guarantors shall obtain the written consent of the Collateral Agent. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

     4.05      Successors and Assigns.
     All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     4.06      Survival.
     All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Loan Documents, regardless of any investigation made by or on behalf of any party.

     4.07      Agreements Superseded.
     Except with respect to express references to other Loan
Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

     4.08      Severability.
     If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     4.09      Captions.
     The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     4.10      Counterparts.
     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     4.11      GOVERNING LAW.
     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     4.12 Submission to Jurisdiction
     If any action, proceeding or litigation shall be brought by the Collateral Agent in order to enforce any right or remedy under this Agreement, each Guarantor hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each Guarantor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

     4.13.     Service of Process
     Nothing herein shall affect the right of the Collateral
Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

     4.14.     WAIVER OF JURY TRIAL
     EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION
DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION
WITH, THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               BIOENTERICS LATIN AMERICA
                                   S.A. DE C.V.,
                               a Mexico corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               CHAMFIELD LTD.,
                               a Ireland corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               INAMED DO BRASIL LTDA,
                               a Brazil corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN LTD.,
                               a Ireland corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL ASIA/PACIFIC LTD.,
                               a Hong Kong corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL B.V.,
                               a Netherlands corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President



                               MCGHAN MEDICAL BENELUX B.V.,
                               a Netherlands corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL BENELUX B.V.B.A,
                               a Belgium corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL GMBH,
                               a Germany corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL LTD.,
                               a United Kingdom corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL MEXICO, S.A.
                                   DE C.V.,
                               a Mexico corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL S.A.,
                               a Spain corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                               MCGHAN MEDICAL S.A.R.L.,
                               a France corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President


                               MCGHAN MEDICAL S.R.L.,
                               a Italy corporation

                               By:  /s/ Ilan K. Reich
                               Name:  Ilan K. Reich
                               Title:  Executive Vice President

                                                     Exhibit 99.9






                     INTERCREDITOR AGREEMENT

                 dated as of September 30, 1998

                             Between

            APPALOOSA INVESTMENT PARTNERSHIP I, L.P.,
                       as Collateral Agent

                               and

                   SANTA BARBARA BANK & TRUST
                     INTERCREDITOR AGREEMENT


          This INTERCREDITOR AGREEMENT (this "Agreement"), dated as of September 30, 1998, between APPALOOSA INVESTMENT
PARTNERSHIP I,  L.P., as Collateral Agent ("Appaloosa") and SANTA
BARBARA BANK & TRUST (the "Trustee").

          WHEREAS:

          A. Pursuant to the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), between the purchasers listed on Exhibit A thereto (the "Purchasers"), Appaloosa and INAMED Corporation, a Florida corporation (the "Company"), the Purchasers are purchasing 10.00% Senior Secured Notes (the "Notes") from the Company in the aggregate principal amount of $8,000,000 and Warrants to acquire up to 590,000 shares of Common Stock with an exercise price of $6.50 per share;

          B. In connection with the purchase and sale of the Notes, simultaneously herewith the Company is commencing an exchange offer for all of its issued and outstanding 11.00% secured convertible notes due January, 1999 (the "Old Notes") pursuant to which the Company will issue 11.00% Senior Subordinated Secured Notes due March 31, 1999 or, at the option of the Company as provided therein, September 1, 2000 (the "Exchange Notes"), (ii) Warrants to acquire up to 3,671,616 shares of Common Stock with an exercise price of $5.50 per share and (iii) Warrants to acquire up to 500,000 shares of Common Stock with an exercise price of $7.50 per share; and

          C. The Company and the Trustee have previously entered into an Indenture, dated as of January 2, 1996 (as amended, the "Indenture") with respect to the Old Notes; and

          D. Pursuant to the Note Purchase Agreement, Appaloosa has been appointed Collateral Agent to act on behalf of the Holders in connection with administering the Collateral (as hereinafter defined); and

          E. Pursuant to the Indenture, the Trustee obtained liens and security interests in the Collateral;

          F. The Collateral Agent and the Trustee have agreed that the Old Notes are subordinate in right of payment to the Notes and the liens and security interests of the Trustee are subject to the liens and security interests of Appaloosa; and

          G. The parties hereto have agreed to allocate priorities and share the proceeds of the Collateral on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1.   Definitions.
          (a) As used herein, the following terms have the following meanings:

          "Accounts" shall have the meaning ascribed thereto in the definition of Collateral.

          "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. "Affiliate" shall also include partners of a Person. Notwithstanding the foregoing, "Affiliate" shall not include the limited partners of Appaloosa or any limited partners of a limited partner of Appaloosa.

          "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and any regulations promulgated or proposed thereunder.

          "Collateral" shall mean all of each Obligor's real and personal property and interests in real and personal property including, without limitation, (i) all of the shares of capital stock of the Issuers now owned as set forth in Schedule 2(a) or hereafter acquired by such Obligor together with in each case the certificates representing the same (collectively, the "Pledged Stock"); (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; (iii) without affecting the obligations of any Obligor under any provision prohibiting such action under the Note Purchase Agreement, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral"); (iv) the Indebtedness described in Annex I with respect to such Obligor and issued by the obligors named therein (the "Pledged Debt"); (v) all additional Indebtedness for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any obligor of the Pledged Debt, and all additional Indebtedness in excess of $25,000 for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any other Person who, after the date hereof, becomes, as a result of any occurrence, a Subsidiary of such Obligor or an Affiliate of such Obligor (any such Indebtedness being "Additional Debt");
(vi) all notes or other instruments evidencing the Indebtedness referred to in clauses (iv) and (v) above; (vii) all accounts and general intangibles (each as defined in the Uniform Commercial
Code) of such Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to such Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts"); (viii) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts; (ix) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are held by such Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory"); (x) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of such Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment"); (xi) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents"); (xii) all contracts and other agreements of such Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents; (xiii) all other accounts or general intangibles of such Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor; (xiv) the balances from time to time in the Collateral Accounts; (xv) all other tangible and intangible property of such Obligor, including all Intellectual Property; and (xvi) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

          "Collateral Accounts" shall refer to the collateral accounts maintained by Appaloosa pursuant to the Security
Documents.

          "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

          "Documents" shall have the meaning ascribed thereto in the definition of Collateral.

          "Equipment" shall have the meaning ascribed thereto in the definition of Collateral.

          "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "Exchange Notes" shall have the meaning ascribed thereto in the Recitals.

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all Patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all Trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

          "Inventory" shall have the meaning ascribed thereto the definition of Collateral.

          "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Company that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by any Obligor.

          "Notes" shall have the meaning ascribed thereto in the Recitals.

          "Obligor" or "Obligors" shall mean each of the Company and each the Company's Subsidiaries that, at any time, execute the Guaranty and Security Agreement.

          "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

          "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Pledged Debt" shall have the meaning ascribed thereto in the definition of Collateral.

          "Pledged Stock" shall have the meaning ascribed thereto in the definition of Collateral.

          "Security Documents" shall mean (i) the Guarantee and Security Agreement, dated as of the date hereof, among Appaloosa and certain of the Company's domestic Subsidiaries, providing for a first priority security interest in such Subsidiaries' Collateral and guarantees from such Subsidiaries, (ii) the Guarantee Agreement, dated as of the date hereof, made by certain of the Company's foreign Subsidiaries in favor of Appaloosa and
(iii) the Security Agreement, dated as of the date hereof, between Appaloosa and the Company, providing for a first priority security interest in the Collateral.

          "Indenture" has the meaning ascribed thereto in the Recitals.

          "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

          (b) Terms defined in Article 9 of the Uniform
Commercial Code currently in effect in the State of New York and not otherwise defined herein are used herein as therein defined.

     2.   Priorities.
          (a) Appaloosa and the Trustee hereby acknowledge and agree that the liens and security interests of Appaloosa (for the benefit of the holders of the Notes) in each Obligor's right, title and interest in and to the Collateral, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence shall constitute first priority liens and security interests in such Collateral, prior in right to the liens and security interests of the Trustee (for the benefit of the holders of the Old Notes) in the Collateral. Appaloosa and the Trustee further acknowledge and agree that the payment of the principal of (and premium, if any) and interest on the Old Notes are subordinated and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on the Notes. The Trustee is hereby delivering to Appaloosa all Collateral in its possession.

          (b) The priorities set forth in this Agreement are applicable irrespective of the order of creation, attachment or perfection of any of such liens or security interests or any priority that might otherwise be available to any Person under applicable law and notwithstanding any representation or warranty of the Company to the contrary in the Note Purchase Agreement or the Indenture.

          (c) The Trustee agrees not to contest, or to bring (or voluntarily join in) any action or proceeding for the purpose of contesting, the validity, perfection or priority (as herein provided) of, or seeking to avoid, Appaloosa's liens and security interests in the Collateral, provided that nothing herein shall be deemed or construed to prevent the Trustee from commencing an action or proceeding against each other to assert any right or claim it may have arising under or in connection with this Agreement.

          (d) The Trustee and Appaloosa agree that they shall, at their own expense and upon the reasonable request of the other party, duly execute and deliver, or cause to be duly executed and delivered, to each other such further instruments, agreements and documents (including, without limitation, financing statements under the Code, security agreements in respect of Intellectual Property, stock powers executed in blank and other items necessary or desirable in connection with the perfection of liens in the Collateral) and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of either party to carry out more effectually the provisions and purposes of this Agreement. The Trustee hereby agrees to amend all financing statements presently filed by it in any location (including, without limitation, the U.S. Patent and Trademark Office and the U.S. Copyright Office) with respect to the Collateral to reflect Appaloosa's first priority security interest (for the benefit of the holders of the Notes) on the Collateral.

     3.   Enforcement of Security.
          (a) Appaloosa and the Trustee may from time to time in their sole discretion and in accordance with the terms of their respective loan documents take or authorize the taking of such action with regard to the protection, exercise and enforcement of their rights in and to the Collateral as they may determine to be necessary or appropriate; provided, however, that the Trustee will not (i) take any action to enforce, collect on or exercise any of its rights in respect of its liens and security interests in the Collateral or (ii) interfere with any exercise by or on behalf of Appaloosa of its rights in respect of its liens and security interests in the Collateral, in each case unless and until Appaloosa has given written notice to the Trustee that the Company has satisfied, in full, all amounts (whether representing principal, interest, fees, expenses or otherwise) owing to the holders of the Notes in respect of the Notes and otherwise pursuant to the Note Purchase Agreement (and Appaloosa hereby agrees to promptly give such notification following satisfaction of all such amounts).

          (b) Except as otherwise provided in Section 3(a) of this Agreement, Appaloosa may from time to time, at its discretion and in accordance with its applicable loan documentation, enforce, collect on or exercise any of its respective rights in respect of such liens and security interests. Each right, power and remedy of any of Appaloosa or the Trustee provided for in this Agreement, the Note Purchase Agreement, the Indenture or any other loan document relating to any of the foregoing, whether now existing or hereafter available at law or in equity or by statute or otherwise, shall be cumulative and concurrent (except to the extent otherwise provided in any such document) and shall be in addition to every other such right, power or remedy. Except to the extent otherwise provided in this Agreement, the Note Purchase Agreement, the Indenture or any other loan document relating to any thereof, the exercise or beginning of the exercise by Appaloosa or the Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all other such rights, powers or remedies, and no course of dealing or failure or delay on the part of any party hereto in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies.

          (c) Each of Appaloosa and the Trustee agrees to hold any Collateral received by it, in or against which a security interest or lien may be perfected by possession, on behalf of the other as well as itself, and upon satisfaction, in full, of its respective obligations, to turn over to the other all such Collateral, provided that this subparagraph (c) is intended solely to assure continuous perfection of the liens and security interests granted under the Note Purchase Agreement and the Indenture, respectively, and nothing in this paragraph (c) shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

          (d) Upon the written request of Appaloosa, the Trustee agrees to release any Collateral specified in such request provided that Appaloosa has previously released such Collateral.

     4.   Representations and Warranties.
          Each of Appaloosa and the Trustee represents and warrants to each other as follows:

          (a) This Agreement has been duly executed and delivered by its duly authorized officer and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof.

          (b) The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule or regulation having applicability to it or of its charter or articles of association or by-laws, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which it is a party, or (iii) require the consent or approval of any governmental authority or arbitrator.

     5.   Waiver of Marshalling and Similar Rights.
          Each of the parties hereto, to the fullest extent permitted by applicable law, waives any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

     6.   Security Notices, etc.
          Appaloosa and the Trustee each agree to give the other written notice of their intention to exercise any remedies in respect of any Event of Default (as defined in the Note Purchase Agreement or the Indenture, as applicable) and copies of any written notice of default sent to the Company and of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made by either of them of the Collateral, and agree to use reasonable efforts to make available to the other (but shall have no liability to the other for failure to do so) information received by them from the Company which the recipient considers to be of common interest with respect to the payment of the Notes or the Collateral, provided that the Trustee's rights to exercise any remedy is subject to Section 3(a) hereof. This Agreement is intended, in part, to constitute a request for notice and a written notice of a claim by each party hereto to the other of an interest in the Collateral in accordance with the provisions of Sections 9-504 and 9-505 of the Uniform Commercial Code.

     7.   Reliance.
          In acting in respect of this Agreement, each of Appaloosa and the Trustee will be entitled (a) to rely on any communication believed by it to be genuine and to have been made, sent or signed by the person by whom it purports to have been made, sent or signed, or (b) to rely on the advice or services or opinions and statements of any professional advisor whose advice or services to it seem necessary, expedient or desirable and are given or made in connection with this Agreement, including, without limitation, the opinion of counsel (including counsel for the Company).

     8.   Termination.
          Upon receipt by the Trustee of the notices referred to in Section 3, this Agreement shall terminate; provided, however, that if after termination any payment received by any party hereto is rescinded or must otherwise be returned or paid over to or for the account of any Obligor by such party for any reason, this Agreement shall forthwith be reinstated until the giving of a further notice by such party of the type referred to in Section 3.

     9.   No Trust Relationship, etc.
          This Agreement is intended to create a relationship among independent contractors, and nothing in this Agreement shall be deemed to create a fiduciary, agency or trust relationship between or among any of the parties hereto.

     10.  Benefit of Agreement.
          This Agreement is solely for the benefit of Appaloosa and the Trustee, and no other person or entity shall be entitled to rely on, or is, intended to receive any benefit under, this Agreement.

     11.  Amendment, Modification, Waiver of Documents.
          No provision of the Agreement may be amended, modified or waived except by a writing signed each of Appaloosa and the Trustee, provided that nothing in this Agreement shall affect the right of either Appaloosa or the Trustee to amend, modify or waive any provision of any other loan document related to this transaction in accordance with the terms thereof. Each of Appaloosa and the Trustee agrees to give the other written notice of any material amendment, modification or waiver to the other loan documents related to this transaction.

     12.  Notices, etc.
          All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

          Appaloosa, to:

          Appaloosa Investment Partnership I, L.P.
          26 Main Street, 1st Floor
          Chatham, New Jersey  07928
          Attention:  Mr. James Bolin

          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY  10004
          Attention:  Robert C. Schwenkel, Esq.

          The Trustee, to:

          Santa Barbara Bank & Trust
          1021 Anacapa Street
          Santa Barbara, California  93101
          Attention: Corporate Trust Administration

     13.  GOVERNING LAW.
          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     14.  Submission to Jurisdiction.
          If any action, proceeding or litigation shall be brought by either party hereto in order to enforce any right or remedy under this Agreement or any of the Notes, both parties hereby consent and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Both parties hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

     15.  Service of Process.
          Nothing herein shall affect the right of any either party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each other in any other jurisdiction.

     16.  WAIVER OF JURY TRIAL.
          BOTH PARTIES HEREBY WAIVE ANY RIGHT EITHER MAY HAVE TO
A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR
LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN
CONNECTION WITH, THIS AGREEMENT.

     17.  Miscellaneous.
          This Agreement, until its termination, shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings in this Agreement are for the purpose of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                   APPALOOSA INVESTMENT
     PARTNERSHIP I, L.P.


                                   By:  /s/ James Bolin
                                      Name: James Bolin
                                    Title: Vice President

                                   SANTA BARBARA BANK & TRUST,


                                   By:  /s/ Christine M. Sontag
                                      Name: Christine M. Sontag

                                    Title: Ass't V.P. & Associate
                                           General Counsel

     Acknowledged as of the
     date first above written:

     INAMED CORPORATION

     By:  /s/ Ilan K. Reich
      Name: Ilan K. Reich
      Title: Executive Vice President


                                                    Exhibit 99.10

                  REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of September 30, 1998 (this "Registration Rights Agreement"), by and between INAMED CORPORATION, a Florida corporation (the "Company"), and the parties listed on Exhibit A hereto (each such party, a "Purchaser" and collectively, the "Purchasers").

     1. Background. The Company and the Purchasers have entered into a Note Purchase Agreement, dated as of the date hereof (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "Note Purchase Agreement") whereby the Purchasers have purchased the Company's $8,000,000 principal amount 10.00% Senior Secured Notes due March 31, 1999, or, at the option of the Company as provided therein, to September 1, 2000 (the "Notes"). In order to induce the Purchasers to enter into and consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Registration Rights Agreement. The execution and delivery of this Registration Rights Agreement is a condition to the execution and delivery of, and Closing under, the Note Purchase Agreement.

     2. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Purchase Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

        "Incidental Registration" is defined in Section 3.2.

        "Participating Holders" means the holders of Registrable
Securities participating in the particular registration.

        "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3, including, without limitation, all registration, filing and applicable fees of the Commission, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ (as defined in Section 3.3(j)), all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Participating Holders in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants including the expenses of "cold comfort" letters required by or incident to such registration, all fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all transfer taxes, and the fees and expenses of one counsel to the Participating Holders (selected by the Requisite Percentage of Participating Holders); provided, however, that Registration Expenses shall exclude and the Participating Holders shall pay underwriters' fees and underwriting discounts and commissions in respect of the Registrable Securities being registered.

         "Registrable Securities" means the Notes. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, (c) when such securities are sold pursuant to Rule 144 (or similar rule adopted by the Commission) under the Securities Act, or (d) when such securities cease to be outstanding.

         "Requested Registration" is defined in Section 3.1(a).

         "Requisite Percentage of Outstanding Holders" means the holders of Registrable Securities who hold 25% or more of the aggregate principal amount of the Notes that are then outstanding.

         "Requisite Percentage of Participating Holders" means
Participating Holders of Registrable Securities who hold a majority of the Notes that are then being held by all Participating Holders.

     3.   Registration Under Securities Act, etc.

          3.1  Requested Registrations.

               (a) Request for Registration. Subject to the limitations imposed by Sections 3.1(c), at any time and from time to time, one or more holders of Registrable Securities representing the Requisite Percentage of Outstanding Holders shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number and amount of Registrable Securities and the intended method of distribution thereof. Any such request pursuant to this Section 3.1(a) is referred to herein as a "Requested Registration." The Company shall give prompt written notice of each Requested Registration to all other holders of record of Registrable Securities, and thereupon the Company shall use its best efforts to effect the registration under the Securities Act so as to permit promptly the sale, in accordance with the intended method of distribution, of the Registrable Securities which the Company has been so requested to register in the Requested Registration and all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company.

               (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section
3.1 in connection with an underwritten offering by one or more Participating Holders of Registrable Securities, securities other than Registrable Securities shall not be included among the securities covered by such registration to the extent that the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that the inclusion of such other securities would materially adversely affect such offering (including, without limitation, the pricing of the offering).

               (c)  Limitations on Requested Registrations;
Expenses. The rights of holders of Registrable Securities to request Requested Registrations pursuant to Section 3.1(a) are subject to the following limitations: (i) the Company shall not be obligated to effect a Requested Registration having an aggregate anticipated offering price of less than U.S. $1,000,000 unless such offering shall cover all remaining Registrable Securities; (ii) the Company shall not be obligated to effect a Requested Registration within six months after the effective date of any other registration of securities (other than pursuant to a registration on Form S-8 or any successor or similar form which is then in effect); and (iii) the Company will pay all Registration Expenses only in connection with the first three Requested Registrations of Registrable Securities pursuant to this Section 3.1 that have become effective under the Securities Act.

               (d)  Registration Statement Form.
Registrations under this Section 3.1 shall be on Form S-1, Form S-3 or any successor forms, if permitted, or such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Percentage of Participating Holders. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Participating Holders and counsel to the Company, is required to be included.

               (e)  Effective Registration Statement.  A
registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (including for purposes of paragraph
(c) of this Section 3.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 90 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason not attributable to the Participating Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Participating Holders.

               (f) Selection of Underwriters. The managing underwriter or underwriters of each underwritten offering of the Registrable Securities registered under this Section 3.1 shall be selected by the Requisite Percentage of Participating Holders (and shall be reasonably acceptable to the Company).

               (g) Cutbacks in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Participating Holder) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Participating Holders requesting such registration in accordance with the principal amount of Notes held by each such Participating Holder so requested to be registered, and any securities of the Company included in such registration pursuant to Section 3.1(b) shall be reduced proportionately.

               (h) Postponement. The Company shall be entitled once in any six-month period to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 3.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, corporate reorganization or other material transaction or development involving the Company or any subsidiary or would require premature disclosure thereof, and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to this Section 3.1 written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Participating Holders representing the Requisite Percentage of Participating Holders shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted toward the number of Requested Registrations (including for purposes of paragraph (c) of this Section 3.1).

               (i) Holder's Right to Withdraw. The Requisite Percentage of Participating Holders shall have the right to withdraw the request of the Requisite Percentage of Outstanding Holders for registration pursuant to Section 3.1 at any time by giving written notice to the Company of its request to withdraw and such request (if made before the filing of the registration statement with the Securities and Exchange Commission) shall not be counted toward the number of Requested Registrations (including for purposes of paragraph (c) of this Section 3.1).

          3.2  Incidental Registration.

               (a) Incidental Registration. If, at any time, the Company proposes or is required to register any of its securities under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan) (an "Incidental Registration"), the Company will give prompt written notice to all holders of record of Registrable Securities of its intention to so register its securities and of such holders' rights under this Section 3.2. Upon the written request of any holder of Registrable Securities made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such holder and the intended method of distribution thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof together with any other securities the Company is obligated to register pursuant to incidental registration rights of other security holders of the Company. No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any Requested Registration under Section 3.1.

               (b) Abandonment or Delay. If, at any time after the Company has giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination and its reasons therefor to all holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

               (c) Holder's Right to Withdraw. Each holder of Registrable Securities shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3.2 at any time by giving written notice to the Company of its request to withdraw.

               (d)  Unlimited Number of Registrations; Expenses.
There is no limitation on the number of Incidental Registrations which the Company is obligated to effect pursuant to this Section
3.2. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.2.

               (e)  Underwriters' Cutback in Incidental
Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, second, if applicable, the securities proposed by the Company to be sold for the account of a holder of securities who has made a demand for registration pursuant to a section of a registration rights agreement between such holder and the Company analogous to Section 3.1 hereof, and third, the Registrable Securities and all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, pro rata among the Participating Holders and such other holders requesting such registration in accordance with the principal amount of Notes held by each Participating Holder and each such other holder so requested to be registered.

          3.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 or 3.2 hereof, the Company will as expeditiously as possible:
             (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall furnish such documents to the Participating Holders, their counsel, and each underwriter, if any, participating in the offering of the Registrable Securities and its counsel; and provided, further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

             (b) notify each Participating Holder of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided, that such period need not exceed 90 days;

               (c) furnish, without charge, to each Participating Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Participating Holder may reasonably request;

               (d) use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Participating Holders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such Participating Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Participating Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

             (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state or foreign governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

             (f) furnish to each Participating Holder and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of

                    (i) an opinion of outside counsel (or inside counsel if satisfactory to each underwriter) for the Company, and

                    (ii) a "comfort" letter signed by the
               independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters, as the Requisite Percentage of Participating Holders, or the underwriters, may reasonably request;

             (g) promptly notify each Participating Holder and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of any Participating Holder, promptly prepare and furnish to it and each managing underwriter, if any, participating in the offering of the Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of the Company contemplated by Section 3.4(a) hereof cease to be true and correct;

             (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such Participating Holder a copy of any amendment or supplement to such registration statement or prospectus;

             (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

             (j) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission;

             (k)    deliver promptly to counsel to the
Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

             (l) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

             (m)    provide a CUSIP number for all Registrable
Securities, no later than the effective date of the registration statement; and

             (n) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters
(taking into account the needs of the Company's businesses) in their marketing of Registrable Securities.

The Company may require each Participating Holder as to the Registrable Securities of whom any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) (iii) or (v) of this Section 3.3, the Participating Holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of subsection (g)(iii) of this Section 3.3, such stop order is removed or proceedings therefor terminated, and, in the case of subsection (g)(v) of this Section 3.3, such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g)(v) of this Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          3.4  Underwritten Offerings.

               (a)  Requested Underwritten Offerings.  If
requested by the underwriters for any underwritten offering by Participating Holders pursuant to a registration requested under
Section 3.1, the Company will use its best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section
3.6 hereof. The Participating Holders will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

               (b) Incidental Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Participating Holder among the securities of the Company to be distributed by such underwriters. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

          3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6  Indemnification.

               (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitting by law, each Participating Holder, its directors, officers, partners, attorneys, agents and affiliates or general and limited partners (and the directors, officers, employees, stockholders and affiliates thereof), and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several (or actions or proceedings, whether commenced or threatened) to which such Participating Holder or any such director, officer, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Participating Holder and each such director, officer, partner, agent or affiliate, or general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Participating Holder or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of such Participating Holder or any such director, officer, partner, attorney, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Participating Holder.

               (b) Indemnification by the Participating Holders. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the Participating Holders to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 3.6) the Company, each director and officer of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 3.6(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Participating Holder.

               (c)  Notices of Claims, etc.  Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 3.6, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 3.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, further, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d)  Contribution.  If the indemnification
provided for in this Section 3.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Participating Holders which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the Company and the Participating Holders from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participating Holders' obligations to contribute as provided in this subsection (d) are several and not joint in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the net proceeds received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

               (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 3.6 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 3.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any of the Participating Holders.

               (f)  Indemnification Payments.  The
indemnification and contribution required by this Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          3.7 Certain Rights of the Purchasers If Named in a Registration Statement. If any statement contained in a registration statement under the Securities Act or in any filing under the state securities laws of any jurisdiction refers to any Purchaser by name or otherwise as the holder of any securities of the Company, then such Purchaser shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such Purchaser, to the effect that the holding by such Purchaser of such securities does not necessarily make such Purchaser a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Purchaser of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Purchaser will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Purchaser by name or otherwise is not, in the reasonable judgment of such Purchaser as advised by its counsel, required by the Securities Act or any of the rules and regulations promulgated thereunder, or any state securities laws of any jurisdiction, the deletion of the reference to such Purchaser.

          3.8 Unlegended Notes. In connection with the offering of any Registrable Securities registered pursuant to this Article 3, the Company shall (i) facilitate the timely preparation and delivery to Participating Holders and the underwriters, if any, participating in such offering, of unlegended Notes representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by such Participating Holders or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

          3.9 Limitation on Sale or Distribution of Other Securities. The Company hereby agrees that, if it shall previously have received a request for registration pursuant to
Section 3.1 or 3.2 hereof, and if such previous registration shall not have been withdrawn or abandoned, (i) the Company shall not effect any public or private offer, sale or other distribution of its securities or effect any registration of any of its equity securities under the Securities Act (subject to the provisions of Section 3.2 hereof) (other than a registration on Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 90 days (or such shorter period as the Requisite Majority of Participating Holders shall agree) shall have elapsed after the effective date of such previous registration (and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities); and (ii) the Company shall use its best efforts to cause each holder of its equity securities purchased from the Company at any time after the date of this Agreement other than in a public offering to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

          3.10 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Participating Holder to sell any Registrable Securities pursuant to any effective registration statement.

     4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. Amendments and Waivers. This Agreement may be amended with the consent of (i) the Company and (ii) the holders of at least 51% in aggregate principal amount of the outstanding Notes. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in each case only if the Company shall have obtained the written consent to such action or omission to act, of holders of at least 51% in aggregate principal amount of the outstanding Notes. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (accompanied by a written acknowledgment of, and consent to, such election by such nominee), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects to be treated as the holder of such Registrable Securities, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. All communications provided for hereunder shall be personally delivered or sent by telecopier (and confirmed by telephone) or by a reputable overnight courier, and shall be addressed as follows:

          (a) if to any Purchaser, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as it shall have furnished to the Company in writing;

          (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

          (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable
Securities at the time outstanding.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company. This Agreement and/or the registration and other rights contained herein (including these assignment rights) may be assigned by such Purchaser to any one or more transferees or distributees of all or part of such Purchaser's Registrable Securities. A holder of Registrable Securities shall be permitted, in connection with a transfer or disposition of Registrable Securities, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 3.1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

     9. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     10. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Exhibit B hereto, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person other than the registration rights granted pursuant to this Agreement. Except as set forth on Exhibit C hereto, the rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Purchasers, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the holders of Registrable Securities so that such holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

     11. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the conflicts of laws principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in New York, New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in New York, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                            INAMED CORPORATION


                             By:  /s/ Ilan K. Reich
                                Name:   Ilan K. Reich
                                Title: Executive Vice President





                            APPALOOSA INVESTMENT LIMITED
                                PARTNERSHIP I
                            By:  Appaloosa Management, L.P.,
                                     its General Partner
                            By:  Appaloosa Partners Inc.,
                                     its General Partner

                            By: /s/ James Bolin
                                Name:  James Bolin
                                Title: Vice President

                            PALOMINO FUND LTD.

                            By:  Appaloosa Management, L.P.,
                                     its Investment Advisor
                            By:  Appaloosa Partners Inc.,
                                     its General Partner

                            By: /s/ James Bolin
                                Name:  James Bolin
                                Title: Vice President




                            EXHIBIT A
                             to the
                  Registration Rights Agreement
                 dated as of September 30, 1998

1.  Appaloosa Investment Limited Partnership I
2.  Palomino Fund Ltd.



                            Exhibit B
              Other Registration Rights Agreements



                            Exhibit C
                            Conflicts

1. Registration Rights Agreement, dated as of ________________,
19__ between the Company and the holders of the Company's 4.00%
Convertible Debentures due January 16, 2000.

                                                    Exhibit 99.11

               AMENDMENT NO. 3 TO RIGHTS AGREEMENT

     This third amendment, dated as of September 30, 1998, amends the Rights Agreement dated as of June 2, 1997, as amended by Amendment No. 1 dated as of June 13, 1997 and Amendment No. 2 dated as of July 2, 1997 (the "Rights Agreement") between INAMED Corporation (the "Company") and U.S. Stock Transfer Corporation, as Rights Agent (the "Rights Agent"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

                       W I T N E S S E T H

     WHEREAS, on May 23, 1997, the Board of Directors of the
Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, one share of the Company's Common Stock; and

     WHEREAS, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on June 13, 1997 and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Record Date and the Distribution Date; and

     WHEREAS, simultaneously herewith the Company is entering into financing transactions with Appaloosa Management, L.P., pursuant to which the Company has agreed to amend certain provisions of the Rights Agreement; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors now unanimously desires to amend certain provisions of the Rights Agreement in order to supplement certain provisions therein.

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1. Section 1(a) is hereby amended by deleting Section 1(a) in its entirety and substituting the following therefor:

          "(a)      "Acquiring Person" shall mean any Person (as
               such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, after the date hereof, shall become the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.

                    Notwithstanding anything in this Agreement
               that might otherwise be deemed to the contrary:
               (i) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement; (iii) no officer or director of the Company who or which, together with all Affiliates of such Person, is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock of the Company as of the Record Date shall be deemed an "Acquiring Person" for any purpose of this Agreement, provided, that such officer or director, together with his Affiliates, does not become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock of the Company, and provided further that such officer or director need not continue in such capacity after the Record Date, and (iv) Appaloosa Management, L.P., together with its Affiliates and Associates (collectively, "Appaloosa"), shall not be deemed an "Acquiring Person" for any purpose of this Agreement with respect to Beneficial Ownership of 15% or more of the outstanding shares of the Company's Common Stock so long as Appaloosa does not become the Beneficial Owner of Common Shares in an amount in excess of the Appaloosa Threshold. For purposes of this Agreement, the Appaloosa Threshold as at any date shall mean an amount equal to the sum of (A) all common shares beneficially owned by Appaloosa as of the date hereof (the "Grandfather Date"), including any Common Shares which may be deemed to be Beneficially Owned by Appaloosa through Warrants or other similar rights held by Appaloosa as of the Grandfather Date, plus (B) all Common Shares in which Appaloosa may acquire beneficial ownership after the Grandfather Date (I) pursuant to the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of September 30, 1998, among the Company, the Purchasers listed on Exhibit A thereto and Appaloosa, (II) pursuant to or in connection with the Exchange Offer (as defined in the Note Purchase Agreement) as amended or modified from time to time after the date hereof or (III) through the exercise of preemptive or similar rights held by Appaloosa. The provisions of clause (iv) above shall not apply to (x) any third party transferees not affiliated with Appaloosa who may acquire any securities from Appaloosa, or (y) any Common Shares in which Appaloosa may acquire beneficial ownership of after the Grandfather Date other than as described under (B) of clause (iv)."

     2. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Amendment No. 3 has been signed to be effective as of the close of business on this 30th day of September, 1998, by authorized representatives of each of the Company and the Rights Agent.

                                   INAMED CORPORATION


                                   By: /s/ Ilan K. Reich
                                        Ilan K. Reich
                                        Executive Vice President

                                   U.S. STOCK TRANSFER
CORPORATION

                                   By: /s/ William Garza
                                        William Garza
                                        Assistant Vice President


    1. As used in this notice, the term "breast implants" includes any breast implant device containing or consisting of saline, silicone, silicone gel, or an elastomer made of silicone, including implants designed for temporary implantation in the breast (i.e., tissue expanders). Implant brands covered by this notice include all brands listed in the attached Exhibit 1.
    2.  The Released Parties are listed in the attached Exhibit 2.